PROSPECTUS SUPPLEMENT                           Filed pursuant to Rule 424(b)(5)
(To Prospectus dated May 26, 1998)              Registration No. 333-51151

                                  $892,260,200
                                 (APPROXIMATE)
                       GE CAPITAL MORTGAGE SERVICES, INC.
                             (SELLER AND SERVICER)
          REMIC MULTI-CLASS PASS-THROUGH CERTIFICATES, SERIES 1998-13.
     Principal and interest payable monthly, beginning September 25, 1998.

                            ------------------------

    The REMIC Multi-Class Pass-Through Certificates, Series 1998-13 (the 'Certificates') will evidence beneficial ownership interests in a trust fund (the 'Trust Fund'). The assets of the Trust Fund will consist primarily of a pool (the 'Mortgage Pool') of conventional, fixed-rate, first-lien, fully-amortizing, one- to four-family residential mortgage loans (the 'Mortgage Loans') having original terms to maturity of 20 to 30 years and sold by GE Capital Mortgage Services, Inc. (the 'Company'). See 'Description of the Mortgage Pool and the Mortgaged Properties' herein.

                                                  (Cover continued on next page)

                            ------------------------

 NEITHER THESE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR
          GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR  THE ACCOMPANYING
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                             CLASS
                                          CERTIFICATE     CERTIFICATE
                                           PRINCIPAL       INTEREST
                                          BALANCE (1)        RATE
Class A1...............................   $ 51,008,000        6.75%
Class A2...............................     29,552,000        6.75
Class A3...............................    110,000,000        6.75
Class A4...............................    100,000,000        6.75
Class A5...............................     21,901,000        6.75
Class A6...............................     40,997,000        6.25
Class A7...............................     20,000,000        6.25
Class A8...............................     30,000,000        6.25
Class A9...............................     32,615,223        6.25
Class A10..............................     35,317,777          (4)
Class A11..............................       (3)               (4)
Class A12..............................     64,958,597          (4)
Class A13..............................     16,841,118          (4)
Class A14..............................     57,922,000        6.75
Class A15..............................     75,604,991          (4)
Class A16..............................     11,513,000          (4)

                                             CLASS
                                          CERTIFICATE     CERTIFICATE
                                           PRINCIPAL       INTEREST
                                          BALANCE (1)        RATE
Class A17..............................   $  4,715,570          (4)
Class A18..............................      3,372,724          (4)
Class A19..............................     19,134,000        6.75(2)
Class A20..............................     36,642,750          (4)
Class A21..............................     12,214,250          (4)
Class A22..............................     27,794,118          (4)
Class A23..............................      7,205,882          (4)
Class A24..............................     38,395,000        6.75
Class A25..............................     12,453,750          (4)
Class A26..............................      4,151,250          (4)
Class R................................            100        6.75
Class RL...............................            100        6.75
Class M................................     16,680,000        6.75
Class B1...............................      7,213,000        6.75
Class B2...............................      4,057,000        6.75

(1) Approximate, subject to adjustment as described herein.
(2) The amount of interest accruing on the Class A19 Certificates will not be distributable on such Certificates through the Class A19 Accretion Termination Date (as defined herein) but will instead be added to the Class Certificate Principal Balance thereof, except as described herein.
(3) The Class A11 Certificates will be interest-only Certificates. Interest will accrue on the Class A11 Certificates on the aggregate Notional Principal Balance (as defined herein) thereof (initially, approximately $35,317,777, subject to adjustment as described herein).
(4) The Class A10, Class A11, Class A12, Class A13, Class A15, Class A16, Class A17, Class A18, Class A20, Class A21, Class A22, Class A23, Class A25 and Class A26 Certificates will accrue interest during the initial Interest Accrual Period (as defined herein) at the respective rates set forth below, and each such Certificate will accrue interest during each subsequent Interest Accrual Period at the respective rates determined as set forth below.

                                                                                         FORMULA FOR
                   INITIAL             MAXIMUM             MINIMUM                 CALCULATING CERTIFICATE
  CLASS         INTEREST RATE       INTEREST RATE       INTEREST RATE                   INTEREST RATE
----------      -------------       -------------       -------------       --------------------------------------
A10.......          5.956250%            8.500000%           0.30%                      LIBOR + 0.300%
A11.......          2.543750             8.200000            0.00                     8.200000% - LIBOR
A12.......          6.056250             8.500000            0.40                       LIBOR + 0.400%
A13.......          9.425892            31.242857            0.00              31.242857% - (3.857143 x LIBOR)
A15.......          6.156250             8.500000            0.50                       LIBOR + 0.500%
A16.......          9.040178            30.857143            0.00              30.857143% - (3.857143 x LIBOR)
A17.......          8.890105            46.311244            0.00              46.311244% - (6.615892 x LIBOR)
A18.......          9.250000             9.250000            0.00                74.000000% - (9.250 x LIBOR)
A20.......          6.456250             9.000000            0.80                       LIBOR + 0.800%
A21.......          7.631250            24.600000            0.00                24.600000% - (3.000 x LIBOR)
A22.......          6.406250             8.500000            0.75                       LIBOR + 0.750%
A23.......          8.075894            29.892859            0.00              29.892859% - (3.857143 x LIBOR)
A25.......          6.456250             9.000000            0.80                       LIBOR + 0.800%
A26.......          7.631250            24.600000            0.00                24.600000% - (3.000 x LIBOR)

                            --------------------------

    As described further herein, the Class M, Class B1 and Class B2 Certificates may not be acquired by ERISA Plans (as defined herein). The Class R and Class RL Certificates (together, the 'Residual Certificates') may not be purchased by or transferred to (i) a Disqualified Organization or Book-Entry Nominee (as defined in the accompanying Prospectus), (ii) except under limited circumstances, a person who is not a U.S. Person (as defined in the accompanying Prospectus),
(iii) an ERISA Plan or (iv) any person or entity who the transferor has reason to believe intends to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect thereto. See 'ERISA Considerations' and 'Description of the Certificates--Restrictions on Transfer of the Residual Certificates' herein.

    There is currently no secondary market for the Certificates offered hereby. PaineWebber Incorporated (the 'Underwriter' or 'PaineWebber') has indicated its intention to make a market in the respective Certificates offered hereby but is not obligated to do so. There can be no assurance that such a secondary market for such Certificates will develop or, if it does develop, that it will continue. See 'Summary of Terms--Liquidity Considerations' herein.

    As described herein, the Certificates offered hereby will be purchased by the Underwriter from the Company, and are being offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Certificates offered hereby will be approximately 99.501861% of the aggregate initial Class Certificate Principal Balance of the Certificates offered hereby, plus accrued interest thereon from the Cut-off Date, before deducting expenses payable by the Company. See 'Plan of Distribution' herein.

    The Certificates offered hereby are offered when, as and if issued, delivered to and accepted by the Underwriter, subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. It is expected that delivery of the Certificates offered hereby (other than the Residual Certificates) will be made through the book-entry facilities of The Depository Trust Company, and that delivery of the Residual Certificates in definitive, fully-registered form will be made at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, in each case, on or about August 27, 1998.

                            ------------------------

                            PAINEWEBBER INCORPORATED

                            ------------------------

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS AUGUST 24, 1998.

    For federal income tax purposes, the Trust Fund will consist of two 'real estate mortgage investment conduits' (each a 'REMIC' or the 'Lower-Tier REMIC' and the 'Upper-Tier REMIC,' as the case may be). All Classes of Certificates other than the Class R and Class RL Certificates will be designated as regular interests in the Upper-Tier REMIC. The Class R and Class RL Certificates will be designated as the residual interests in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. Prospective investors are cautioned that the Class R and Class RL Certificateholders' REMIC taxable income and the tax liability thereon may exceed cash distributions to such holders during certain periods, in which event such holders must have sufficient alternative sources of funds to pay such tax liability. See 'Summary of Terms--Certain Federal Income Tax Consequences' and 'Certain Federal Income Tax Consequences' herein and 'Certain Federal Income Tax Consequences' in the Prospectus.

                            ------------------------

    THE CERTIFICATES OFFERED HEREBY CONSTITUTE A PART OF A SERIES OF PASS-THROUGH CERTIFICATES BEING OFFERED BY THE COMPANY FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED MAY 26, 1998 OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined have the meanings assigned in the Prospectus.

SECURITIES OFFERED........ REMIC Multi-Class Pass-Through Certificates, Series
                           1998-13 (the 'Certificates'), in the Classes and
                            aggregate original Certificate Principal Balances,
                            subject to adjustment as described herein (each, a
                            'Class Certificate Principal Balance'), set forth on
                            the cover hereof. The aggregate original Certificate
                            Principal Balance of the Certificates will be
                            approximately $901,613,270, subject to a permitted
                            variance such that the aggregate original
                            Certificate Principal Balance will not be less than
                            $855,000,000 or greater than $945,000,000.

                           The Certificates will consist of twenty-nine classes
                            (each, a 'Class') of senior certificates (the 'Class
                            A1, Class A2, and so on in consecutive numerical sub-designation through Class A26, Class PO, Class R and Class RL Certificates,' and collectively, the 'Senior Certificates') and six classes of subordinated certificates (the 'Class M, Class B1,
                            Class B2, Class B3, Class B4 and Class B5
                            Certificates,' and collectively, the 'Junior
                            Certificates'). The Junior Certificates are subordinate in right of distribution to the Senior
                            Certificates to the extent described herein. The initial aggregate Certificate Principal Balance of the Junior Certificates will equal approximately
                            4.00% of the initial aggregate Certificate Principal
                            Balance of all of the Certificates.

                           The Class M Certificates are subordinate to the
                            Senior Certificates to the extent described herein.
                            The Class B1, Class B2, Class B3, Class B4 and Class
                            B5 Certificates (collectively, the 'Class B
                            Certificates') are subordinate to the Senior
                            Certificates and the Class M Certificates, and each Class of Class B Certificates is subordinate to the Class or Classes of Class B Certificates having a lower numerical designation (i.e., the Class B5
                            Certificates are subordinate to the Class B4
                            Certificates, the Class B4 Certificates are subordinate to the Class B3 Certificates, and so on) to the extent described herein. The initial aggregate Certificate Principal Balance of the Class
                            B3, Class B4 and Class B5 Certificates will equal approximately 0.90% of the initial aggregate
                            Certificate Principal Balance of all of the Certificates and approximately 22.50% of the initial aggregate Certificate Principal Balance of all of the Junior Certificates.

                           The Class PO, Class B3, Class B4 and Class B5
                            Certificates are not offered hereby. The Class PO
                            Certificates will not bear interest. The Company will initially retain and may subsequently transfer the Class PO Certificates.

                           The Class A11 Certificates will not have a Class
                            Certificate Principal Balance and will bear interest at the rate described herein.

                           The Classes of Certificates offered hereby, other
                            than the Residual Certificates (as defined below), will each be registered as a single certificate held by a nominee of The Depository Trust Company (the
                            'Depository'), and beneficial interests therein will be held by investors through the book-entry facilities of the Depository, as described herein, in minimum denominations in Certificate Principal
                            Balance or Notional Principal Balance, as the case may be, of $25,000 (in the case of each Class of Senior Certificates other than the Class A11, Class
                            R and Class

                            RL Certificates), $417,000 (in the case of the Class
                            A11 Certificates) or $100,000 (in the case of the Class M, Class B1 and Class B2 Certificates), and, in each case, in integral multiples of $1,000 in excess thereof. The Class R and Class RL
                            Certificates (together, the 'Residual Certificates') will be issued in certificated form as a single
                            Certificate per Class representing the entire Class
                            Certificate Principal Balance thereof.

SELLER AND SERVICER....... GE Capital Mortgage Services, Inc., a New Jersey
                            corporation (the 'Company'). See 'GE Capital
                            Mortgage Services, Inc.' and 'The Pooling and
                            Servicing Agreement--Servicing Arrangement with
                            Respect to the Mortgage Loans' herein.

TRUSTEE................... State Street Bank and Trust Company, a Massachusetts
                            banking corporation (the 'Trustee'). See 'The
                            Pooling and Servicing Agreement--Trustee' herein.

CUT-OFF DATE.............. August 1, 1998.

CLOSING DATE.............. On or about August 27, 1998.

MORTGAGE POOL............. The Certificates will represent the entire beneficial ownership interest in a trust fund (the 'Trust
                            Fund'). The assets of the Trust Fund will consist
                            primarily of a pool (the 'Mortgage Pool') of
                            fixed-rate, fully-amortizing, conventional Mortgage
                            Loans secured by first liens on one-to four-family
                            residential properties (the 'Mortgaged Properties').
                            The Mortgage Loans (as defined herein) will have
                            original terms to maturity of 20 to 30 years. The
                            Mortgage Loans will have an aggregate Scheduled
                            Principal Balance (as defined herein) as of the
                            Cut-off Date, after deducting payments of principal
                            due on or before such date, of approximately
                            $901,613,270, subject to the variance described
                            herein. See 'Description of the Mortgage Pool and
                            the Mortgaged Properties' herein.

DOUBLE REMIC STRUCTURE.... Two separate REMIC elections will be made with respect to the assets underlying the Certificates.
                            The Certificates, other than the Class RL
                            Certificates, will represent interests in an
                            'Upper-Tier REMIC,' the assets of which will consist
                            of all the 'regular interests' in a Lower-Tier
                            REMIC. The 'Lower-Tier REMIC' will consist of the
                            Mortgage Loans and the related assets described
                            herein. The Certificates other than the Class R and
                            Class RL Certificates will be designated as 'regular
                            interests,' and the Class R Certificates will be
                            designated as the 'residual interest' in the
                            Upper-Tier REMIC. The Class RL Certificates will be
                            designated as the 'residual interest' in the Lower-
                            Tier REMIC. See 'Certain Federal Income Tax
                            Consequences' herein.

DESCRIPTION OF THE
  CERTIFICATES............ The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the
                            Cut-off Date (the 'Agreement'), between the Company
                            and the Trustee. To the extent funds are available
                            therefor in the Certificate Account, distributions
                            on the Certificates will be made on the 25th day of
                            each month or, if such 25th day is not a business
                            day, on the succeeding business day (each, a
                            'Distribution Date'), commencing in September 1998,
                            to holders of record on the close of business on the
                            last business day of the month preceding the month
                            of such Distribution Date (the 'Record Date').


DISTRIBUTIONS ON THE
  CERTIFICATES............ General. On each Distribution Date, (i) the Senior
                            Certificates will be entitled to receive all amounts
                            distributable to them for such Distribution Date
                            before any distributions are made to the Junior
                            Certificates on such date and (ii) the Junior
                            Certificates of each Class will be entitled to
                            receive all amounts distributable to them for such
                            Distribution Date before any distributions are made
                            on such date on any Class of Junior Certificates
                            subordinate thereto. The Available Funds (as defined
                            herein) for such Distribution Date will be allocated
                            first, to pay interest due the holders of the Senior
                            Certificates and then to reduce the Class
                            Certificate Principal Balances of the Senior
                            Certificates; second, to pay the Class PO Deferred
                            Amount (as defined herein) for such Distribution
                            Date to holders of the Class PO Certificates, but
                            only from amounts that would otherwise be
                            distributable on such Distribution Date as principal
                            on the Junior Certificates; and third, to pay
                            interest and principal due the holders of the Junior
                            Certificates in order of priority among the Classes
                            thereof. The Available Funds will be allocated among
                            the Classes of Certificates offered hereby in the
                            manner set forth in 'Description of the
                            Certificates--Distributions on the
                            Certificates--Allocation of Available Funds' herein.
                            No distribution of interest or principal will be
                            made on any Class of Junior Certificates on any
                            Distribution Date until all distributions of
                            interest and principal have been made on such date
                            on each Class of Certificates having a higher
                            priority and the Class PO Deferred Amount for such
                            Distribution Date has, subject to the limitation
                            described above, been paid.

                           Interest. Interest will accrue on each Class of
                            Certificates offered hereby, other than the Class
                            A10, Class A11, Class A12, Class A13, Class A15,
                            Class A16, Class A17, Class A18, Class A20, Class
                            A21, Class A22, Class A23, Class A25 and Class A26
                            Certificates, at the respective fixed Certificate
                            Interest Rates set forth on the cover hereof during each applicable Interest Accrual Period (as defined herein). Interest will accrue on the Class A10, Class A11, Class A12, Class A13, Class A15, Class
                            A16, Class A17, Class A18, Class A20, Class A21,
                            Class A22, Class A23, Class A25 and Class A26
                            Certificates (together, the 'LIBOR Certificates') at the applicable floating Certificate Interest Rates described on the cover hereof during each applicable
                            Interest Accrual Period.

                           On each Distribution Date through the Class A19
                            Accretion Termination Date (as defined herein), the
                            Accrued Certificate Interest on the Class A19
                            Certificates for such Distribution Date will not be distributed on such Certificates but will instead be added to the Class Certificate Principal Balance of such Class, except as described herein. On each Distribution Date after the Class A19 Accretion
                            Termination Date (and, in certain circumstances, on such date), interest on the Class A19 Certificates will be distributed on such Certificates and will not be added to the Class Certificate Principal
                            Balance thereof.

                           On each Distribution Date, interest will be
                            distributable on each Class of Certificates offered hereby (other than the Class A19 Certificates through the Class A19 Accretion Termination Date, except as described herein) from the Available Funds for such Distribution Date in an aggregate amount equal to the Accrued Certificate Interest for such


                            Class on such Distribution Date, plus any Accrued
                            Certificate Interest thereon remaining undistributed from previous Distribution Dates.

                           The 'Interest Accrual Period' for each Class of
                            Certificates other than the LIBOR Certificates will be the one-month period ending on the last day of the month preceding the month in which a Distribution Date occurs. For the LIBOR
                            Certificates, the 'Interest Accrual Period' will be the one-month period commencing on the 25th day of the month preceding the month in which a Distribution Date occurs and ending on the 24th day of the month of such Distribution Date.

                           The 'Accrued Certificate Interest' for any
                            Certificate (other than the Class PO Certificates) for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Certificate Principal Balance (or, in the case of a Class A11 Certificate, the Notional Principal
                            Balance) of such Certificate immediately prior to such Distribution Date, less such Certificate's share of any Net Interest Shortfall, the interest portion of any Excess Losses allocable to Certificateholders through the Cross-Over Date and, after the Cross-Over Date, the interest portion of any Realized Losses (as each such term is defined herein) allocable to Certificateholders.

                           The shortfall or losses described in the preceding
                            paragraph will be allocated among the Certificates
                            (other than the Class PO Certificates) in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfall or losses, and will be allocated without regard to the relative priority of the Certificates. Interest will be calculated on the Certificates on the basis of a 360-day year consisting of twelve 30-day months.

                           Excess Losses consist of all Bankruptcy Losses, Fraud
                            Losses and Special Hazard Losses (each a type of
                            Realized Loss) occurring after the Bankruptcy
                            Coverage Termination Date, the Fraud Coverage
                            Termination Date and the Special Hazard Termination
                            Date, respectively, as more fully described herein.

                           The aggregate 'Notional Principal Balance' of the
                            Class A11 Certificates as of any Distribution Date will equal the Class Certificate Principal Balance of the Class A10 Certificates as of such date.

                           Principal. Principal will be distributable on the
                            Senior Certificates (other than the Class A11
                            Certificates) on each Distribution Date in an aggregate amount equal to the sum of the Class A19
                            Accrual Amount, the Senior Optimal Principal Amount and the Class PO Principal Distribution Amount (each as defined herein) for such Distribution Date, to the extent of the Available Funds for such Distribution Date remaining after distributions of interest are made on the Senior Certificates (other than the Class PO Certificates) on such date.
                            Subject to such limitations, the Class A19 Accrual
                            Amount, the Senior Optimal Principal Amount and the
                            Class PO Principal Distribution Amount will be allocated among the Senior Certificates in the manner described herein.

                           The Class A22, Class A23, Class A24, Class A25 and
                            Class A26 Certificates will not receive any distributions in respect of principal (including scheduled payments, prepayments and other unscheduled recoveries of principal) during the first five years after the Cut-off Date, except as otherwise described herein on or following the earlier of the Group I Final Distribution Date
                            (as defined herein) or the Cross-Over Date.

                           Principal will be distributable on each Class of
                            Junior Certificates on each Distribution Date in an aggregate amount equal to such Class's Allocable
                            Share (as defined herein) for such Distribution Date to the extent of the Available Funds remaining after
                            (i) distributions of interest and principal have been made on each Senior Certificate entitled thereto, (ii) the Class PO Deferred Amount for such
                            Distribution Date has, subject to the limitations described herein, been distributed in respect of the Class PO Certificates, (iii) distributions of interest and principal have been made on each Class of Junior Certificates, if any, ranking prior to such Class of Junior Certificates and (iv) distributions of interest have been made on such Class of Junior Certificates. Distributions of principal of a Class of Certificates will be made on a pro rata basis among all outstanding Certificates of such Class. See 'Description of the Certificates--Distributions on the Certificates' herein.

                           The Class A6, Class A7, Class A8, Class A9, Class A10
                            and Class A14 Certificates are planned amortization class Certificates (together, the 'PAC
                            Certificates'). The Class A16 Certificates are scheduled amortization class Certificates (the
                            'Scheduled Certificates'). The Class A19
                            Certificates support the principal payment stability of the PAC Certificates, the Scheduled Certificates and the Class A12, Class A13, Class A14, Class A15,
                            Class A16, Class A17 and Class A18 Certificates
                            (together, the 'Aggregate TAC Segment
                            Certificates'). See 'Yield and Weighted Average Life
                            Considerations--Weighted Average Lives of the
                            Certificates--PAC Certificates,' '--Scheduled
                            Certificates,' '--Aggregate TAC Segment
                            Certificates' and '-- Support Certificates' herein.

                           Principal distributions on the PAC Certificates, the
                            Scheduled Certificates and the Aggregate TAC Segment
                            Certificates will be made by reference to principal balance schedules, as described herein. See
                            'Description of the Certificates--Distributions on the Certificates' herein.

                           The principal portion of any Excess Losses will be
                            allocated pro rata among all the outstanding
                            Certificates entitled to principal distributions, as described herein.

                           Class PO Deferred Amount. On each Distribution Date,
                            the PO Percentage (as defined herein) of the
                            principal portion of any Realized Loss (other than a
                            Debt Service Reduction) in respect of a Discount
                            Mortgage Loan (as defined herein) will be allocated
                            to the Class PO Certificates. See 'Description of
                            the Certificates--Allocation of Realized Losses on
                            the Certificates.' On each Distribution Date through
                            the date on which the Class Certificate Principal
                            Balances of the Junior Certificates have been
                            reduced to zero (the 'Cross-Over Date'), the Class
                            PO Certificates will be entitled to receive, to the
                            extent of Available Funds remaining after
                            distributions of interest and principal on the
                            Senior Certificates have been made on such
                            Distribution Date, any Class PO Deferred Amount for
                            such Distribution Date, provided, however, that
                            distributions in respect of the Class PO Deferred
                            Amount on any Distribution Date will not exceed the
                            Junior Optimal Principal
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                                      S-7
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                            Amount for such date. Distributions in respect of
                            the Class PO Deferred Amount will not reduce the
                            Class Certificate Principal Balance of the Class PO
                            Certificates. The 'Class PO Deferred Amount' means,
                            as to each Distribution Date through the Cross-Over
                            Date, the aggregate of all amounts allocable on such
                            date to the Class PO Certificates in respect of the
                            principal portion of Realized Losses (other than
                            Excess Losses) in respect of the Discount Mortgage
                            Loans and all amounts previously allocated in
                            respect of such losses to the Class PO Certificates
                            and not distributed thereto on prior Distribution
                            Dates.
ADDITIONAL RIGHTS OF THE
  RESIDUAL
  CERTIFICATEHOLDERS ..... In addition to distributions of principal and interest, (a) the holders of the Residual
                            Certificates will be entitled to receive certain
                            amounts, if any, remaining in the related REMIC
                            after distributions of interest and principal are
                            made on the Certificates. Such amounts are not
                            expected to be material. See 'Description of the
                            Certificates--Additional Rights of the Residual
                            Certificateholders' herein.

ADVANCES.................. The Company will be obligated to advance delinquent installments of principal and interest (net of the
                            related Servicing Fees) on the Mortgage Loans
                            included in the Mortgage Pool under certain
                            circumstances. See 'The Pooling and Servicing
                            Agreement-- Advances' herein.

SUBORDINATION............. The rights of the holders of each Class of Junior
                            Certificates to receive distributions with respect
                            to the Mortgage Loans will be subordinate to such
                            rights of the holders of the Senior Certificates and
                            of each prior-ranking Class of Junior Certificates.
                            The subordination of the Junior Certificates
                            relative to the Senior Certificates is intended to
                            enhance the likelihood of regular receipt by the
                            holders of the Senior Certificates of the full
                            amount of the monthly distributions allocable to
                            them, and to afford such holders protection against
                            losses resulting from the liquidation of Mortgage
                            Loans and certain losses resulting from the
                            bankruptcy of a related borrower (the 'Mortgagor').
                            The subordination of each Class of Junior
                            Certificates (other than the Class M Certificates)
                            relative to each Class of Junior Certificates having
                            a higher ranking is intended to confer a similar
                            benefit on such higher ranking Classes of Junior
                            Certificates. However, the degree of protection
                            afforded any Class of Junior Certificates by such
                            subordination, relative to delinquencies and losses
                            that might occur on the Mortgage Pool, is less than
                            the protection afforded to the Senior Certificates
                            by virtue of the subordination of the Junior
                            Certificates.

                           As of the date of the initial issuance of the
                            Certificates, the aggregate Certificate Principal
                            Balance of the Junior Certificates will equal approximately 4.00% of the aggregate Certificate
                            Principal Balance of all the Certificates. As of such date, the aggregate Certificate Principal
                            Balance of the Class B3, Class B4 and Class B5
                            Certificates, all of which are subordinate in right of distribution to the Certificates offered hereby, will equal approximately 0.90% of the initial aggregate Certificate Principal Balance of all of the Certificates and approximately 22.50% of the initial aggregate Certificate Principal Balance of all of the Junior Certificates.

                           The protection afforded to the holders of Senior
                            Certificates by means of the subordination feature described above will be accomplished (i) by the preferential right of such holders to receive, prior to any distribution

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                            being made on a Distribution Date in respect of the
                            Junior Certificates, the amounts due them on each
                            Distribution Date out of the Available Funds and, if
                            necessary, by the right of such holders to receive
                            future distributions with respect to the Mortgage
                            Loans that would otherwise have been payable to the
                            holders of the Junior Certificates and (ii) by the
                            allocation of the applicable Non-PO Percentage (as
                            defined herein) of the principal portion of any
                            Realized Loss (except as provided herein) with
                            respect to a Mortgage Loan to the Junior
                            Certificates, subject to the pro rata allocation of
                            any Excess Loss as described herein, before such
                            loss is allocated to the Senior Certificates
                            entitled to principal distributions (other than the
                            Class PO Certificates). See 'Description of the
                            Certificates--Subordination--Priority of Senior
                            Certificates' herein.

                           In addition, in order to extend the period during
                            which the Junior Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of the applicable Non-PO Percentage
                            (as defined herein) of any principal prepayments and certain other unscheduled recoveries of principal with respect to the Mortgage Loans will be allocated to the outstanding Senior Certificates (other than the Class A11 and Class PO Certificates and, to the extent described herein, the Class A22, Class A23, Class A24, Class A25 and Class A26 Certificates) during the first five years after the Cut-off Date
                            (with such allocation being subject to reduction thereafter as described herein). This allocation has the effect of accelerating the amortization of such Senior Certificates as a whole while, in the absence of losses in respect of the Mortgage Loans, increasing the percentage interest in the principal balance of the Mortgage Loans evidenced by the Junior Certificates. See 'Description of the
                            Certificates--Subordination' and '--Distributions on the Certificates--Principal' herein.

                           On each Distribution Date, the holders of any
                            particular Class of Junior Certificates, other than
                            the Class B5 Certificates, will have a preferential
                            right to receive the amounts due them on such
                            Distribution Date out of Available Funds, prior to
                            any distribution being made on such date on any
                            Class of Certificates ranking junior to such Class.
                            In addition, except as described herein, the
                            applicable Non-PO Percentage of the principal
                            portion of any Realized Loss with respect to a
                            Mortgage Loan will be allocated in reduction of the
                            Class Certificate Principal Balances of the Junior
                            Certificates in inverse order of priority of such
                            Certificates, and the applicable PO Percentage (as
                            defined herein) of any such loss will be similarly
                            allocated, through the operation of the Class PO
                            Deferred Payment Writedown Amount (as defined
                            herein), to the extent distributions are made in
                            respect of the Class PO Deferred Amount. In order to
                            maintain the relative levels of subordination among
                            the Junior Certificates, prepayments and certain
                            other unscheduled recoveries of principal in respect
                            of the Mortgage Loans (which will not be
                            distributable to the Junior Certificates for at
                            least the first five years, except as otherwise
                            described herein on or following the Senior Final
                            Distribution Date (as defined herein)) will not be
                            distributable to the holders of any Class of Class B
                            Certificates on any Distribution Date for which the
                            related Class Prepayment Distribution Trigger (as
                            defined herein) is not satisfied, except as
                            described herein. See 'Description of the
                            Certificates--Distributions on the Certificates'
                            herein.
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PAYMENT ENTITLEMENT AMONG
  THE SENIOR
  CERTIFICATES............ The entire amount of the applicable Non-PO Percentage of any payments of principal (including scheduled
                            payments, prepayments and other unscheduled
                            recoveries of principal) with respect to the
                            Mortgage Loans allocable to the Senior Certificates
                            (other than the Class A11 and Class PO Certificates)
                            will be allocated to each such Senior Certificate
                            except the Class A22, Class A23, Class A24, Class
                            A25 and Class A26 Certificates (together, the 'Group
                            I Senior Certificates') during the first five years
                            after the Cut-off Date (with such allocation being
                            subject to reduction thereafter as described
                            herein), except as otherwise described herein on or
                            following the Group I Final Distribution Date. This
                            allocation prior to the Group I Final Distribution
                            Date has the effect of accelerating the amortization
                            of the Group I Senior Certificates while increasing
                            the percentage interest in the principal balance of
                            the Mortgage Loans evidenced by the Class A22, Class
                            A23, Class A24, Class A25 and Class A26 Certificates
                            (together, the 'Group II Senior Certificates').
                            Notwithstanding the foregoing, all distributions of
                            principal on the outstanding Senior Certificates
                            other than the Class A11 and Class PO Certificates
                            will be made pro rata among such Certificates on
                            each Distribution Date after the Cross-Over Date.
                            See 'Description of the Certificates--Distributions
                            on the Certificates-- Principal' herein.

PREPAYMENT AND YIELD
  CONSIDERATIONS.......... The rate of principal distributions on the
                            Certificates, the aggregate amount of each interest
                            distribution on the Certificates and the yield to
                            maturity of the Certificates are related to the rate
                            of principal payments on or in respect of the
                            Mortgage Loans. Mortgage principal payments may be
                            in the form of scheduled principal payments,
                            voluntary prepayments by the mortgagors (such as,
                            for example, prepayments in full due to
                            refinancings, including refinancings made by the
                            Company in the ordinary course of conducting its
                            mortgage banking business, some of which
                            refinancings may be solicited by the Company, or
                            prepayments in connection with biweekly payment
                            programs, participation in which may be solicited by
                            the Company) and prepayments resulting from default,
                            foreclosure, casualty, condemnation and similar
                            events and certain repurchases by the Company of the
                            Mortgage Loans under the circumstances described
                            herein. See 'Yield, Maturity and Weighted Average
                            Life Considerations' in the Prospectus. Mortgagors
                            are permitted to prepay the Mortgage Loans, in whole
                            or in part, at any time without penalty. Mortgage
                            prepayment rates are likely to fluctuate
                            significantly. In general, when prevailing mortgage
                            interest rates decline significantly below the
                            interest rates on the Mortgage Loans, the prepayment
                            rate on such Mortgage Loans is likely to increase,
                            and when prevailing mortgage interest rates rise
                            significantly above the interest rates on the
                            Mortgage Loans, the prepayment rate on such Mortgage
                            Loans is likely to decrease, although other
                            economic, geographic and social factors also may
                            influence the prepayment rate. See 'Yield and
                            Weighted Average Life Considerations--Prepayments.'

                            The entire amount of the applicable Non-PO
                            Percentage of any principal prepayments and certain other unscheduled recoveries of principal with respect to a Mortgage Loan will be allocated solely to the outstanding Senior Certificates (other than the Class A11 and Class PO Certificates) during the first five years after the Cut-off Date (with such allocation

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                            being subject to reduction thereafter as described
                            herein). Among such Senior Certificates, any such
                            amounts allocable to the outstanding Senior
                            Certificates will be allocated to the outstanding
                            Group I Senior Certificates during the first five
                            years after the Cut-off Date (except as otherwise
                            provided herein on or after the Group I Final
                            Distribution Date), with such allocation being
                            subject to reduction thereafter as described herein.
                            Notwithstanding the foregoing, all distributions of
                            principal will be made pro rata among all of the
                            outstanding Senior Certificates (other than the
                            Class A11 and Class PO Certificates) on each
                            Distribution Date after the Cross-Over Date. The
                            entire amount of the applicable PO Percentage of any
                            prepayment or unscheduled recovery of principal with
                            respect to a Mortgage Loan will be allocated solely
                            to the Class PO Certificates, so long as such Class
                            is outstanding. See 'Description of the
                            Certificates--Distributions on the
                            Certificates--Principal' herein.

                           Voluntary prepayments in full of principal on the
                            Mortgage Loans received from the sixteenth day (or, in the case of the month of the Cut-off Date, from the Cut-off Date) through the last day of each month, and any voluntary partial prepayments of principal on the Mortgage Loans in each month, will reduce the amount of interest (or the Class A19
                            Accrual Amount) available for distribution to Certificateholders (or added to the Class
                            Certificate Principal Balance of the Class A19
                            Certificates) in the following month from the amount which would have been available in the absence of such prepayments. Any shortfalls in interest as a result of such early receipt of principal, to the extent not offset by a Compensating Interest Payment
                            (as defined herein), generally will produce a lower yield on the Certificates than would otherwise be the case, although such early receipt of principal by holders of Classes of Certificates purchased at a discount may offset the yield reduction for such Classes. The interest (or the Class A19 Accrual
                            Amount) distributable on the Certificates offered hereby entitled to interest distributions (or added to principal) will also be reduced by such Certificates' share of the interest portion of any Excess Losses allocable to Certificateholders through the Cross-Over Date and the entire amount of the interest portion of all Realized Losses allocable to Certificateholders after the Cross-Over
                            Date.

                           The yields to investors will be sensitive, in varying
                            degrees, to the rate and timing of Mortgage Loan
                            prepayments (including unscheduled recoveries of
                            principal). The extent to which the yield to
                            maturity of a Certificate is sensitive to
                            prepayments and other unscheduled receipts of
                            principal will depend upon the degree to which it is
                            purchased at a discount or premium. In the case of
                            Certificates purchased at a premium, and especially
                            in the case of the Class A11 Certificates, faster
                            than anticipated rates of principal prepayments on
                            the Mortgage Loans could result in actual yields to
                            such investors that are lower than the anticipated
                            yields and could result in a reduction in the
                            weighted average lives of such Certificates. In the
                            case of Certificates purchased at a discount, slower
                            than anticipated rates of principal prepayments on
                            the Mortgage Loans (or, in the case of the Class PO
                            Certificates, the Discount Mortgage Loans) could
                            result in actual yields to investors that are lower
                            than the anticipated yields and could result in an
                            extension of the weighted average lives of such
                            Certificates. Investors in the Class A11
                            Certificates should also consider the risk that
                            rapid rates of
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                            principal prepayments could result in the failure of
                            such investors to fully recover their investments.

                           Low levels of LIBOR will reduce the yields on the
                            Class A10, Class A12, Class A15, Class A20, Class
                            A22 and Class A25 Certificates. Conversely, because the interest rates on the Class A11, Class A13, Class A16, Class A17, Class A18, Class A21, Class
                            A23 and Class A26 Certificates (together, the
                            'Inverse Floating Rate Certificates') can fall as low as 0.0% (which will occur whenever LIBOR equals or exceeds 8.20% in the case of the Class A11, Class
                            A21 and Class A26 Certicates, 8.10% in the case of the Class A13 Certificates, 8.00% in the case of the Class A16 and Class A18 Certificates, 7.00% in the case of the Class A17 Certificates and 7.75% in the case of the Class A23 Certificates for the relevant
                            Interest Accrual Period, other than the first such period), high levels of LIBOR will have a material negative effect on the yields on the Inverse
                            Floating Rate Certificates. See 'Yield and Weighted
                            Average Life Considerations--Sensitivity of the
                            LIBOR Certificates' herein.

                           Rapid rates of prepayments on the Mortgage Loans are
                            likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor in the Certificates may be able to reinvest amounts received as payments on the investor's Certificates may be lower than the yield on such Certificates. Conversely, slow rates of prepayments on the Mortgage Loans are likely to coincide with periods of high prevailing interest rates. During such periods, the amount of payments available to an investor for reinvestment at such high rates may be relatively low.

                           The Certificates offered hereby were structured on
                            the basis of, among other things, a prepayment assumption of 275% of the Prepayment Assumption (as defined herein) and corresponding weighted average lives as described herein. The weighted average lives of the Certificates offered hereby at 275% of the Prepayment Assumption, based on the assumptions described under 'Yield and Weighted Average Life
                            Considerations--Weighted Average Lives of the
                            Certificates--Tables of Class Certificate Principal
                            Balances' herein, are set forth in the tables that appear under such heading. The Mortgage Loans are not likely to prepay at a constant rate of 275% of the Prepayment Assumption or at any other constant rate, and the actual weighted average lives of the Certificates are likely to differ from those shown in such tables.

                           The yields on the Class M, Class B1 and Class B2
                            Certificates will be sensitive, in varying degrees,
                            to the liquidation of and any subsequent loss
                            experience on the Mortgage Loans and to the timing
                            of any such losses. Among the Junior Certificates
                            offered hereby, such yield sensitivity will
                            generally be greatest among the Class B2
                            Certificates relative to the Class M and Class B1
                            Certificates, greater among the Class B1
                            Certificates than the Class M Certificates and
                            greater among the Class M Certificates than the
                            Senior Certificates. See 'Yield and Weighted Average
                            Life Considerations--The Class M, Class B1 and Class
                            B2 Certificates' herein. In addition, (i) the
                            applicable Non-PO Percentage of the principal
                            portion of any Realized Loss (other than a Debt
                            Service Reduction and any Realized Loss that
                            constitutes an Excess Loss, as described below) will
                            be allocated, to the extent
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                            described herein, among the Certificates (other than
                            the Class A11 and Class PO Certificates) in inverse
                            order of priority, beginning with the Class B5
                            Certificates and ending with the Senior Certificates
                            (other than the Class A11 and Class PO Certificates)
                            and (ii) the applicable PO Percentage of any such
                            loss will be allocated, to the extent described
                            herein, among the Junior Certificates in inverse
                            order of priority, through the operation of the
                            Class PO Deferred Payment Writedown Amount. Certain
                            Realized Loss scenarios could result in the failure
                            of investors in the Class M, Class B1 and Class B2
                            Certificates to fully recover their investment.

                           The prepayment, yield, loss and other assumptions to
                            be used for pricing purposes for the Certificates may vary as determined at the time of sale. Each prospective investor is urged to make an investment decision with respect to the Certificates proposed to be purchased by such investor based upon a comparison of the desired yield to the anticipated yield on such Certificates resulting from the price to be paid by such investor for such Certificates and such investor's own determination as to the anticipated rate of prepayments, defaults and losses on the Mortgage Pool.

                           Principal distributions on the PAC Certificates, the
                            Scheduled Certificates and the Aggregate TAC Segment
                            Certificates will be made by reference to principal balance schedules, as described herein.

                           The weighted average lives of all Classes of the
                            Certificates will be affected in part by the prepayment experience of the Mortgage Loans and the resulting allocation of principal payments on the Certificates.

OPTIONAL TERMINATION...... The Company may, at its option, repurchase from the
                            Trust Fund all of the Mortgage Loans underlying the
                            Certificates, and thereby effect the early
                            retirement of the Certificates, on any Distribution
                            Date after the aggregate Scheduled Principal Balance
                            of the Mortgage Loans is less than 10% of the
                            aggregate Scheduled Principal Balance thereof as of
                            the Cut-off Date. If the proceeds realized upon such
                            early retirement are less than the aggregate Class
                            Certificate Principal Balance of all outstanding
                            Certificates plus accrued and unpaid interest
                            thereon, the resulting shortfall will be allocated
                            as described herein. See 'The Pooling and Servicing
                            Agreement--Termination' herein.

FINAL DISTRIBUTION
  DATES................... The rate of distribution of
                            principal of the Certificates will depend on the
                            rate of payment of principal of the Mortgage Loans
                            which, in turn, will depend on the characteristics
                            of the Mortgage Loans, the level of prevailing
                            interest rates and other economic, geographic and
                            social factors. No assurance can be given as to the
                            actual payment experience of the Mortgage Loans.

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES............ The Certificates other than the Class R and Class RL
                            Certificates (the 'Regular Certificates') will be
                            treated as regular interests in the Upper-Tier REMIC
                            and generally will be treated as debt instruments
                            issued by the Upper-Tier REMIC for federal income
                            tax purposes. Certain Classes of the Regular
                            Certificates may be, the Class A11 Certificates will
                            likely be treated as being, and the Class A19
                            Certificates will be, issued with original issue
                            discount. The prepayment assumption that will be
                            used in determining the rate of accrual of any
                            original issue discount on the Regular Certificates
                            for federal income tax purposes (and whether such
                            original issue discount is de minimis), and that may
                            be used by a holder

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                                      S-13
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                            of a Regular Certificate to amortize premium, will
                            be 275% of the Prepayment Assumption. No
                            representation is made that the Mortgage Loans will
                            prepay at such rate or at any other rate. The
                            holders of the Residual Certificates will be subject
                            to special federal income tax rules that may
                            significantly reduce the after-tax yield of such
                            Certificates. Further, significant restrictions
                            apply to the transfer of the Residual Certificates.
                            See 'Description of the Certificates--Restrictions
                            on Transfer of the Residual Certificates' herein.
                            The amount of income reported by a holder of a
                            Junior Certificate may exceed cash distributions as
                            a result of the preferential right of other Classes
                            of Regular Certificates to receive cash
                            distributions in the event of losses or
                            delinquencies on the Mortgage Loans.

                           See 'Certain Federal Income Tax Consequences' herein
                            and 'Certain Federal Income Tax Consequences--REMIC
                            Certificates' in the Prospectus.

LEGAL INVESTMENT.......... The Senior Certificates offered hereby and the Class
                            M Certificates will constitute 'mortgage related
                            securities' for purposes of the Secondary Mortgage
                            Market Enhancement Act of 1984 ('SMMEA'). However,
                            institutions whose investment activities are subject
                            to legal investment laws and regulations or review
                            by certain regulatory authorities may be subject to
                            restrictions on investment in such Certificates. The
                            Class B1 and Class B2 Certificates will not
                            constitute 'mortgage related securities' under
                            SMMEA. The appropriate characterization of the Class
                            B1 and Class B2 Certificates under various legal
                            investment restrictions, and thus the ability of
                            investors subject to these restrictions to purchase
                            Class B1 and Class B2 Certificates, may be subject
                            to significant interpretive uncertainties. All
                            investors whose investment authority is subject to
                            legal restrictions should consult their own legal
                            advisors to determine whether, and to what extent,
                            the Class B1 and Class B2 Certificates will
                            constitute legal investments for them. See 'Legal
                            Investment Matters' herein and in the Prospectus.

ERISA CONSIDERATIONS...... Fiduciaries of employee benefit plans subject to the
                            Employee Retirement Income Security Act of 1974, as
                            amended ('ERISA'), or plans subject to Section 4975
                            of the Internal Revenue Code of 1986 (the 'Code')
                            should carefully review with their legal advisors
                            whether the purchase or holding of the Certificates
                            offered hereby could give rise to a transaction
                            prohibited or not otherwise permissible under ERISA
                            or the Code. The Class M, Class B1 and Class B2
                            Certificates and the Residual Certificates may not
                            be acquired by an ERISA Plan (as defined herein) and
                            transfer thereof is subject to the restrictions
                            described herein. See 'ERISA Considerations' herein.


CERTIFICATE RATINGS....... It is a condition of issuance of the Certificates that the Senior Certificates offered hereby (other
                            than Class A11, Class A13, Class A16, Class A17,
                            Class A18, Class A21, Class A23 and Class A26
                            Certificates) be rated 'AAA' by each of Fitch IBCA,
                            Inc. ('Fitch') and Standard & Poor's Ratings
                            Services, a division of The McGraw-Hill Companies,
                            Inc. ('S&P'), that the Class A11, Class A13, Class
                            A16, Class A17, Class A18, Class A21, Class A23 and
                            Class A26 Certificates be rated 'AAA' by Fitch and
                            'AAAr' by S&P, and that the Class M, Class B1 and
                            Class B2 Certificates be rated 'AA,' 'A' and 'BBB,'
                            respectively, by Fitch. The ratings of the
                            Certificates should be evaluated independently from
                            similar ratings on other types of

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                                      S-14
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                            securities. A security rating is not a
                            recommendation to buy, sell or hold securities and
                            may be subject to revision or withdrawal at any time
                            by the assigning rating agency. The ratings do not
                            address the possibility that Certificateholders may
                            suffer a lower than anticipated yield. See
                            'Certificate Ratings' herein.
LIQUIDITY
  CONSIDERATIONS.......... There is currently no secondary market for the
                            Certificates offered hereby, and there can be no
                            assurance that such a market will develop. The
                            Underwriter has indicated its intention to establish
                            a market in the Certificates offered hereby, but is
                            not obligated to do so. There can be no assurance
                            that a secondary market for such Certificates will
                            develop, or if it does develop, will continue for
                            the life of the related Certificates or provide
                            investors with liquidity of investment. In addition,
                            there can be no assurance that an investor in a
                            Certificate will be able to sell such Certificate at
                            a price that is equal to or greater than the price
                            at which such investor purchased such Certificate.
                            Information available to investors that desire to
                            sell their Certificates in the secondary market may
                            be limited. In particular, price quotations
                            regarding specific Classes of the Certificates are
                            not currently available in any newspaper or other
                            source that is widely available to investors.

                           The Company believes that a number of dealers that
                            engage in the mortgage-backed securities markets currently offer price quotations for the Company's mortgage pass-through certificates to investors that desire to buy or sell such certificates. However, there is no assurance that such dealers will continue to provide such a service or that any such dealer will offer a price quotation for any particular series or class of the Company's certificates. In addition, there is no assurance that any such dealer will offer a price quotation to any particular investor, and non-institutional investors in particular may not have access to such quotations. The lack of availability of price information concerning the Certificates offered hereby may affect their liquidity.

                           The Company currently maintains an electronic
                            bulletin board (the 'Bulletin Board') which provides certain loan-level information about loans included in various series of mortgage pass-through securities which have been publicly offered by the Company. The Company intends to make information about the Mortgage Loans available on the Bulletin
                            Board as of the first Distribution Date and thereafter while the Bulletin Board is maintained.
                            The loan-level information appearing on the Bulletin
                            Board is accessible by computer modem. The Company makes no representation or warranty that such information will be suitable for any particular purpose and the Company assumes no responsibility for the accuracy or completeness of any information that is generated therefrom. The Company has no obligation to maintain the Bulletin Board and may cease to do so at any time. For further information concerning the Bulletin Board, please call
                            800-544-3466, extension 5515.

USE OF PROCEEDS........... The net proceeds from the sale of the Certificates offered hereby will be used by the Company for
                            general corporate purposes, including the
                            acquisition of residential mortgage loans and
                            servicing rights.

         DESCRIPTION OF THE MORTGAGE POOL AND THE MORTGAGED PROPERTIES

GENERAL

     The Certificates will represent the entire beneficial ownership interest in a trust fund (the 'Trust Fund'). The assets of the Trust Fund will consist primarily of a pool (the 'Mortgage Pool') of conventional, fixed-rate, fully-amortizing mortgage loans (the 'Mortgage Loans'). The Mortgage Loans are secured by mortgages, deeds of trust or other security instruments (each, a 'Mortgage') creating a first lien on one- to four-family residential properties (the 'Mortgaged Properties').

     Certain data with respect to the Mortgage Loans are set forth below. A detailed description of the Mortgage Pool on a Current Report on Form 8-K (the 'Detailed Description') will be available to purchasers of the Certificates at or before, and will be filed with the Securities and Exchange Commission within fifteen days after, the initial delivery of the Certificates offered hereby. The Detailed Description will specify the precise aggregate Scheduled Principal Balance (as defined herein) of the Mortgage Loans as of the Cut-off Date and will also include the following information regarding the Mortgage Loans: the years of origination, the mortgage interest rates borne by the Mortgage Loans (the 'Mortgage Rates'), the original loan-to-value ratios, the types of properties securing the Mortgage Loans and the geographical distribution of the Mortgage Loans by state. The Detailed Description also will specify the original Class Certificate Principal Balance (or, in the case of the Class A11 Certificates, the Notional Principal Balance) of each Class of Certificates on the date of issuance of the Certificates, the initial Senior Percentage, the initial Group II Percentage and the initial Junior Percentage (each as defined herein), and the Bankruptcy Loss Amount, Fraud Loss Amount and Special Hazard Loss Amount (each as defined herein), as of the Cut-off Date. The Agreement (as defined herein) and its exhibits, including the final PAC Balances Table, Scheduled Balances Table and Aggregate TAC Segment Balance Table, will be filed as an exhibit to the Detailed Description.

     The 'Scheduled Principal Balance' of a Mortgage Loan as of the Cut-off Date is the then outstanding principal balance thereof, after deducting payments of principal due on or before such date. The 'Scheduled Principal Balance' of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on such first day of the month and Deficient Valuations occurring after the Bankruptcy Coverage Termination Date (as such terms are defined herein), irrespective of any delinquency in payment by the related borrower (the 'Mortgagor'). The 'Pool Scheduled Principal Balance' as of any Distribution Date is equal to the aggregate Scheduled Principal Balances of all of the Mortgage Loans that were Outstanding Mortgage Loans on the first day of the month preceding the month of such Distribution Date (or such other date as is specified). An 'Outstanding Mortgage Loan' is any Mortgage Loan which has not been prepaid in full, has not become a Liquidated Mortgage Loan and has not been repurchased.

     It is expected that at least 95% (by Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans (and substantially all of the Mortgage Loans with loan-to-value ratios in excess of 80%) will have been originated under the Company's full or alternative documentation program or other full or alternative documentation programs acceptable to the Company, that no more than 3.50% (by Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans will have been originated under the Company's 'No Income Verification Program' or other no income verification programs acceptable to the Company, that no more than 1.50% of the Mortgage Loans will have been originated under the Company's 'Enhanced Streamlined Refinance Program' or other streamlined refinance programs acceptable to the Company, that no more than 0.50% of the Mortgage Loans will have been originated under the Company's 'No Ratio Program' or other no ratio programs acceptable to the Company and that no more than 0.50% of the Mortgage Loans will have been originated under the Company's 'No Income, No Asset Verification Program' or other no income, no asset verification programs acceptable to the Company. It is expected that no more than 1% (by Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans will have been acquired under the Company's 'Relocation Loan' program or other relocation programs acceptable to the Company. See 'The Trust Fund--The Mortgage Loans--Loan Underwriting Policies' in the Prospectus.

     Each Mortgage Loan other than a Cooperative Loan (as defined in the accompanying Prospectus) is required to be covered by a standard hazard insurance policy. Each Mortgage Loan which had a loan-to-value ratio at origination in excess of 80% also will be covered by a private mortgage insurance policy. See 'Servicing of the Mortgage Loans and Contracts--Hazard Insurance' and '--Private Mortgage Insurance' in the Prospectus.

     All payments due on each Mortgage Loan on which at least one payment of principal and interest was due prior to the Cut-off Date will have been paid through the first day of the month preceding the Cut-off Date.

     For a description of the underwriting standards generally applicable to the Mortgage Loans, see 'The Trust Fund--The Mortgage Loans--Loan Underwriting Policies' in the Prospectus.

THE MORTGAGE LOANS

     The Mortgage Loans will have an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $901,613,270. This amount is subject to a permitted variance such that the aggregate Scheduled Principal Balance thereof will not be less than $855,000,000 or greater than $945,000,000.

     The Mortgage Rates borne by the Mortgage Loans are expected to range from 6.375% to 8.625% per annum, and the weighted average Mortgage Rate as of the Cut-off Date of the Mortgage Loans is expected to be between 7.33% and 7.37% per annum. The original principal balances of the Mortgage Loans are expected to range from $227,200 to $1,447,500 and, as of the Cut-off Date, the average Scheduled Principal Balance of the Mortgage Loans is not expected to exceed $335,000 after application of payments due on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any Mortgage Loan will be July 1992 and the month and year of the latest scheduled maturity date of any Mortgage Loan will be August 2028. All of the Mortgage Loans will have original terms to maturity of 20 to 30 years, and it is expected that the weighted average scheduled remaining term to maturity of the Mortgage Loans will be between 357 and 359 months as of the Cut-off Date.

     The Mortgage Loans are expected to have the following additional characteristics (by Scheduled Principal Balance of all the Mortgage Loans) as of the Cut-off Date:

          No more than 9% of the Mortgage Loans will have a Scheduled Principal Balance of more than $500,000 and up to and including $750,000. No more than 3% of the Mortgage Loans will have a Scheduled Principal Balance of more than $750,000 and up to and including $1,000,000. Less than 1% of the Mortgage Loans will have a Scheduled Principal Balance of more than $1,000,000.

          No more than 14% of the Mortgage Loans will have a loan-to-value ratio at origination in excess of 80%, no more than 5% of the Mortgage Loans will have a loan-to-value ratio at origination in excess of 90%, and none of the Mortgage Loans will have a loan-to-value ratio at origination in excess of 95%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Mortgage Loans is expected to be between 74% and 76%.

          No more than 1.50% of the Mortgage Loans will have a loan-to-value ratio at origination calculated on the basis of an appraisal conducted more than one year before the origination date thereof.

          The proceeds of at least 48% of the Mortgage Loans will have been used to acquire the related Mortgaged Property. The proceeds of the remainder of the Mortgage Loans will have been used to refinance an existing loan. No more than 14% of the Mortgage Loans will have been the subject of 'cash-out' refinancings.

          No more than 1% of the Mortgage Loans will be temporary buy-down Mortgage Loans. The portion of the interest rate paid by the related Mortgagor will not increase by more than one percentage point for each six-month period. No Mortgage Rate may exceed the 'bought down' rate by more than three percentage points, and no buy-down period will exceed three years.

          No more than 2% of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

          No more than 50% of the Mortgage Loans will be secured by Mortgaged Properties located in California. The majority of the Mortgage Loans will be secured by Mortgaged Properties located in California, Massachusetts and New Jersey. No more than 4% of the Mortgage Loans will be secured by Mortgaged Properties located in any one state except the states specified in the preceding sentence.

          At least 96% of the Mortgage Loans will be secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination will be the making of a representation by the Mortgagor at origination that the underlying property will be used as the Mortgagor's primary residence.

          At least 89% of the Mortgage Loans will be secured by single-family, detached residences.

          No more than 5% of the Mortgage Loans will be secured by condominiums.

          No more than 1% of the Mortgage Loans will be Cooperative Loans secured by shares of stock in cooperative housing corporations and assignments of the proprietary leases to cooperative apartment units therein (see 'The Trust Fund--The Mortgage Loans' in the Prospectus).

     Federal emergency aid has been made available to property owners in several areas of California and several other states as a result of recent flooding and, in California, landslides. Approximately 59% (by Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans (80% of which percentage is located in California) are secured by Mortgaged Properties located in the 87 counties (27 of which are located in California) known to be affected by such conditions, and it is unknown whether additional areas may be affected by such conditions. In addition, due to recent wildfires occurring in widespread areas of Florida, federal emergency aid will be available to homeowners throughout Florida affected by such fires. Approximately 3% (by Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans are secured by Mortgaged Properties located in Florida. The Company has not undertaken the physical inspection of any such Mortgaged Property and, as a result, there can be no assurance that material damage to any Mortgaged Property in such affected areas has not occurred.

     Under the Agreement (as defined herein), the Company will represent and warrant that each Mortgaged Property is free of material damage and in good repair as of the date of issuance of the Certificates. In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of Certificateholders, the Company will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage occurs after the Closing Date, the Company will have no such obligation. In addition, the standard hazard policies covering the Mortgaged Properties (other than cooperative apartment units in cooperative housing corporations) generally do not cover damage caused by flooding and landslides, and flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. To the extent that any insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or prepayments of the Mortgage Loans may reduce the weighted average lives of the Certificates offered hereby and will reduce the yields on the Classes of Certificates purchased at a premium.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the 'Agreement') between the Company, as seller and servicer, and the Trustee. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Agreement and the Certificates. The Certificates will be issued in the thirty-one Classes offered hereby, together with the Class PO, Class B3, Class B4 and Class B5 Certificates, none of which are offered hereby, and in the aggregate original Certificate Principal Balance of approximately $901,613,270, subject to a permitted variance such that the aggregate original Certificate Principal Balance will not be less than $855,000,000 or greater than $945,000,000. Any such variance will be allocated so as to approximate the material characteristics of the Classes of Certificates described herein.

     As described below, each Class of Certificates offered hereby, other than the Class R and Class RL Certificates (together, the 'Residual Certificates'), will be issued in book-entry form, and beneficial interests therein will be held by investors through the book-entry facilities of the Depository (as defined below), in minimum denominations in Certificate Principal Balance or Notional Principal Balance, as the case may be, of $25,000 (in the case of the Senior Certificates other than the Class A11 Certificates), $417,000 (in the case of the Class A11 Certificates) or $100,000 (in the case of the Class M, Class B1 and Class B2 Certificates), and, in each case, in integral multiples of $1,000 in excess thereof. The Residual Certificates will each be issued in certificated form as a single Certificate per Class representing the entire Class Certificate Principal Balance thereof. Notwithstanding the integral multiple requirements described above, one Certificate of each Class other than the Residual Certificates may evidence an additional amount equal to the remaining Class Certificate Principal Balance (or, in the case of the Class A11 Certificates, the Notional Principal Balance) thereof.

BOOK-ENTRY CERTIFICATES

     Each Class of Certificates offered hereby other than the Residual Certificates (the 'Book-Entry Certificates') will be registered as a single certificate held by a nominee of The Depository Trust Company (together with any successor depository selected by the Company, the 'Depository'). Beneficial interests in the Book-Entry Certificates will be held by investors through the book-entry facilities of the Depository, as described herein. The Company has been informed by the Depository that its nominee will be Cede & Co. ('Cede'). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate').

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm (each, a 'Participant') that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Participants.

     The Depository, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Participants as in effect from time to time.

     Distributions of principal of and interest on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with the Depository's normal procedures. Each Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry

Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     AS A RESULT, UNDER A BOOK-ENTRY FORMAT, BENEFICIAL OWNERS OF THE BOOK-ENTRY CERTIFICATES MAY EXPERIENCE SOME DELAY IN THEIR RECEIPT OF PAYMENTS. BECAUSE THE DEPOSITORY CAN ONLY ACT ON BEHALF OF FINANCIAL INTERMEDIARIES, THE ABILITY OF A BENEFICIAL OWNER TO PLEDGE BOOK-ENTRY CERTIFICATES TO PERSONS OR ENTITIES THAT DO NOT PARTICIPATE IN THE DEPOSITORY SYSTEM, OR OTHERWISE TAKE ACTIONS IN RESPECT OF SUCH BOOK-ENTRY CERTIFICATES, MAY BE LIMITED DUE TO THE LACK OF PHYSICAL CERTIFICATES FOR SUCH BOOK-ENTRY CERTIFICATES. IN ADDITION, ISSUANCE OF THE BOOK-ENTRY CERTIFICATES IN BOOK-ENTRY FORM MAY REDUCE THE LIQUIDITY OF SUCH CERTIFICATES IN THE SECONDARY MARKET SINCE CERTAIN POTENTIAL INVESTORS MAY BE UNWILLING TO PURCHASE CERTIFICATES FOR WHICH THEY CANNOT OBTAIN PHYSICAL CERTIFICATES.

     The Depository has advised the Company and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Book-Entry Certificates are credited. The Depository may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the related Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Company advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor; (b) the Company, at its sole option, elects to terminate the book-entry system through the Depository; or (c) after the occurrence of an Event of Default (as described in the accompanying Prospectus) beneficial owners of the Book-Entry Certificates aggregating not less than 51% of the aggregate voting rights allocated thereto advise the Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of beneficial owners of the Certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. Following the issuance of Definitive Certificates, distribution of principal and interest, if any, on the Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in the Agreement.

     The Agreement will provide that, if Definitive Certificates are issued in respect of the Class M, Class B1 or Class B2 Certificates, no transfer of a Class M, Class B1 or Class B2 Certificate may be made unless the Trustee has received (i) a certificate to the effect that the proposed transferee is not an ERISA Plan (as defined herein) or that the transferee is an insurance company investing assets of its general account and the exemption provided by Section III(a) of the Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), applies to such transferee's acquisition and holding of such Certificate or (ii) an opinion of counsel relating to such transfer in form and substance satisfactory to the Trustee and the Company. See 'ERISA Considerations' herein.

NON-BOOK-ENTRY CERTIFICATES

     The Residual Certificates (the 'Non-Book-Entry Certificates') will be issued in fully-registered, certificated form. The Non-Book-Entry Certificates will be transferable and exchangeable on a Certificate Register to be maintained at the corporate trust office in the city in which the Trustee is located or such other office or agency maintained for such purposes by the Trustee in New York City. Under the Agreement, the Trustee will initially be appointed as the Certificate Registrar. No service charge will be made for any registration of transfer or exchange of the Non-Book-Entry Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Trustee. The Residual Certificates will be subject to certain restrictions on transfer. See '--Restrictions on Transfer of the Residual Certificates' herein.

     Distributions of principal and interest, if any, on each Distribution Date on the Non-Book-Entry Certificates will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month immediately preceding the month of such Distribution Date. Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder to the Trustee, by wire transfer to a United States depository institution designated by such Certificateholder and acceptable to the Trustee or by such other means of payment as such Certificateholder and the Trustee may agree; provided, however, that the final distribution in retirement of the Non-Book-Entry Certificates will be made only upon presentation and surrender of such Certificates at the office or agency of the Trustee specified in the notice to the holders thereof of such final distribution.

AVAILABLE FUNDS

     The amount of funds ('Available Funds') in respect of the Mortgage Pool that will be available for distribution to holders of the Certificates on each Distribution Date is as described in the accompanying Prospectus under 'Servicing of the Mortgage Loans and Contracts--Loan Payment Record.'

DISTRIBUTIONS ON THE CERTIFICATES

     Allocation of Available Funds. Interest and principal on the Certificates will be distributed monthly on each Distribution Date commencing in September 1998 in an aggregate amount equal to the Available Funds for such Distribution Date.

     On each Distribution Date, the Available Funds will be distributed in the following order of priority among the Certificates:

          first, to the Classes of Senior Certificates (other than the Class PO Certificates), the Accrued Certificate Interest on each such Class for such Distribution Date, any shortfall in available amounts being allocated among such Classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon; provided that on each Distribution Date through the Class A19 Accretion Termination Date (as defined herein), such amounts with respect to such Class A19 Certificates will not be distributed on such Certificates under this priority first but will instead be added to the Class Certificate Principal Balance thereof and distributed in accordance with the second paragraph following priority eighth below;

          second, to the Classes of Senior Certificates (other than the Class PO Certificates), any Accrued Certificate Interest thereon remaining undistributed (or not added to the Class Certificate Principal Balance of the Class A19 Certificates) from previous Distribution Dates, to the extent of remaining Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed (or not added to the Class Certificate Principal Balance of the Class A19 Certificates) for each such Class for such Distribution Date; provided that such amounts with respect to the Class A19 Certificates will not be distributed on such Class under this priority second but will instead be added to the Class Certificate Principal Balance thereof and distributed in accordance with the second paragraph following priority eighth below;

          third, to the Senior Certificates (other than Class A11 Certificates), in reduction of the Class Certificate Principal Balances thereof, to the extent of remaining Available Funds, concurrently as follows:

             (a) to the Class Al, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A12, Class A13, Class A14, Class A15, Class A16, Class A17, Class A18, Class A19, Class A20, Class A21, Class A22, Class A23, Class A24, Class A25, Class A26, Class R and Class RL Certificates, the Senior Optimal Principal Amount for such Distribution Date, in the following order of priority:

                (i) to the Class A22, Class A23, Class A24, Class A25 and Class A26 Certificates (together, the 'Group II Senior Certificates'), the Group II Senior Principal Distribution Amount (as defined herein) for such Distribution Date, in the following order of priority:

                    (A) concurrently, to the Class A22, Class A23 and Class A24
               Certificates, approximately 30.8823533333%, 8.0065355556% and
               61.1111111111%, respectively, of the Group II Principal Distribution Amount for such Distribution Date, until the Class Certificate Principal Balance of the Class A24 Certificates has been reduced to zero; and

                    (B) pro rata, to the Class A22, Class A23, Class A25 and
               Class A26 Certificates, until the Class Certificate Principal Balances thereof have each been reduced to zero; and

                (ii) to the Class Al, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A12, Class A13, Class A14, Class A15, Class A16, Class A17, Class A18, Class A19, Class A20, Class A21, Class R and Class RL Certificates (together, the 'Group I Senior Certificates'), the Senior Optimal Principal Amount for such Distribution Date, less the Group II Senior Principal Distribution Amount for such Distribution Date (such reduced amount, the 'Group I Senior Principal Distribution Amount'), in the following order of priority:

                    (A) pro rata, to the Class R and Class RL Certificates,
               until the Class Certificate Principal Balances thereof have each been reduced to zero;

                    (B) to the Class A1, Class A2, Class A3, Class A4, Class A5,
               Class A6, Class A7, Class A8, Class A9, Class A10, Class A12, Class A13, Class A14, Class A15, Class A16, Class A17, Class A18 and Class A19 Certificates, concurrently as follows:

                        (I) to the Class A6, Class A7, Class A8, Class A9, Class
                   A10, Class A12, Class A13, Class A14, Class A15, Class A16, Class A17, Class A18 and Class A19 Certificates, approximately 56.9288430815% of the Group I Senior Principal Distribution Amount remaining after distribution under clause
                   (ii)(A) above, for such Distribution Date, in the following order of priority:

                            (1) concurrently, to the Class A6 and Class A10
                       Certificates, approximately 77.7777782672% and 22.2222217328%, respectively, of the amount available pursuant to clause (I) above, up to the amount necessary to reduce the Class Certificate Principal Balance of each such Class to its PAC Balance (as set forth in the PAC Balances Table attached hereto as Appendix A) for such Distribution Date;

                            (2) concurrently, to the Class A7, Class A8, Class
                       A9 and Class A10 Certificates, approximately
                       28.1837814858%, 28.2433825545%, 21.3506142269% and
                       22.2222217328%, respectively, of the remaining amount available pursuant to clause (I) above, up to the amount necessary to reduce the Class Certificate Principal Balance of each such class to its PAC Balance for such Distribution Date;

                            (3) pro rata, to the Class A8, Class A9 and Class
                       A10 Certificates, up to the amount necessary to reduce the Class Certificate Principal Balance of each such Class to its PAC Balance for such Distribution Date;

                            (4) to the Class A12, Class A13, Class A14, Class
                       A15, Class A16, Class A17 and Class A18 Certificates (together, the 'Aggregate TAC Segment Certificates'), in the aggregate, up to the amount necessary to reduce the aggregate Class Certificate Principal Balance of the Aggregate TAC Segment Certificates to their Aggregate TAC Segment Balance (as set forth in the Aggregate TAC Segment Balances Table attached hereto as Appendix B) for such Distribution Date, in the following order of priority:

                                (v) concurrently, to the Class A12, Class A13
                           and Class A14 Certificates, approximately
                           27.6504277906%, 7.1686295376% and 65.1809426718%,
                           respectively, of the amount available pursuant to clause (4) above, up to the amount necessary to reduce the Class Certificate Principal Balance of the Class A14 Certificates to its PAC Balance for such Distribution Date;

                                (w) concurrently, to the Class A12, Class A13,
                           Class A15 and Class A16 Certificates, approximately 27.6504277906%, 7.1686295376%, 51.7613368075% and
                           13.4196058643%, respectively, of the remaining amount available pursuant to clause (4) above, up to the amount necessary to reduce the Class Certificate Principal Balance of the Class A16 Certificates to its Scheduled Balance (as set forth in the Scheduled Balances Table attached hereto as Appendix C) for such Distribution Date;

                                (x) concurrently, to the Class A12, Class A13,
                           Class A15, Class A17 and Class A18 Certificates, approximately 27.6504277906%, 7.1686295376%,
                           51.7613368075%, 7.8237871701% and 5.5958186942%,
                           respectively, of the remaining amount available pursuant to clause (4) above, until the Class Certificate Principal Balances of the Class A17 and Class A18 Certificates have each been reduced to zero;

                                (y) concurrently, to the Class A12, Class A13,
                           Class A15 and Class A16 Certificates, approximately 27.6504277906%, 7.1686295376%, 51.7613368075% and
                           13.4196058643%, respectively, of the remaining amount available pursuant to clause (4) above, without regard to the Scheduled Balance of the Class A16 Certificates for such Distribution Date, until the Class Certificate Principal Balances of the Class A15 and Class A16 Certificates have each been reduced to zero; and

                                (z) concurrently, to the Class A12, Class A13
                           and Class A14 Certificates, approximately
                           27.6504277906%, 7.1686295376% and 65.1809426718%,
                           respectively, of the remaining amount available pursuant to clause (4) above, without regard to the PAC Balance of the Class A14 Certificates for such Distribution Date, until the Class Certificate Principal Balance of each such Class has been reduced to zero;

                            (5) to the Class A19 Certificates, until the Class
                       Certificate Principal Balance thereof has been reduced to zero;

                            (6) to the Aggregate TAC Segment Certificates,
                       without regard to the Aggregate TAC Segment Balance for such Distribution Date, in the following order of priority:

                                (v) concurrently, to the Class A12, Class A13
                           and Class A14 Certificates, approximately
                           27.6504277906%, 7.1686295376% and 65.1809426718%,
                           respectively, of the amount available pursuant to clause (6) above, up to the amount necessary to reduce the Class Certificate Principal Balance of the Class A14 Certificates to its PAC Balance for such Distribution Date;

                                (w) concurrently, to the Class A12, Class A13,
                           Class A15 and Class A16 Certificates, approximately 27.6504277906%, 7.1686295376%, 51.7613368075% and
                           13.4196058643%, respectively, of the remaining amount available pursuant to clause (6) above, up to the amount necessary to reduce the Class Certificate Principal Balance of the Class A16 Certificates to its Scheduled Balance for such Distribution Date;

                                (x) concurrently, to the Class A12, Class A13,
                           Class A15, Class A17 and Class A18 Certificates, approximately 27.6504277906%, 7.1686295376%,

                           51.7613368075%, 7.8237871701% and 5.5958186942%,
                           respectively, of the remaining amount available pursuant to clause (6) above, until the Class Certificate Principal Balances of the Class A17 and Class A18 Certificates have each been reduced to zero;

                                (y) concurrently, to the Class A12, Class A13,
                           Class A15 and Class A16 Certificates, approximately 27.6504277906%, 7.1686295376%, 51.7613368075% and
                           13.4196058643%, respectively, of the remaining amount available pursuant to clause (6) above, without regard to the Scheduled Balance of the Class A16 Certificates for such Distribution Date, until the Class Certificate Principal Balances of the Class A15 and Class A16 Certificates have each been reduced to zero; and

                                (z) concurrently, to the Class A12, Class A13
                           and Class A14 Certificates, approximately
                           27.6504277906%, 7.1686295376% and 65.1809426718%,
                           respectively, of the remaining amount available pursuant to clause (6) above, without regard to the PAC Balance of the Class A14 Certificates for such Distribution Date, until the Class Certificate Principal Balance of each such Class has been reduced to zero;

                            (7) concurrently, to the Class A6 and Class A10
                       Certificates, approximately 77.7777782672% and 22.2222217328%, respectively, of the remaining amount available pursuant to clause (I) above, without regard to their respective PAC Balances for such Distribution Date, until the Class Certificate Principal Balances thereof have each been reduced to zero; and

                            (8) concurrently, to the Class A7, Class A8, Class
                       A9 and Class A10 Certificates, approximately
                       28.1837814858%, 28.2433825545%, 21.3506142269% and
                       22.2222217328%, respectively, of the remaining amount available pursuant to clause (I) above, without regard to their respective PAC Balances for such Distribution Date, until the Class Certificate Principal Balance of the Class A7 Certificates has been reduced to zero; and

                            (9) pro rata, to the Class A8, Class A9 and Class
                       A10 Certificates, without regard to their respective PAC Balances for such Distribution Date, until the Class Certificate Principal Balances thereof have each been reduced to zero; and

                        (II) to the Class Al, Class A2, Class A3, Class A4 and
                   Class A5 Certificates, approximately 43.0711569185% of the Group I Senior Principal Distribution Amount remaining after distribution under clause (ii)(A) above, for such Distribution Date, in the following order of priority:

                            (1) concurrently, to the Class A1, Class A2, Class
                       A3 and Class A4 Certificates, approximately
                       19.5141521979%, 16.4670150835%, 35.2043935083% and
                       28.8144392103%, respectively, of the amount available pursuant to clause (II) above, until the Class Certificate Principal Balance of the Class A2 Certificates has been reduced to zero;

                            (2) concurrently, to the Class A1, Class A3, Class
                       A4 and Class A5 Certificates, approximately
                       19.5141521979%, 35.2043935083%, 28.8144392103% and
                       16.4670150835%, respectively, of the remaining amount available pursuant to clause (II) above, until the Class Certificate Principal Balance of the Class A1 Certificates has been reduced to zero; and

                            (3) pro rata, to the Class A3, Class A4 and Class A5
                       Certificates, until the Class Certificate Principal Balances thereof have each been reduced to zero; and

                    (C) pro rata, to the Class A20 and Class A21 Certificates, until the Class Certificate Principal Balances thereof have each been reduced to zero; and

             (b) to the Class PO Certificates, the Class PO Principal Distribution Amount for such Distribution Date until the Class Certificate Principal Balance thereof has been reduced to zero;

          fourth, to the Class PO Certificates, to the extent of remaining Available Funds, the Class PO Deferred Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; provided that, (i) on any Distribution Date, distributions pursuant to this priority fourth shall not exceed the Junior Optimal Principal Amount for such Distribution Date, (ii) such distributions shall not reduce the Class Certificate Principal Balance of the Class PO Certificates and
     (iii) no distribution will be made in respect of the Class PO Deferred Amount after the Distribution Date on which the respective Class Certificate Principal Balances of the Junior Certificates have been reduced to zero (the 'Cross-Over Date');

          fifth, to the Class M Certificates, to the extent of remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share (as defined under '--Principal' below) for such Distribution Date;

          sixth, to the Class B1 Certificates, to the extent of remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date;

          seventh, to the Class B2 Certificates, to the extent of remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date; and

          eighth, to the Class B3, Class B4 and Class B5 Certificates, to the extent of remaining Available Funds: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Classes' Allocable Share for such Distribution Date.

     The percentages set forth in priority third above and in the following paragraph were calculated on the basis of the Class Certificate Principal Balances of the related Certificates set forth on the cover hereof or described herein. If such Class Certificate Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable percentages will be increased or decreased substantially correspondingly.

     On each Distribution Date through the earlier of (a) the Cross-Over Date and (b) the Distribution Date on which the Class Certificate Principal Balances of all the Aggregate TAC Segment Certificates have been reduced to zero (the 'Class A19 Accretion Termination Date'), before distributions have been made pursuant to priority third above, an amount equal to the Class A19 Accrual Amount (as defined herein) for such Distribution Date will be distributed to the Aggregate TAC Segment Certificates and the Class A19 Certificates in the following order of priority, provided, however, that the amounts distributed pursuant to priorities first through fifth below will not exceed the amount necessary to reduce the aggregate Class Certificate Principal Balance of the Aggregate TAC Segment Certificates to the Aggregate TAC Segment Balance for such Distribution Date:

          first, concurrently, to the Class A12, Class A13 and Class A14 Certificates, approximately 27.6504277906%, 7.1686295376% and
     65.1809426718%, respectively, of the Class A19 Accrual Amount, up to the amount necessary to reduce the Class Certificate Principal Balance of the Class A14 Certificates to its PAC Balance (as set forth in the PAC Balances Table) for such Distribution Date;

          second, concurrently, to the Class A12, Class A13, Class A15 and Class A16 Certificates, approximately 27.6504277906%, 7.1686295376%,
     51.7613368075% and 13.4196058643%, respectively, of the remaining Class A19 Accrual Amount, up to the amount necessary to reduce the Class Certificate Principal Balance of the Class A16 Certificates to its Scheduled Balance for such Distribution Date;

          third, concurrently, to the Class A12, Class A13, Class A15, Class A17 and Class A18 Certificates, approximately 27.6504277906%, 7.1686295376%, 51.7613368075%, 7.8237871701% and 5.5958186942%, respectively, of the remaining Class A19 Accrual Amount, until the Class Certificate Principal Balances of the Class A17 and Class A18 Certificates have each been reduced to zero;

          fourth, concurrently, to the Class A12, Class A13, Class A15 and Class A16 Certificates, approximately 27.6504277906%, 7.1686295376%,
     51.7613368075% and 13.4196058643%, respectively, of the remaining Class A19 Accrual Amount, without regard to the Scheduled Balance of the Class A16 Certificates for such Distribution Date, until the Class Certificate Principal Balances of Class A15 and Class A16 Certificates have each been reduced to zero;

          fifth, concurrently, to the Class A12, Class A13 and Class A14 Certificates, approximately 27.6504277906%, 7.1686295376% and
     65.1809426718%, respectively, of the remaining Class A19 Accrual Amount, without regard to the PAC Balance of the Class A14 Certificates for such Distribution Date, until the Class Certificate Principal Balance of each such Class has been reduced to zero; and

          sixth, to the Class A19 Certificates, as Accrued Certificate Interest thereon.

     Any Class A19 Accrual Amount so distributed to the Aggregate TAC Segment Certificates on a Distribution Date will be added to the Class Certificate Principal Balance of the Class A19 Certificates on such Distribution Date.

     On each Distribution Date after the Cross-Over Date, distributions of principal on the outstanding Senior Certificates (other than the Class A11 and Class PO Certificates) will be made pro rata among all such Certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third above.

     'Pro rata' distributions among Classes of Certificates will be made in proportion to the then-current Class Certificate Principal Balances of such Classes.

     If, after distributions have been made pursuant to priorities first and second and the second paragraph following priority eighth above on any Distribution Date, the remaining Available Funds are less than the sum of the Senior Optimal Principal Amount and the Class PO Principal Distribution Amount for such Distribution Date, the amounts distributable under priority third above shall be proportionately reduced, and such remaining Available Funds will be distributed on the Senior Certificates in accordance with the applicable clauses of priority third above on the basis of such reduced amounts. Notwithstanding such allocation, Realized Losses will be allocated to the Certificates as described under '--Allocation of Realized Losses on the Certificates' herein.

     Interest. Interest will accrue on the Certificates offered hereby entitled to interest distributions (other than the LIBOR Certificates) at the respective fixed Certificate Interest Rates set forth on the cover hereof during each Interest Accrual Period. The 'Interest Accrual Period' for each Class of Certificates entitled to distributions of interest other than the LIBOR Certificates will be the one-month period ending on the last day of the month preceding the month in which a Distribution Date occurs. The 'Interest Accrual Period' for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month preceding the month in which a Distribution Date occurs and ending on the 24th day of the month of such Distribution Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Interest will accrue on the Class A10 Certificates at the per annum rate of 5.956250% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 0.300% plus LIBOR and (ii) 8.500000%, subject to a minimum rate of 0.30%.

     Interest will accrue on the Class A11 Certificates at the per annum rate of 2.543750% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 8.200000% minus LIBOR and (ii) 8.200000%, subject to a minimum rate of 0.00%.

     Interest will accrue on the Class A12 Certificates at the per annum rate of 6.056250% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 0.400% plus LIBOR and (ii) 8.500000%, subject to a minimum rate of 0.40%.

     Interest will accrue on the Class A13 Certificates at the per annum rate of 9.425892% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 31.242857% - (3.857143 x LIBOR) and (ii) 31.242857%, subject to a minimum rate of 0.00%.

     Interest will accrue on the Class A15 Certificates at the per annum rate of 6.156250% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 0.500% plus LIBOR and (ii) 8.500000%, subject to a minimum rate of 0.50%.

     Interest will accrue on the Class A16 Certificates at the per annum rate of 9.040178% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 30.857143% - (3.857143 x LIBOR) and (ii) 30.857143%, subject to a minimum rate of 0.00%.

     Interest will accrue on the Class A17 Certificates at the per annum rate of 8.890105% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 46.311244% - (6.615892 x LIBOR) and (ii) 46.311244%, subject to a minimum rate of 0.00%.

     Interest will accrue on the Class A18 Certificates at the per annum rate of 9.250000% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 74.000000% - (9.250 x LIBOR) and (ii) 9.250000%, subject to a minimum rate of 0.00%.

     Interest will accrue on the Class A20 Certificates at the per annum rate of 6.456250% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 0.800% plus LIBOR and (ii) 9.000000%, subject to a minimum rate of 0.80%.

     Interest will accrue on the Class A21 Certificates at the per annum rate of 7.631250% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 24.600000% - (3.000 x LIBOR) and (ii) 24.600000%, subject to a minimum rate of 0.00%.

     Interest will accrue on the Class A22 Certificates at the per annum rate of 6.406250% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 0.750% plus LIBOR and (ii) 8.500000%, subject to a minimum rate of 0.75%.

     Interest will accrue on the Class A23 Certificates at the per annum rate of 8.075894% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 29.892859% - (3.857143 x LIBOR) and (ii) 29.892859%, subject to a minimum rate of 0.00%.

     Interest will accrue on the Class A25 Certificates at the per annum rate of 6.456250% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 0.800% plus LIBOR and (ii) 9.000000%, subject to a minimum rate of 0.80%.

     Interest will accrue on the Class A26 Certificates at the per annum rate of 7.631250% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 24.600000% - (3.000 x LIBOR) and (ii) 24.600000%, subject to a minimum rate of 0.00%.

     The Trustee shall determine LIBOR in accordance with the methods set forth under '--Determination of LIBOR' below.

     Interest will accrue on the Class B3, Class B4 and Class B5 Certificates at the Certificate Interest Rate of 6.75% per annum during each Interest Accrual Period.

     The Class PO Certificates are principal-only Certificates and will not accrue interest.

     The 'Accrued Certificate Interest' for any Certificate (other than the Class PO Certificates) for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Certificate Principal Balance or Notional Principal Balance of such Certificate immediately prior to such Distribution Date, less such Certificate's share of any allocable Net Interest Shortfall (as defined below), the interest portion of any Excess Losses (as defined herein) allocable to Certificateholders through the Cross-Over Date and, after the Cross-Over Date, the interest portion of Realized Losses allocable to Certificateholders, including Excess Losses.

     The aggregate 'Notional Principal Balance' of the Class A11 Certificates as of any Distribution Date will equal the Class Certificate Principal Balance of the Class A10 Certificates as of such date.

     On each Distribution Date through the Class A19 Accretion Termination Date, the Accrued Certificate Interest on the Class A19 Certificates on such Distribution Date will not be distributed on such Certificates but will instead be added to the Class Principal Balance thereof, except as described herein. On each Distribution Date after the Class A19 Accretion Termination Date, interest for such Distribution Date will be distributable on the Class A19 Certificates and will not be added to the Class Certificate Principal Balance thereof.

     The 'Class A19 Accrual Amount' with respect to each Distribution Date through the Class A19 Accretion Termination Date will be an amount equal to the sum of (a) the Accrued Certificate Interest in respect of the Class A19 Certificates in accordance with priority first under '--Allocation of Available Funds' above and (b) any available amounts allocable to such Class in accordance with priority second under '--Allocation of Available Funds' above.

     The 'Certificate Principal Balance' of any Certificate (other than a Class A11 Certificate) as of any Distribution Date will equal such Certificate's Certificate Principal Balance on the Closing Date as (a) reduced by the sum of
(w) all amounts distributed on previous Distribution Dates on such Certificate on account of principal, (x) the principal portion of all Realized Losses previously allocated to such Certificate and (y) in the case of a Junior Certificate, such Certificate's pro rata share, if any, of the Junior Certificate Writedown Amount and the Class PO Deferred Payment Writedown Amount for previous Distribution Dates and (b) in the case of the Class A19 Certificates through the Class A19 Accretion Termination Date, increased by all Accrued Certificate Interest thereon added to the Certificate Principal Balance thereof on such date or on previous Distribution Dates. As of any Distribution Date, the 'Junior Certificate Writedown Amount' will equal the amount by which
(a) the sum of the Class Certificate Principal Balances of all of the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the Certificates on such Distribution Date) exceeds (b) the Pool Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date. For any Distribution Date, the 'Class PO Deferred Payment Writedown Amount' will equal the amount, if any, distributed on such date in respect of the Class PO Deferred Amount pursuant to priority fourth under '--Allocation of Available Funds' above. The Junior Certificate Writedown Amount and the Class PO Deferred Payment Writedown Amount will be allocated to the Classes of Junior Certificates in inverse order of priority, until the Class Certificate Principal Balance of each such Class has been reduced to zero.

     With respect to any Distribution Date, the 'Net Interest Shortfall' allocable to Certificateholders will equal the excess of the aggregate Interest Shortfalls allocable to Certificateholders with respect to such Distribution Date over the Compensating Interest Payment (as defined under 'The Pooling and Servicing Agreement-- Servicing Compensation, Compensating Interest and Payment of Expenses' herein), if any, for such Distribution Date. For purposes of making the foregoing determinations, any Interest Shortfalls will be allocated on each Distribution Date between the outstanding Certificates (other than the Class PO Certificates) and the Company in respect of its Supplemental Servicing Fees (as defined herein) in proportion to the aggregate amount of Accrued Certificate Interest and Supplemental Servicing Fees, respectively, that would have been allocated thereto in the absence of such Interest Shortfalls.

     With respect to any Distribution Date, an 'Interest Shortfall' in respect of a Mortgage Loan will result from (i) any voluntary prepayment of principal in full on such Mortgage Loan received from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of the month preceding such Distribution Date; (ii) any partial prepayment of principal on such Mortgage Loan by the Mortgagor during the month preceding such Distribution Date; or (iii) a reduction in the interest rate on such Mortgage Loan due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 whereby, in general, members of the Armed Forces who entered into mortgages prior to the commencement of military service may have the interest rates on those mortgage loans reduced for the duration of their active military service. See 'Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Soldiers' and Sailors' Civil Relief Act' in the Prospectus. As to any Distribution Date and any Mortgage Loan with respect to which a prepayment in full has occurred as described above, the resulting 'Interest Shortfall' generally will equal the difference between (a) one month's interest at the Mortgage Rate net of the applicable Base Servicing Fee (as defined herein) (the

'Net Mortgage Rate') on the Scheduled Principal Balance of such Mortgage Loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to such Mortgage Loan. In the case of a partial prepayment, the resulting 'Interest Shortfall' will equal one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment.

     Any Net Interest Shortfall, the interest portion of any Excess Losses allocable to Certificateholders through the Cross-Over Date and, after the Cross-Over Date, the interest portion of any Realized Losses allocable to Certificateholders (see '--Allocation of Realized Losses on the Certificates') will, on each Distribution Date, be allocated among all the outstanding Certificates (other than the Class PO Certificates) in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfall and losses. See 'The Pooling and Servicing Agreement--Servicing Compensation, Compensating Interest and Payment of Expenses' herein.

     The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-Over Date will not be allocated among any Certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the Junior Certificates in right of distribution, such losses will be borne first by the Junior Certificates (to the extent then outstanding) in inverse order of priority.

     If Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Senior Certificates (other than the Class PO Certificates) to their Certificateholders, any shortfall in available amounts will be allocated among such Classes of Senior Certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon or, in the case of the Class A19 Certificates through the Class A19 Accretion Termination Date, the amount that would otherwise be added to principal thereof. Such reduction with respect to the Class A19 Certificates will effect a corresponding reduction in the Class A19 Accrual Amount on such Distribution Date. The amount of any such undistributed Accrued Certificate Interest will be added to the amount to be distributed in respect of interest on the Senior Certificates (other than the Class PO Certificates) on subsequent Distribution Dates in accordance with priority second under '--Allocation of Available Funds' above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

     Determination of LIBOR. The Trustee shall determine the Certificate Interest Rate for the LIBOR Certificates for any Interest Accrual Period by reference to LIBOR. 'LIBOR' will be determined on the second London banking day (as defined below) immediately preceding the commencement of each Interest Accrual Period (other than the first Interest Accrual Period) (each, a 'LIBOR Determination Date'), and will be (1) the rate (expressed as a percentage per annum) for deposits in U.S. Dollars for a period of one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date (such rate, the 'British Bankers' Association Interest Settlement Rate') or
(2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable LIBOR Determination Date, the Trustee will request the principal London office of each of four major reference banks in the London interbank market selected by the Trustee to provide such banks' respective offered quotations (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. Dollars for a period of one month as of 11:00 a.m., London time, on such LIBOR Determination Date. If at least two such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Trustee will request each of three major banks in New York City selected by the Trustee to provide such banks' respective rates (expressed as a percentage per annum) for loans in U.S. Dollars to leading European banks for a period of one month as of approximately 11:00 a.m., New York City time, on the first day of the Interest Accrual Period. If on any LIBOR Determination Date the Trustee is required but is unable to determine LIBOR in the manner provided in the immediately preceding sentence, LIBOR for the related Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, 5.65625% per annum. As used herein with respect to a LIBOR Determination Date, 'London banking day' means a day on which banks are open for dealing in foreign currency and exchange in London.

     The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. The Certificate Interest Rates on the LIBOR Certificates for any Interest Accrual Period may be obtained by calling the Trustee at (617) 664-5500.

     Principal. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between (i) the Senior Certificates (other than the Class A11 and Class PO Certificates) and the Junior Certificates, on the one hand, and (ii) the Class PO Certificates, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The 'Non-PO Percentage' with respect to any Mortgage Loan with a Net Mortgage Rate ('NMR') less than 6.75% per annum (each such Mortgage Loan, a 'Discount Mortgage Loan') will be the fraction, expressed as a percentage, equal to NMR divided by 6.75%. The 'Non-PO Percentage' with respect to any Mortgage Loan with a Net Mortgage Rate equal to or greater than 6.75% (each such Mortgage Loan, a 'Non-Discount Mortgage Loan') will be 100%. The 'PO Percentage' with respect to any Discount Mortgage Loan will be the fraction, expressed as a percentage, equal to (6.75% - NMR) divided by 6.75%. The 'PO Percentage' with respect of any Non-Discount Mortgage Loan will be 0%.

     The initial Class Certificate Principal Balance of the Class PO Certificates, which are not offered hereby, will be approximately $1,238,414, subject to the variance described herein.

     Distributions in reduction of the Class Certificate Principal Balance of each Class of Senior Certificates entitled to principal distributions will be made on each Distribution Date pursuant to priority third and the second paragraph following priority eighth under '--Allocation of Available Funds' above. In accordance with priority third, the Available Funds remaining after the distribution of interest and the Class A19 Accrual Amount will be allocated to such Senior Certificates in an aggregate amount not to exceed the sum of the Senior Optimal Principal Amount and the Class PO Principal Distribution Amount for such Distribution Date. Distributions in reduction of the Class Certificate Principal Balances of the Class M, Class B1 and Class B2 Certificates will be made pursuant to priorities fifth, sixth and seventh, respectively, under '--Allocation of Available Funds' above. In accordance with each such priority, the Available Funds, if any, remaining after distributions of principal and interest on the Senior Certificates and payments in respect of the Class PO Deferred Amount on such Distribution Date will be allocated to the Class M, Class B1 and Class B2 Certificates in an amount equal to each such Class's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such Class until any Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date. The Group II Senior Certificates will not receive any distributions in respect of scheduled payments, prepayments or other unscheduled recoveries of principal on the Mortgage Loans during the first five years after the Cut-off Date, except as otherwise described herein on or following the earlier of the Group I Final Distribution Date and the Cross-Over Date.

     The 'Senior Optimal Principal Amount' with respect to each Distribution Date will be an amount equal to the sum of (i) the Senior Percentage (as defined herein) of the applicable Non-PO Percentage of all scheduled payments of principal due on each Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Senior Prepayment Percentage (as defined herein) of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received by the Company (or, in the case of a Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the applicable Prepayment Period (as defined below), (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period, (iv) the lesser of (a) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of
(w) the net liquidation proceeds allocable to principal on each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (x)) and (x) the principal balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (b) the Senior Percentage of the applicable Non-PO Percentage of the sum of (w) the Scheduled Principal Balance of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy less (y) in the case of clause (b), the Senior Percentage of the applicable Non-PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) during the related Prepayment Period, and (v) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Company with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan.

     With respect to any Mortgage Loan that was the subject of a voluntary prepayment in full and any Distribution Date, the 'Prepayment Period' is the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the fifteenth day of the month of such Distribution Date. With respect to any other unscheduled prepayment of principal of any Mortgage Loan and any Distribution Date, the 'Prepayment Period' is the month preceding the month of such Distribution Date.

     The 'Group II Senior Principal Distribution Amount' for any Distribution Date will equal the sum of (a) the total of the amounts described in clauses (i) and (iv) of the definition of Senior Optimal Principal Amount (without application of the Senior Percentage or Senior Prepayment Percentage) for such date multiplied by the Group II Senior Scheduled Distribution Percentage for such date, and (b) the total of the amounts described in clauses (ii), (iii) and
(v) of the definition of Senior Optimal Principal Amount (without application of the Senior Prepayment Percentage) for such date multiplied by the product of (x) the Group II Senior Percentage for such date and (y) the Group II Senior Prepayment Distribution Percentage for such date. Notwithstanding the foregoing,
(i) on the Group I Final Distribution Date, the Group II Senior Principal Distribution Amount will be increased by any Senior Optimal Principal Amount remaining after distributions of principal have been made on the Group I Senior Certificates, and (ii) following the Group I Final Distribution Date, the Group II Senior Principal Distribution Amount will equal the Senior Optimal Principal Amount.

     The 'Group II Senior Scheduled Distribution Percentage' for any Distribution Date through the Distribution Date in August 2003 will equal 0%. The Group II Senior Scheduled Distribution Percentage on any Distribution Date after the Distribution Date in August 2003 will equal the Group II Senior Percentage for such Distribution Date. Notwithstanding the foregoing, on any Distribution Date after the Group I Final Distribution Date, the Group II Senior Scheduled Distribution Percentage will equal the Senior Percentage for such Distribution Date.

     The 'Group II Senior Percentage' for any Distribution Date will equal the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately preceding such Distribution Date by (y) the aggregate Certificate Principal Balance of all the Certificates (less the Class Certificate Principal Balance of the Class PO Certificates) immediately preceding such Distribution Date. The initial Group II Senior Percentage is expected to be approximately 10.00%.

     The 'Group II Senior Prepayment Distribution Percentage' for any Distribution Date will equal 0% through the Distribution Date in August 2003; 30% thereafter through the Distribution Date in August 2004; 40% thereafter through the Distribution Date in August 2005; 60% thereafter through the Distribution Date in August 2006; 80% thereafter through the Distribution Date in August 2007; and 100% thereafter.

     The 'Senior Percentage' on any Distribution Date will equal the lesser of
(i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Certificate Principal Balances of all the Senior Certificates (less the Class Certificate Principal Balance of the Class PO Certificates) immediately preceding such Distribution Date by the aggregate Certificate Principal Balances of all the Certificates (less the Class Certificate Principal Balance of the Class PO Certificates) immediately preceding such Distribution Date. The initial Senior Percentage is expected to be approximately 95.99%.

     The 'Senior Prepayment Percentage' on any Distribution Date occurring during the periods set forth below will be as follows:

  PERIOD (DATES INCLUSIVE)               SENIOR PREPAYMENT PERCENTAGE
-----------------------------  -------------------------------------------------
September 1998 - August 2003   100%
September 2003 - August 2004   Senior Percentage plus 70% of the Junior
                               Percentage
September 2004 - August 2005   Senior Percentage plus 60% of the Junior
                               Percentage
September 2005 - August 2006   Senior Percentage plus 40% of the Junior
                               Percentage
September 2006 - August 2007   Senior Percentage plus 20% of the Junior
                               Percentage
September 2007 and thereafter  Senior Percentage

     Notwithstanding the foregoing, if the Senior Percentage on any Distribution Date exceeds the initial Senior Percentage, the Senior Prepayment Percentage for such Distribution Date will equal 100%.

     In addition, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period specified in the table above shall be effective on any Distribution Date (such limitation being the 'Senior Prepayment Percentage Stepdown Limitation') unless, as of the last day of the month preceding such Distribution Date, either:

          (A) (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of such date and (ii) cumulative Realized Losses do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the date of issuance of the Certificates (the 'Original Junior Principal Balance') if such Distribution Date occurs between and including September 2003 and August 2004, (b) 35% of the Original Junior Principal Balance if such Distribution Date occurs between and including September 2004 and August 2005, (c) 40% of the Original Junior Principal Balance if such Distribution Date occurs between and including September 2005 and August 2006, (d) 45% of the Original Junior Principal Balance if such Distribution Date occurs between and including September 2006 and August 2007, and (e) 50% of the Original Junior Principal Balance if such Distribution Date occurs during or after September 2007; or

          (B) (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund), averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of all Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses do not exceed (a) 10% of the Original Junior Principal Balance if such Distribution Date occurs between and including September 2003 and August 2004, (b) 15% of the Original Junior Principal Balance if such Distribution Date occurs between and including September 2004 and August 2005, (c) 20% of the Original Junior Principal Balance if such Distribution Date occurs between and including September 2005 and August 2006, (d) 25% of the Original Junior Principal Balance if such Distribution Date occurs between and including September 2006 and August 2007, and (e) 30% of the Original Junior Principal Balance if such Distribution Date occurs during or after September 2007.

     The 'Class PO Principal Distribution Amount' with respect to each Distribution Date will be an amount equal to the sum of (i) the applicable PO Percentage of all scheduled payments of principal due on each Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the applicable PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received by the Company (or, in the case of a Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the related Prepayment Period, (iii) the applicable PO Percentage of all partial prepayments of principal received during the related Prepayment Period, (iv) the applicable PO Percentage of the sum of
(w) the net liquidation proceeds allocable to principal on each Mortgage Loan which became a Liquidated Mortgage Loan during the related

Prepayment Period (other than Mortgage Loans described in clause (x)) and (x) the principal balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (v) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Company with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan. For purposes of clauses (ii) and (v) above, the Scheduled Principal Balance of a Mortgage Loan will be reduced by the amount of any Deficient Valuation that occurred on or before the Bankruptcy Coverage Termination Date.

     The 'Group I Final Distribution Date' is the Distribution Date on which the Class Certificate Principal Balance of each of the Group I Senior Certificates has been reduced to zero.

     The 'Junior Percentage' on any Distribution Date will equal 100% minus the Senior Percentage. The 'Junior Prepayment Percentage' will equal 100% minus the Senior Prepayment Percentage, except that on any Distribution Date after the respective Class Certificate Principal Balances of the Senior Certificates (other than the Class PO Certificates) have each been reduced to zero (the 'Senior Final Distribution Date'), the Junior Prepayment Percentage will equal 100%. The initial Junior Percentage is expected to be approximately 4.01%.

     The 'Junior Optimal Principal Amount' with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Class Certificate Principal Balances of the Junior Certificates immediately prior to such Distribution Date): (i) the Junior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each outstanding Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received by the Company (or, in the case of a Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the related Prepayment Period, (iii) the Junior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received during the related Prepayment Period (plus, on the Senior Final Distribution Date, 100% of any Senior Optimal Principal Amount remaining undistributed on such date), (iv) the excess, if any, of the sum of (a) the applicable Non-PO Percentage of the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan (other than Mortgage Loans described in clause (b)) and (b) the applicable Non-PO Percentage of the principal balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy over (c) the sum of the amounts distributable to Senior Certificateholders (other than the holders of the Class PO Certificates) pursuant to clause (iv) of the definition of Senior Optimal Principal Amount on such Distribution Date, and (v) the Junior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Company with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan.

     The 'Allocable Share' with respect to any Class of Junior Certificates on any Distribution Date will generally equal such Class's pro rata share (based on the Class Certificate Principal Balance of each Class entitled thereto) of each of the components of the Junior Optimal Principal Amount described above; provided, that, except as described in the second succeeding sentence, no Class B Certificate shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of Junior Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date. The 'Class Prepayment Distribution Trigger' for a Class of Class B Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, and the denominator of which is the Pool Scheduled Principal Balance with respect to such Distribution Date, equals or exceeds such percentage calculated as of the Closing Date. If, on any Distribution Date, the Class Certificate Principal Balance of the Class M Certificates or of any Class of Class B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (ii), (iii) and (v) of the definition of Junior Optimal Principal Amount, to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Junior Certificates in reduction of their respective Class Certificate Principal Balances in order of priority. If the Class Prepayment Distribution Trigger is not satisfied for any Class of Class B Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking Classes of Junior Certificates because the amount otherwise distributable to such Class pursuant to clauses (ii), (iii) and (v) of the definition of Junior Optimal Principal Amount will be distributable among the outstanding Class M Certificates and each Class of the Class B Certificates as to which the related Class Prepayment Distribution Trigger has been satisfied on a pro rata basis subject to the priority of payments described herein. On any Distribution Date, any reduction in funds available for distribution to the Classes of Junior Certificates resulting from a distribution of the Class PO Deferred Amount to the Class PO Certificates will be allocated to the Classes of Junior Certificates, in reduction of the Allocable Shares thereof, in inverse order of priority.

     Example of Distributions. For an example of hypothetical distributions on the Certificates for a particular Distribution Date, see 'Description of the Certificates--Example of Distributions' in the accompanying Prospectus.

ALLOCATION OF REALIZED LOSSES ON THE CERTIFICATES

     A 'Realized Loss' with respect to a Mortgage Loan is (i) a Bankruptcy Loss (as defined below) or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property. A 'Liquidated Mortgage Loan' is any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

     In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt (such difference, a 'Deficient Valuation'). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a 'Debt Service Reduction').

     A 'Bankruptcy Loss' with respect to any Mortgage Loan is a Deficient Valuation or Debt Service Reduction.

     A 'Fraud Loss' is any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

     A 'Special Hazard Loss' is a Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under the Agreement or any loss due to normal wear and tear or certain other causes.

     On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss, but not including any Debt Service Reduction) on a Discount Mortgage Loan will be allocated to the Class PO Certificates until the Class Certificate Principal Balance thereof is reduced to zero. With respect to any Distribution Date through the Cross-Over Date, the aggregate of all amounts so allocable to the Class PO Certificates on such date in respect of Realized Losses other than Excess Losses in respect of the Discount Mortgage Loans and all amounts previously allocated in respect of such losses to the Class PO Certificates and not distributed on prior Distribution Dates will be the 'Class PO Deferred Amount.' To the extent funds are available therefor on any Distribution Date through the Cross-Over Date, distributions in respect of the Class PO Deferred Amount will be made on the Class PO Certificates in accordance with priority fourth under '--Distributions on the Certificates--Allocation of Available Funds' above. Any distribution of Available Funds in respect of the Class PO Deferred Amount will not reduce the Class Certificate Principal Balance of the Class PO Certificates. No interest will accrue on the Class PO Deferred Amount. On each Distribution Date through the Cross-Over Date, the Class Certificate Principal Balance of the lowest ranking Class of Junior Certificates then outstanding will be reduced by the amount of any distributions in respect of the Class PO Deferred Amount on such Distribution Date, through the operation of the Class PO Deferred Payment Writedown Amount. After the Cross-Over Date, no distributions will be made in respect of, and losses allocated to the Class PO Certificates will not be added to, the Class PO Deferred Amount. Any distribution of Unanticipated Recoveries (as defined in the accompanying Prospectus) on the Class PO Certificates will be adjusted to take into account the Class PO Deferred Amount previously paid to such Class as specified in the Agreement. See 'Servicing of the Mortgage Loans and Contracts--Unanticipated Recoveries of Losses on the Mortgage Loans' in the accompanying Prospectus.

     The applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) on a Mortgage Loan for any Distribution Date will not be allocated to any Senior Certificates until the Cross-Over Date. Prior to the Cross-Over Date (and on such date under certain circumstances), the applicable Non-PO Percentage of the principal portion of any such Realized Loss will be allocated among the outstanding Classes of Junior Certificates, in inverse order of priority, until the Class Certificate Principal Balance of each such Class has been reduced to zero (i.e., such Realized Losses will be allocated first to the Class B5 Certificates while such Certificates are outstanding, second to the Class B4 Certificates, and so
on). The applicable Non-PO Percentage of the principal portion of any Excess Loss (other than a Debt Service Reduction) on a Mortgage Loan for any Distribution Date will be allocated pro rata among all outstanding Classes of Certificates entitled to principal distributions (other than the Class PO Certificates) based on their Class Certificate Principal Balances. An 'Excess Loss' is any Bankruptcy Loss, Fraud Loss and Special Hazard Loss (each a type of Realized Loss) occurring after the Bankruptcy Coverage Termination Date, Fraud Coverage Termination Date and Special Hazard Termination Date, respectively, as described more fully below. Commencing on the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than a Debt Service Reduction) will be allocated among the outstanding Classes of Senior Certificates entitled to principal distributions (other than the Class PO Certificates) pro rata based upon their Class Certificate Principal Balances.

     No reduction of the Class Certificate Principal Balance of any Class shall be made on any Distribution Date on account of any Realized Loss to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Certificates as of such Distribution Date to an amount less than the Pool Scheduled Principal Balance as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation being the 'Loss Allocation Limitation').

     Because the aggregate Notional Principal Balance of the Class A11 Certificates will be equal to the Class Certificate Principal Balance from time to time of the Class A10 Certificates, any Realized Losses that are applied to reduce the Class Certificate Principal Balance of the Class A10 Certificates will also reduce by an equivalent amount the Notional Principal Balance of the Class A11 Certificates. As a result, the amount of interest distributable on the Class A11 Certificates would be reduced.

     The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any the amounts distributable under clause (i) of the definitions of Senior Optimal Principal Amount, Class PO Principal Distribution Amount and Junior Optimal Principal Amount will be reduced by the amount of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds otherwise available for distribution on a Distribution Date. As a result of the subordination of the Junior Certificates in right of distribution, any Debt Service Reductions prior to the Bankruptcy Coverage Termination Date will be borne by the Junior Certificates (to the extent then outstanding) in inverse order of priority. All allocations of Realized Losses to a Class of Certificates will be accomplished on a Distribution Date by reducing the applicable Class Certificate Principal Balance by the appropriate pro rata share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the Certificates (or the calculation of the Class A19 Accrual Amount) commencing on the following Distribution Date, except that the aggregate amount of the principal portion of any Realized Losses (other than Excess Losses and Debt Service Reductions) to be allocated to the Class PO Certificates on any Distribution Date through the Cross-Over Date will also be taken into account in determining distributions in respect of the Class PO Deferred Amount for such Distribution Date. For purposes of allocating the principal portion of Realized Losses (including Excess Losses), the Class Certificate Principal Balance of the Class A19 Certificates will be deemed to equal the lesser of (i) the original Class Certificate Principal Balance of such Certificate (reduced by any Realized Losses previously allocated to such Class) and (ii) the outstanding Class Certificate Principal Balance of such Certificate.

     The interest portion of all Realized Losses will be allocated among the outstanding Classes of Certificates offered hereby entitled to interest distributions to the extent described under '--Distributions on the Certificates--Interest' above. For purposes of making certain calculations under the Agreement, the interest portion of any Realized Loss in respect of a Mortgage Loan will be allocated among the Base Servicing Fee, the Supplemental Servicing Fee and interest at the excess of the Mortgage Rate over the sum of the Base Servicing Fee and the Supplemental Servicing Fee (as defined herein) in proportion to the amount of accrued interest in respect of such Mortgage Loan that would have been so allocated in the absence of any such shortfall.

     The applicable Non-PO Percentage of any Deficient Valuation will on each Distribution Date be allocated solely to the outstanding Junior Certificates until the Bankruptcy Coverage Termination Date. The 'Bankruptcy Coverage Termination Date' is the Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). On each Distribution Date, the 'Bankruptcy Loss Amount' will equal approximately $319,370 (approximately 0.04% of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date), subject to reduction as described in the Agreement, minus the aggregate amount of previous Bankruptcy Losses. The Bankruptcy Loss Amount and the manner of reduction thereof described in the Agreement may be reduced or modified upon written confirmation from Fitch and S&P (each as defined herein) that such reduction or modification will not adversely affect the then current ratings of the Senior Certificates by Fitch and S&P. Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses.

     The applicable Non-PO Percentage of any Fraud Loss will on each Distribution Date be allocated solely to the outstanding Junior Certificates until the Fraud Coverage Termination Date. The 'Fraud Coverage Termination Date' is the Distribution Date upon which the Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the 'Fraud Loss Amount' will equal approximately $9,016,133 (approximately 1.00% of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date). As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Fraud Loss Amount will equal approximately $9,016,133, minus the aggregate amount of Fraud Losses that would have been allocated to the Junior Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the first to the fifth anniversaries of the Cut-off Date, the Fraud Loss Amount will equal (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% (from the first to but excluding the third anniversaries of the Cut-off Date) or 0.5% (from and including the third to but excluding the fifth anniversaries of the Cut-off Date) of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Junior Certificates in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. As of any Distribution Date on or after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

     The applicable Non-PO Percentage of any Special Hazard Loss will on each Distribution Date be allocated solely to the outstanding Junior Certificates until the Special Hazard Termination Date. The 'Special Hazard Termination Date' is the Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the 'Special Hazard Loss Amount' will equal approximately $9,016,133 (approximately 1.00% of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date). As of any Distribution Date, the Special Hazard Loss Amount will equal approximately $9,016,133 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Junior Certificates in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount. For each anniversary of the Cut-off Date, the 'Adjustment Amount' shall be equal to the amount, if any, by which the Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the Company and approved by each of Fitch and S&P, which amount shall not be less than $500,000, and (B) the greater of (x) 1% (or if greater than 1%, the highest percentage of Mortgage Loans by principal balance secured by Mortgaged Properties in any California zip code) of the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATEHOLDERS

     In addition to distributions of principal and interest, (a) the holders of the Class R Certificates will be entitled to receive (i) the amount, if any, of Available Funds remaining in the Upper-Tier REMIC on any Distribution Date after distributions of interest and principal are made on the Certificates on such date and (ii) the proceeds, if any, of the assets of the Trust Fund remaining in the Upper-Tier REMIC after the Class Certificate Principal Balances of all Classes of Certificates (other than the Class RL Certificates) have each been reduced to zero, and (b) the holders of the Class RL Certificates will be entitled to receive (i) the amount, if any, of Available Funds remaining in the Lower-Tier REMIC on any Distribution Date after distributions of principal and interest on the Lower-Tier regular interests and the Class RL Certificates are made on such date and (ii) the proceeds, if any, of the assets of the Trust Fund remaining in the Lower-Tier REMIC after the regular interests in the Lower-Tier REMIC and the Class Certificate Principal Balance of the Class RL Certificates have been reduced to zero. It is not anticipated that any material assets will be remaining for such distributions at any such time. See 'Certain Federal Income Tax Consequences--Residual Certificates' herein.

SUBORDINATION

     Priority of Senior Certificates. As of the date of the initial issuance of the Certificates, the aggregate Certificate Principal Balance of the Junior Certificates will equal approximately 4.00% of the aggregate Certificate Principal Balance of all the Classes of Certificates. The rights of the holders of the Junior Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to such rights of the holders of the Senior Certificates, to the extent described above. The subordination of the Junior Certificates is intended (a) to enhance the likelihood of timely receipt by the holders of the Senior Certificates (to the extent of the subordination of the Junior Certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the Senior Certificates and (b) to afford the holders of the Senior Certificates (to the extent of the subordination of the Junior Certificates) protection against Realized Losses, to the extent described above. If Realized Losses exceed the credit support provided to the Senior Certificates through subordination, or if Excess Losses occur, all or a portion of such losses will be borne by the Senior Certificates.

     The protection afforded to the holders of Senior Certificates by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Junior Certificates, in accordance with the paydown rules specified above under '--Distributions on the Certificates--Allocation of Available Funds,' the amounts due to the Senior Certificateholders on each Distribution Date out of the Available Funds with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of the Junior Certificates, (ii) the allocation to the Junior Certificates of the principal portion of the applicable Non-PO Percentage of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) to the extent set forth herein and (iii) the allocation to the Junior Certificates of the applicable PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) to the extent set forth herein through the operation of the Class PO Deferred Payment Writedown Amount. The allocation of the principal portion of Realized Losses (as set forth herein) to the Junior Certificates on any Distribution Date will decrease the protection provided to the Senior Certificates then outstanding on future Distribution Dates by reducing the aggregate Certificate Principal Balance of the Junior Certificates then outstanding.

     In addition, in order to extend the period during which the Junior Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of the applicable Non-PO Percentage of any prepayment or other unscheduled recovery of principal with respect to a Mortgage Loan will be allocated to the Senior Certificates entitled to principal distributions (other than the Class PO Certificates) during the first five years after the Cut-off Date with such allocation being subject to reduction thereafter as described herein. This allocation has the effect of accelerating the amortization of such Senior Certificates as a group while, in the absence of losses in respect of the Mortgage Loans, increasing the percentage interest in the principal balance of the Mortgage Loans evidenced by the Junior Certificates. Among such Senior Certificates, such amounts will be allocated to the outstanding Group I Senior Certificates during the first five years after the Cut-off Date (except as otherwise described herein on or following the Group I Final Distribution Date) with such allocation being subject to reduction thereafter as described herein, except that such amounts will be allocated pro rata among all of the outstanding Senior Certificates (other than the Class A11 and Class PO Certificates) on each Distribution Date after the Cross-Over Date.

     After the payment of amounts distributable in respect of the Senior Certificates on each Distribution Date, the Junior Certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the Junior Certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the sum of the Allocable Shares of the Classes of Junior Certificates. Amounts so distributed to Junior Certificateholders will not be available to cover any delinquencies or any Realized Losses in respect of subsequent Distribution Dates.

     Priority Among Junior Certificates. As of the date of the initial issuance of the Certificates, the aggregate Certificate Principal Balance of the Class B3, Class B4 and Class B5 Certificates, all of which are subordinate in right of distribution to the Junior Certificates offered hereby, will equal approximately 0.90% of the initial aggregate Certificate Principal Balance of all of the Certificates and approximately 22.50% of the initial aggregate Certificate Principal Balance of all of the Junior Certificates. On each Distribution Date, the holders of any particular Class of Junior Certificates, other than the Class B5 Certificates, will have a preferential right to receive the amounts due them on such Distribution Date out of Available Funds, prior to any distribution being made on such date on each Class of Certificates ranking junior to such Class. In addition, except as described herein, the applicable Non-PO Percentage of the principal portion of any Realized Loss with respect to a Mortgage Loan (other than a Debt Service Reduction or an Excess Loss) and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth herein, in reduction of the Class Certificate Principal Balances of the Junior Certificates in inverse order of priority of such Certificates. The effect of the allocation of such Realized Losses and of the Class PO Deferred Payment Writedown Amount to a Class of Junior Certificates will be to reduce future distributions allocable to such Class and increase the relative portion of distributions allocable to more senior Classes of Certificates.

     In order to maintain the relative levels of subordination among the Junior Certificates, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the Mortgage Loans (which will not be distributable to such Certificates for at least the first five years after the Cut-off Date, except as otherwise described herein on or following the Senior Final Distribution Date) will not be distributable to the holders of any Class of Class B Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See '--Distributions on the Certificates--Principal.' If the Class Prepayment Distribution Trigger is not satisfied with respect to any Class of Class B Certificates, the amortization of more senior ranking Classes of Junior Certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the Mortgage Loans, the percentage interest in the principal balance of the Mortgage Loans evidenced by such Class B Certificates may increase.

     As a result of the subordination of any Class of Certificates, such Class of Certificates will be more sensitive than more senior ranking Classes of Certificates to the rate of delinquencies and defaults on the Mortgage Loans, and under certain circumstances investors in such Certificates may not recover their initial investment.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

     The Residual Certificates will be subject to the restrictions on transfer described in the Prospectus under 'Certain Federal Income Tax Consequences--REMIC Certificates--Transfers of Residual Certificates-- Disqualified Organizations,' '--Foreign Investors' and '--Noneconomic Residual Interests.' In addition, the Agreement provides that the Residual Certificates may not be acquired by an ERISA Plan. The Residual Certificates will contain a legend describing the foregoing restrictions.

                 YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

YIELD

     The effective yield on the Certificates will depend upon, among other things, the price at which the Certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the Mortgage Loans underlying the Certificates.

     The yields to investors will be sensitive in varying degrees to the rate of prepayments on the Mortgage Loans. The extent to which the yield to maturity of a Certificate is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium. In the case of Certificates purchased at a premium, and especially in the case of the Class A11 Certificates, faster than anticipated rates of principal payments on the Mortgage Loans could result in actual yields to investors that are lower than the anticipated yields. In the case of Certificates purchased at a discount, slower than anticipated rates of principal payments on the Mortgage Loans could result in actual yields to investors that are lower than the anticipated yields and could result in an extension of the weighted average lives of such Certificates.

     Rapid rates of prepayments on the Mortgage Loans are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor in the Certificates may be able to reinvest amounts received as payments on the investor's Certificates may be lower than the yield on such Certificates. Conversely, slow rates of prepayments on the Mortgage Loans are likely to coincide with periods of high rates. During such periods, the amount of payments available to an investor for reinvestment at such high rates may be relatively low.

     The Mortgage Loans will not prepay at any constant rate, nor will all of the Mortgage Loans prepay at the same rate at any one time. The timing of changes in the rate of prepayments may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on a Mortgage Loan, the greater the effect on the yield to an investor in the Certificates. As a result, the effect on the yield of principal prepayments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates is not likely to be offset by a later equivalent reduction (or increase) in the rate of principal prepayments.

     The Mortgage Loans will bear interest at fixed Mortgage Rates, payable in arrears. Each monthly interest payment on a Mortgage Loan is calculated as 1/12th of the applicable Mortgage Rate times the outstanding principal balance of such Mortgage Loan on the first day of the month.

     The effective yield to holders of Certificates other than the LIBOR Certificates entitled to interest distributions will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the applicable purchase prices thereof because, while interest will accrue from the first day of each month, the distribution of such interest will not be made until the 25th day (or if such day is not a business day, the immediately following business day) of the month following the month of accrual. In addition, the effective yield on the Certificates will be affected by any Net Interest Shortfall and the interest portion of certain losses. See 'Description of the Certificates' herein.

PREPAYMENTS

     The rate of distribution of principal of the Certificates (and the aggregate amount of interest payable on the Class A11 Certificates) will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Loans. Such principal payments will include scheduled payments as well as voluntary prepayments by borrowers (such as, for example, prepayments in full due to refinancings, including refinancings made by the Company in the ordinary course of conducting its mortgage banking business, some of which refinancings may be solicited by the Company, or prepayments in connection with biweekly payment programs, participation in which may be solicited by the Company) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties, from repurchase by the Company of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan therefor) and from an exercise by the Company of its option to repurchase a Defaulted Mortgage Loan. See 'Yield, Maturity and Weighted Average Life Considerations' in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. In addition, as a result of the fact that Certificateholders (other than holders of the Class A11 Certificates) will generally be entitled on any Distribution Date to receive from Available Funds distributions of amounts based on clause (iv) of each of the definitions of Senior Optimal Principal Amount, Class PO Principal Distribution Amount or Junior Optimal Principal Amount, as the case may be, the occurrence of defaults on the Mortgage Loans may produce the same effect on the Certificates receiving such distributions as an early receipt of principal.

     A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments of the Mortgage Loans. These factors may include the age of such Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of such Mortgage Loans, the characteristics of the borrowers, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, prevailing interest rates in relation to the interest rates on such Mortgage Loans, the availability of mortgage funds, the use of second or 'home equity' mortgage loans by mortgagors, the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties, tax-related considerations and, where investment properties are securing such Mortgage Loans, the availability of other investments. The rate of principal payment may also be subject to seasonal variations.

     The rate of principal prepayments on pools of conventional mortgage loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates were to rise significantly above the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below the interest rates on the Mortgage Loans.

     Voluntary prepayments in full of principal on the Mortgage Loans received by the Company (or, in the case of Mortgage Loans master-serviced by the Company, of which the Company receives notice) from the first day through the fifteenth day of each month (other than the month of the Cut-off Date) are passed through to the Certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the Cut-off Date, from the Cut-off Date) through the last day of each month, and all voluntary partial prepayments of principal on the Mortgage Loans are passed through to the Certificateholders in the month following the month of receipt or payment. Any prepayment of a Mortgage Loan or liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Agreement) will generally have the effect of passing through to the Certificateholders principal amounts (or, in the case of the Class A11 Certificates, reducing the Notional Principal Balance thereof) which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such Mortgage Loan.

     The entire amount of the applicable Non-PO Percentage of any prepayments and other unscheduled recoveries of principal with respect to a Mortgage Loan will be allocated solely to the outstanding Senior Certificates (other than the Class A11 and Class PO Certificates) during the first five years after the Cut-off Date, with such allocation being subject to reduction thereafter as described herein. Among such Senior Certificates, such amounts will be allocated solely to the outstanding Group I Senior Certificates during the first five years after the Cut-off Date (except as otherwise described herein on or following the Group I Final Distribution Date), with such allocation being subject to reduction thereafter as described herein, provided that such amounts will be allocated pro rata among all the outstanding Senior Certificates (other than the Class A11 and Class PO Certificates) on each Distribution Date after the Cross-Over Date. This allocation between the Group I Senior Certificates and the Group II Senior Certificates is designed to accelerate the allocation of principal prepayments and certain other unscheduled recoveries of principal on the Mortgage Loans to holders of the Group I Senior Certificates relative to the Group II Senior Certificates through the Cross-Over Date. In addition, the Group II Senior Certificates will not receive any distributions of scheduled principal payments during the first five years after the Cut-off Date, except as otherwise described herein on or following the earlier of the Group I Final Distribution Date and the Cross-Over Date. Notwithstanding the foregoing, all distributions of principal on the outstanding Senior Certificates (other than the Class A11 and Class PO Certificates) will be made pro rata among such Certificates on each Distribution Date after the Cross-Over Date. See 'Description of the Certificates-- Distributions on the Certificates--Principal' herein.

     When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest ('Prepayment Interest') on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the Mortgage Rate by 360) which is applied to the principal amount of the loan so prepaid. When such a prepayment is made during the period from the sixteenth day through the last day of any month (and from the Cut-off Date through the fifteenth day of the month of the Cut-off Date), such Prepayment Interest is passed through to the Certificateholders in the month following its receipt and the amount of interest thus distributed to Certificateholders, to the extent not supplemented by a Compensating Interest Payment (as defined herein), will be less than the amount which would have been distributed (or added to the Class Certificate Principal Balance of the Class A19 Certificates) in the absence of such prepayment. The payment of a claim under certain insurance policies or the purchase of a defaulted Mortgage Loan by a private mortgage insurer may also cause a reduction in the amount of interest passed through. Shortfalls described in this paragraph will be borne by Certificateholders to the extent described herein. See 'Description of the Certificates--Distributions on the Certificates--Interest' herein.

     Any partial prepayment will be applied to the balance of the related Mortgage Loan as of the first day of the month of receipt, will be passed through to the Certificateholders in the following month and, to the extent not supplemented by a Compensating Interest Payment, will reduce the aggregate amount of interest distributable to the Certificateholders in such month in an amount equal to 30 days of interest at the related Net Mortgage Rate on the amount of such prepayment.

     The yield on certain Classes of the Certificates also may be affected by any repurchase by the Company of the Mortgage Loans as described under 'The Pooling and Servicing Agreement--Termination' herein.

SENSITIVITY OF THE LIBOR CERTIFICATES

     The yield to investors in the LIBOR Certificates will be highly sensitive to the level of LIBOR. Investors in the Class A10, Class A12, Class A15, Class A20, Class A22 and Class A25 Certificates should consider (i) the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on such Certificates and (ii) the fact that the Certificate Interest Rate on the Class A10, Class A12, Class A15, Class A20, Class A22 and Class A25 Certificates cannot exceed 8.50%, 8.50%, 8.50%, 9.00%, 8.50% and 9.00%, respectively (which would occur whenever LIBOR equals or exceeds 8.20%, 8.10%, 8.00%, 8.20%, 7.75% and 8.20%, respectively, for any relevant Interest Accrual Period other than the first such period). Conversely, investors in the Class A11, Class A13, Class A16, Class A17, Class A18, Class A21, Class A23 and Class A26 Certificates (together, the 'Inverse Floating Rate Certificates') should consider (i) the risk that higher than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on such Certificates and (ii) the fact that the rate of interest on the Class A11, Class A13, Class A16, Class A17, Class A18, Class A21, Class A23 and Class A26 Certificates can fall as low as 0.0% (which will occur whenever LIBOR equals or exceeds 8.20%, 8.10%, 8.00%, 7.00%, 8.00%, 8.20%, 7.75% and 8.20%, respectively, for any relevant Interest Accrual Period other than the first such period). Investors in the Class A18 Certificates should also consider the fact that the Certificate Interest Rate on such Certificates cannot exceed 9.25%, which would occur whenever LIBOR equals or is less than 7.00%.

     Levels of LIBOR may have little or no correlation to levels of prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates, which might be expected to result in slower prepayments, could occur concurrently with a decreased level of LIBOR. In addition, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in the LIBOR Certificates even if the average level is consistent with such investor's expectation. In general, the earlier a change in the level of LIBOR, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. Investors in the Class A11 Certificates should also consider the risk that rapid rates of principal payments could result in the failure of such investors to fully recover their investment.

     To illustrate the significance of prepayments and changes in LIBOR on the distributions on the Inverse Floating Rate Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond-equivalent basis) under the specified assumptions at the different constant percentages of the Prepayment

Assumption (as defined herein) and the different levels of LIBOR indicated. The yields were calculated by determining the applicable monthly discount rate which, when applied to the related assumed stream of cash flows to be paid on the Inverse Floating Rate Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price for such Certificates stated in such table and converting the applicable monthly discount rate to a corporate bond-equivalent rate. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Inverse Floating Rate Certificates, and, consequently, do not reflect the return on any investment when such reinvestment rates are considered. It is unlikely that the Mortgage Loans will prepay at a constant level of the Prepayment Assumption until maturity, that all of the Mortgage Loans will prepay at the same rate or that LIBOR will not vary. The timing of changes in the rate of the prepayments may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to any investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Moreover, as noted above, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in an Inverse Floating Rate Certificate.

     The following tables have been prepared based on the Modeling Assumptions and the additional assumptions that: (i) the applicable assumed purchase price of an Inverse Floating Rate Certificate is the sum of (x) the product of the assumed purchase price percentage specified below (which does not include accrued interest) and the initial Class Certificate Principal Balance (or Notional Principal Balance) thereof and (y) the accrued interest on such Certificate from August 25, 1998 to the Closing Date; (ii) on the LIBOR Determination Date occurring in September 1998 and on each LIBOR Determination Date thereafter, LIBOR is the level specified; and (iii) such purchase price is paid on the Closing Date.

            PRE-TAX YIELD* TO MATURITY OF THE CLASS A11 CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE = 6.00%)

                                                                                     PREPAYMENT ASSUMPTION
                                                                          --------------------------------------------
LEVELS OF LIBOR                                                            0%      100%      275%      450%      500%
-----------------------------------------------------------------------   ----    ------    ------    ------    ------
4.65625%...............................................................   63.1%     48.5%     48.5%     48.5%     47.8%
5.65625%...............................................................   43.1%     24.9%     24.9%     24.9%     23.7%
6.65625%...............................................................   23.3%     (0.9)%    (0.9)%    (0.9)%    (2.9)%
7.65625%...............................................................    1.0%    (35.1)%   (35.1)%   (35.1)%   (38.8)%
8.2000% and above......................................................     **        **        **        **        **

------------------
*Corporate bond equivalent basis
**Indicates that investors will suffer a loss of virtually all their investment.

            PRE-TAX YIELD* TO MATURITY OF THE CLASS A13 CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE = 99.75%)

                                                                                 PREPAYMENT ASSUMPTION
                                                                      --------------------------------------------
LEVELS OF LIBOR                                                        0%     100%    200%    275%    400%    500%
-------------------------------------------------------------------   ----    ----    ----    ----    ----    ----
4.65625%...........................................................   13.6%   13.6%   13.6%   13.6%   13.6%   13.6%
5.65625%...........................................................    9.6%   9.7 %   9.7 %   9.7 %   9.7 %   9.7 %
6.65625%...........................................................    5.7%   5.7 %   5.8 %   5.8 %   5.8 %   5.9 %
7.65625%...........................................................    1.8%   1.8 %   1.9 %   1.9 %   2.0 %   2.1 %
8.10000% and above.................................................    0.1%   0.1 %   0.2 %   0.2 %   0.3 %   0.4 %

------------------
*Corporate bond equivalent basis

            PRE-TAX YIELD* TO MATURITY OF THE CLASS A16 CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE = 98.00%)

                                                                                 PREPAYMENT ASSUMPTION
                                                                      --------------------------------------------
LEVELS OF LIBOR                                                        0%     100%    200%    275%    400%    500%
-------------------------------------------------------------------   ----    ----    ----    ----    ----    ----
4.65625%...........................................................   13.5%   13.6%   13.8%   13.8%   14.0%   14.2%
5.65625%...........................................................    9.4%   9.5 %   9.8 %   9.8 %   10.0%   10.2%
6.65625%...........................................................    5.4%   5.5 %   5.8 %   5.8 %   6.1 %   6.3 %
7.65625%...........................................................    1.5%   1.6 %   1.9 %   1.9 %   2.2 %   2.5 %
8.00000% and above.................................................    0.1%   0.2 %   0.6 %   0.6 %   0.9 %   1.2 %

------------------

*Corporate bond equivalent basis

            PRE-TAX YIELD* TO MATURITY OF THE CLASS A17 CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE = 97.00%)

                                                                                 PREPAYMENT ASSUMPTION
                                                                      --------------------------------------------
LEVELS OF LIBOR                                                        0%     100%    200%    275%    400%    500%
-------------------------------------------------------------------   ----    ----    ----    ----    ----    ----
4.65625%...........................................................   16.4%   16.5%   16.6%   16.7%   17.6%   17.9%
5.65625%...........................................................    9.4%   9.4 %   9.5 %   9.7 %   10.8%   11.2%
6.65625%...........................................................    2.5%   2.6 %   2.7 %   2.8 %   4.1 %   4.6 %
7.00000% and above.................................................    0.2%   0.2 %   0.4 %   0.5 %   1.8 %   2.4 %

------------------

*Corporate bond equivalent basis

            PRE-TAX YIELD* TO MATURITY OF THE CLASS A18 CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE = 97.00%)

                                                                                 PREPAYMENT ASSUMPTION
                                                                      --------------------------------------------
LEVELS OF LIBOR                                                        0%     100%    200%    275%    400%    500%
-------------------------------------------------------------------   ----    ----    ----    ----    ----    ----
4.65625%...........................................................    9.8%   9.8 %   9.9 %   10.1%   11.2%   11.6%
5.65625%...........................................................    9.8%   9.8 %   9.9 %   10.1%   11.2%   11.6%
6.65625%...........................................................    9.8%   9.8 %   9.9 %   10.1%   11.2%   11.6%
7.65625%...........................................................    3.4%   3.5 %   3.6 %   3.8 %   5.0 %   5.5 %
8.00000% and above.................................................    0.2%   0.2 %   0.4 %   0.5 %   1.9 %   2.4 %

------------------

*Corporate bond equivalent basis

            PRE-TAX YIELD* TO MATURITY OF THE CLASS A21 CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE = 92.00%)

                                                                                     PREPAYMENT ASSUMPTION
                                                                              ------------------------------------
LEVELS OF LIBOR                                                                0%     100%    275%    400%    500%
---------------------------------------------------------------------------   ----    ----    ----    ----    ----
4.65625%...................................................................   11.8%   11.9%   12.0%   12.3%   12.7%
5.65625%...................................................................    8.5%   8.5 %   8.7 %   9.0 %   9.4 %
6.65625%...................................................................    5.2%   5.3 %   5.4 %   5.8 %   6.2 %
7.65625%...................................................................    2.0%   2.0 %   2.2 %   2.6 %   3.1 %
8.20000% and above.........................................................    0.3%   0.3 %   0.5 %   0.8 %   1.4 %

------------------

*Corporate bond equivalent basis

            PRE-TAX YIELD* TO MATURITY OF THE CLASS A23 CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE = 98.00%)

                                                                                     PREPAYMENT ASSUMPTION
                                                                              ------------------------------------
LEVELS OF LIBOR                                                                0%     100%    275%    400%    500%
---------------------------------------------------------------------------   ----    ----    ----    ----    ----
4.65625%...................................................................   12.5%   12.5%   12.5%   12.6%   12.6%
5.65625%...................................................................    8.4%   8.5 %   8.5 %   8.5 %   8.6 %
6.65625%...................................................................    4.4%   4.5 %   4.5 %   4.6 %   4.6 %
7.65625%...................................................................    0.5%   0.5 %   0.6 %   0.6 %   0.7 %
7.75000% and above.........................................................    0.1%   0.2 %   0.2 %   0.3 %   0.3 %

------------------
*Corporate bond equivalent basis

            PRE-TAX YIELD* TO MATURITY OF THE CLASS A26 CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE = 96.00%)

                                                                                     PREPAYMENT ASSUMPTION
                                                                              ------------------------------------
LEVELS OF LIBOR                                                                0%     100%    275%    400%    500%
---------------------------------------------------------------------------   ----    ----    ----    ----    ----
4.65625%...................................................................   11.3%   11.3%   11.4%   11.4%   11.5%
5.65625%...................................................................    8.1%   8.1 %   8.2 %   8.3 %   8.3 %
6.65625%...................................................................    5.0%   5.0 %   5.1 %   5.1 %   5.2 %
7.65625%...................................................................    1.8%   1.9 %   1.9 %   2.0 %   2.1 %
8.20000% and above.........................................................    0.2%   0.2 %   0.3 %   0.3 %   0.4 %

------------------
*Corporate bond equivalent basis

     The preceding tables do not take into account the effect of Interest Shortfalls in respect of the Mortgage Loans. The Mortgage Loans may not have all of the characteristics assumed and there can be no assurance (i) that the Mortgage Loans will prepay at any of the constant rates shown in the tables or at any particular rate, (ii) that the pre-tax yields to maturity on the Inverse Floating Rate Certificates will correspond to any of the amounts shown herein,
(iii) that the levels of LIBOR will correspond to the levels shown herein or
(iv) that the purchase price of an Inverse Floater Rate Certificate will be as assumed. The tables do not constitute a representation as to the correlation of any level of LIBOR and the rate of prepayments on the Mortgage Loans. Each investor must make its own decision as to the appropriate prepayment assumptions to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase an Inverse Floater Rate Certificate.

THE CLASS M, CLASS B1 AND CLASS B2 CERTIFICATES

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class M, Class B1 and Class B2 Certificates will be affected by the rate of prepayments on the Mortgage Loans, as well as the rate of mortgagor defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See 'Description of the Certificates--Allocation of Realized Losses on the Certificates' herein for a description of the manner in which such losses are borne by the holders of the Certificates. If the purchaser of a Class M, Class B1 or Class B2 Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     The yields to maturity on the Classes of Class B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted Mortgage Loans than will the yields on such Classes with lower numerical designations, and the yields to maturity on all of the Class B Certificates will be more sensitive to such losses than will the yields on the other Classes of Certificates. The yields to maturity on the Class M Certificates will be more sensitive to such losses than will the yields on the Senior Certificates and less sensitive than the yields on the Class B Certificates. The Junior Certificates will be more sensitive to losses due to liquidations of defaulted Mortgage Loans because the entire amount of such losses will be allocable to such

Certificates in inverse order of priority, either directly or through the allocation of the Class PO Deferred Payment Writedown Amount, except as provided herein. To the extent not covered by the Company's advances of delinquent monthly payments of principal and interest, delinquencies on the Mortgage Loans may also have a relatively greater effect (i) on the yields to investors in the Class B Certificates with higher numerical designations than on the yields to investors in those Class B Certificates with lower numerical designations, (ii) on the yields to investors in the Class B Certificates than on the yields to investors in the other Classes of the Certificates, and (iii) on the yields to investors in the Class M Certificates than on the yields to investors in the Senior Certificates. As described above under 'Description of the Certificates--Distributions on the Certificates--Interest' and '--Principal,' '--Allocation of Realized Losses on the Certificates' and '--Subordination,' amounts otherwise distributable to holders of any Class of Class B Certificates will be made available to protect the holders of the more senior ranking Classes of the Certificates against interruptions in distributions due to certain mortgagor delinquencies. Amounts otherwise distributable to holders of the Class M Certificates will be made available to protect the holders of the Senior Certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Junior Certificates.

     To the extent that the Class M, Class B1 or Class B2 Certificates are being purchased at discounts from their initial Class Certificate Principal Balances, if the purchaser of such a Certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such Certificate, its actual yield to maturity may be lower than that so calculated.

FINAL PAYMENT CONSIDERATIONS

     The rate of payment of principal of the Certificates will depend on the rate of payment of principal of the Mortgage Loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of the Mortgage Loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. As of the Cut-off Date, the month and year of the latest scheduled maturity of a Mortgage Loan is expected to be August 2028. In addition, to the extent delinquencies and defaults are not covered by advances made by the Company or offset by the effect of the subordination of the Junior Certificates, delinquencies and defaults could affect the actual maturity of the Certificates offered hereby.

WEIGHTED AVERAGE LIVES OF THE CERTIFICATES

     The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

     The weighted average lives of the Certificates will be affected, to varying degrees, by the rate of principal payments on the Mortgage Loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal of such Certificates. The interaction of the foregoing factors may have different effects on the various Classes of the Certificates and the effects on any Class may vary at different times during the life of such Class. Further, to the extent the prices of Classes of Certificates represent discounts or premiums to their respective original Class Certificate Principal Balances, variability in the weighted average lives of such Classes of Certificates could result in variability in the related yields to maturity.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the 'Prepayment Assumption') represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans in the Mortgage Pool. A prepayment assumption of 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum.

     PAC Certificates. The PAC Balances Table (set forth in Appendix A hereto) for the Class A6, Class A7, Class A8, Class A9, Class A10 and Class A14 Certificates (together, the 'PAC Certificates') was prepared by calculating the amounts that would be available for payments on the PAC Certificates, using, among other things, the Modeling Assumptions and a range of constant Mortgage prepayment rates (the 'Structuring Range'), expressed as a percentage of the Prepayment Assumption, and on the basis of the actual characteristics of the Mortgage Loans expected to be included in the Mortgage Pool. The Structuring Range for the Class A6, Class A7, Class A8, Class A9 and Class A10 Certificates is 100% through 450% of the Prepayment Assumption. The Structuring Range for the Class A14 Certificates is 140% through 250% of the Prepayment Assumption. However, because the actual characteristics of the Mortgage Loans included in the Mortgage Pool may differ from those expected, and because the Mortgage Loans may not prepay within any Structuring Range or at any other given range of constant prepayment rates, it is not likely that the PAC Certificates will consistently pay down in accordance with their PAC Balances Table.

     Principal distributions on the PAC Certificates are likely to be relatively stable and in accordance with their respective schedules shown in the PAC Balances Table so long as Mortgage Loan prepayments are neither too fast nor too slow to support such schedules. Moreover, if the PAC Certificates fall behind their respective schedules, they will have cumulative priority for future principal distributions from amounts available for distribution of principal. For the PAC Certificates, there is a range of constant Mortgage prepayment rates (an 'Effective Range') at which such Certificates would pay down in accordance with their schedules shown in the PAC Balances Table. The initial Effective Range for the PAC Certificates may be wider than the corresponding Structuring Range described above.

     The Effective Range for the PAC Certificates offered hereby can narrow or 'shift' upward or downward over time as a result of the rates of principal payments actually experienced on the Mortgage Loans. Moreover, the Mortgage Loans will not prepay at any constant rate, and there can be no assurance that the amount available for principal distributions on the PAC Certificates on any Distribution Date will be sufficient to reduce the Certificate Principal Balances thereof to their respective schedules. Non-constant prepayment rates can cause any Class of PAC Certificates not to pay down in accordance with its PAC Balances schedule, even if such rates remain within the initial Effective Range for such Certificates.

     If the Mortgage Loans prepay at rates that are generally below the applicable Effective Range for the PAC Certificates, the amount available for principal distributions on any Class thereof on any Distribution Date may be insufficient to reduce the Class Certificate Principal Balance thereof to its PAC Balance, and the weighted average life of such Certificates may be extended, perhaps significantly. Conversely, if the Mortgage Loans prepay at rates that are generally above the applicable Effective Range for the PAC Certificates, the weighted average life of any Class thereof may be shortened, perhaps significantly.

     The principal payment stability of the PAC Certificates will be supported by the Class A12, Class A13, Class A15, Class A16, Class A17, Class A18 and Class A19 Certificates. As a result, the PAC Certificates will be less sensitive to Mortgage Loan prepayment rates than such Certificates. When the Class Certificate Principal Balances of such Certificates have been reduced to zero, the PAC Certificates will become more sensitive to Mortgage Loan prepayments.

     Scheduled Certificates. Principal distributions on the Class A16 Certificates (the 'Scheduled Certificates') are likely to be relatively stable so long as the Mortgage Loan prepayments are neither too fast nor too slow to support the Scheduled Balance schedule.

     The Scheduled Balances Table (set forth in Appendix C hereto) for the Scheduled Certificates was prepared by calculating the amounts that would be available for payment on the Scheduled Certificates using, among other things, the Modeling Assumptions and a range of constant Mortgage Loan prepayment rates expressed as a percentage of the Prepayment Assumption. The structuring range results in an initial Effective Range for the Scheduled Balances schedule of 260% through 300% of the Prepayment Assumption.

     However, because the actual characteristics of the Mortgage Loans included in the Mortgage Pool may differ from those expected, and because the Mortgage Loans may not prepay within the foregoing Effective Range or at any other given range of constant prepayment rates, it is not likely that the Scheduled Certificates will consistently pay down in accordance with their Scheduled Balances Table.

     Although the Scheduled Certificates receive some protection from fast or slow prepayment rates through the operation of the Scheduled Balances schedule, the range of constant Mortgage Loan prepayment rates at which the weighted average lives of the Scheduled Certificates would be shielded from sensitivity to Mortgage Loan prepayments is narrower than the Structuring Ranges for the PAC Certificates.

     Aggregate TAC Segment Certificates. Distributions of principal on the Class A12, Class A13, Class A14, Class A15, Class A16, Class A17 and Class A18 Certificates, in the aggregate, will be made in respect of the Aggregate TAC Segment. The Aggregate TAC Segment is not a Certificate. The principal balance of the Aggregate TAC Segment at any time will be equal to the sum of the Certificate Principal Balances of each of the Aggregate TAC Segment Certificates. Based on the Modeling Assumptions, the Aggregate TAC Segment would pay down in accordance with the Aggregate TAC Segment Balances schedule if the Mortgage Loans were to prepay at a constant rate of 200% of the Prepayment Assumption until the Class Certificate Principal Balances of the Aggregate TAC Segment Certificates have each been reduced to zero. However, if the Mortgage Loans prepay at rates that are generally below 200% of the Prepayment Assumption, the Aggregate TAC Segment will not be reduced to its Aggregate TAC Segment Balance and the weighted average life of the Aggregate TAC Segment may be extended, perhaps significantly. If the Mortgage Loans prepay at rates that are generally above 200% of the Prepayment Assumption, the weighted average life of the Aggregate TAC Segment may be shortened, perhaps significantly. The Class A19 Certificates support the principal payment stability of the Aggregate TAC Segment.

     Support Certificates. The Class A19 Certificates (the 'Support Certificates') will support the principal payment stability of the PAC Certificates, the Scheduled Certificates and the Aggregate TAC Segment Certificates. As a result, the weighted average life of the Support Certificates will be more sensitive to Mortgage Loan prepayments than those of such other Certificates. The Support Certificates may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period. To the extent that a low rate of principal payments on the Mortgage Loans results in Available Funds on any Distribution Date being equal to or less than the amount required to be distributed as principal on the PAC Certificates, the Scheduled Certificates and the Aggregate TAC Segment Certificates in accordance with their respective PAC Balances, Scheduled Balances or Aggregate TAC Segment Balances schedules, the Support Certificates will receive no principal payments on such Distribution Date. Conversely, to the extent that a high rate of prepayments results in Available Funds being in excess of such amount, such excess will be applied, to the extent of the Group I Senior Principal Distribution Amount, to the Support Certificates until the Class Certificate Principal Balance thereof has been reduced to zero. Thus, a relatively rapid rate of prepayments in respect of the Mortgage Loans may significantly shorten the weighted average life of the Support Certificates, and a relatively slow rate of prepayments on such Mortgage Loans may significantly extend the weighted average life of the Support Certificates.

     Tables of Class Certificate Principal Balances. The following tables set forth the percentages of the initial Class Certificate Principal Balance of each Class of Certificates offered hereby that would be outstanding after each of the dates shown at the specified constant percentages of the Prepayment Assumption and the corresponding weighted average life of each such Class of Certificates. For purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption set forth in the tables, it is assumed with respect to the Mortgage Loans (the 'Modeling Assumptions') that (i) the distributions in respect of the Certificates are made and received in cash on the 25th day of each month commencing in September 1998, (ii) the Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption, (iii) the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date is $901,613,270, (iv) no defaults or delinquencies in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced and the Company does not repurchase any of the Mortgage Loans as permitted or required by the Agreement, (v) the Company does not exercise its option to repurchase all the Mortgage Loans in the Trust Fund as described under the caption 'The Pooling and Servicing Agreement--Termination' herein, (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in September 1998, and are computed prior to giving effect to prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month (commencing August
1998) and include 30 days' interest thereon, and no Interest Shortfalls occur in respect of the Mortgage Loans, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining balance of the Mortgage Loan by its remaining term to maturity, (ix) the initial Class Certificate Principal Balance and Certificate Interest Rate for each Class of Certificates offered hereby are as indicated on the cover page hereof, (x) the date of the initial issuance of the Certificates is August 27, 1998, (xi) the amount distributable to Certificateholders is not reduced by the incurrence of any expenses by the Trust Fund and (xii) the Mortgage Loans are divided into two groups (each, a 'Mortgage Loan Group') and the Mortgage Loans in each Mortgage Loan Group have the respective characteristics described below:

                                    AGGREGATE                                                         STATED
                                    SCHEDULED                                                        REMAINING
                                    PRINCIPAL                                                         TERM TO
                                  BALANCE AS OF        MORTGAGE      NET MORTGAGE        AGE         MATURITY
MORTGAGE LOAN GROUP              THE CUT-OFF DATE        RATE            RATE          (MONTHS)      (MONTHS)
------------------------------   ----------------    ------------    ------------    ------------    ---------
Discount......................   $     56,870,153    6.8160084755%   6.6030108620%        1             359
Non-Discount..................        844,743,117    7.3864579915    7.1341450124         1             358

     It is not likely that the Mortgage Loans will prepay at a constant level of the Prepayment Assumption. In addition, because certain of the Mortgage Loans may have remaining terms to maturity and may bear interest at rates that are different from those assumed, the actual Class Certificate Principal Balance of each Class of Certificates outstanding at any time and the actual weighted average life of each Class of Certificates may differ from the corresponding information in the table for each indicated percentage of the Prepayment Assumption. Furthermore, even if all the Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption and the weighted average mortgage interest rate and weighted average stated remaining term to maturity of the Mortgage Loans were to equal the weighted average mortgage interest rate and weighted average stated remaining term to maturity of the assumed Mortgage Loans, due to the actual distribution of remaining terms to maturity and interest rates among the Mortgage Loans, the actual Class Certificate Principal Balance of each Class of Certificates outstanding at any time and the actual weighted average life of each Class of Certificates would differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                   CLASS A1                            CLASS A2                            CLASS A3
                       --------------------------------    --------------------------------    --------------------------------
DISTRIBUTION DATE       0%    100%   275%   400%   500%     0%    100%   275%   400%   500%     0%    100%   275%   400%   500%
---------------------  ----   ----   ----   ----   ----    ----   ----   ----   ----   ----    ----   ----   ----   ----   ----
Initial Percentage...   100   100    100    100    100      100   100    100    100    100      100   100    100    100    100
August 1999..........    99    96     93     90     88       98    95     89     85     82       99    97     94     91     90
August 2000..........    97    89     76     67     60       96    85     65     52     42       98    91     80     72     66
August 2001..........    96    80     55     39     28       94    71     35     11      0       96    83     62     49     39
August 2002..........    94    71     37     17      4       91    58      8      0      0       95    76     47     31     20
August 2003..........    92    62     22      1      0       88    45      0      0      0       93    68     35     17      6
August 2004..........    90    55     11      0      0       86    34      0      0      0       92    62     26      9      0
August 2005..........    88    48      2      0      0       83    24      0      0      0       90    56     18      3      0
August 2006..........    86    42      0      0      0       80    15      0      0      0       89    51     13      0      0
August 2007..........    84    36      0      0      0       77     7      0      0      0       87    47      9      0      0
August 2008..........    82    31      0      0      0       73     0      0      0      0       85    42      6      0      0
August 2009..........    79    26      0      0      0       70     0      0      0      0       83    38      4      0      0
August 2010..........    77    22      0      0      0       66     0      0      0      0       80    34      2      0      0
August 2011..........    74    17      0      0      0       62     0      0      0      0       78    31      *      0      0
August 2012..........    70    13      0      0      0       57     0      0      0      0       75    28      0      0      0
August 2013..........    67    10      0      0      0       52     0      0      0      0       72    24      0      0      0
August 2014..........    63     6      0      0      0       47     0      0      0      0       69    21      0      0      0
August 2015..........    59     3      0      0      0       41     0      0      0      0       66    19      0      0      0
August 2016..........    55     0      0      0      0       35     0      0      0      0       63    16      0      0      0
August 2017..........    51     0      0      0      0       28     0      0      0      0       59    13      0      0      0
August 2018..........    46     0      0      0      0       21     0      0      0      0       55    11      0      0      0
August 2019..........    40     0      0      0      0       13     0      0      0      0       50     9      0      0      0
August 2020..........    35     0      0      0      0        5     0      0      0      0       45     7      0      0      0
August 2021..........    29     0      0      0      0        0     0      0      0      0       40     5      0      0      0
August 2022..........    22     0      0      0      0        0     0      0      0      0       35     3      0      0      0
August 2023..........    15     0      0      0      0        0     0      0      0      0       29     1      0      0      0
August 2024..........     7     0      0      0      0        0     0      0      0      0       23     0      0      0      0
August 2025..........     0     0      0      0      0        0     0      0      0      0       16     0      0      0      0
August 2026..........     0     0      0      0      0        0     0      0      0      0        8     0      0      0      0
August 2027..........     0     0      0      0      0        0     0      0      0      0        *     0      0      0      0
August 2028..........     0     0      0      0      0        0     0      0      0      0        0     0      0      0      0
Weighted Average Life
 (in years)(1).......  17.5   7.6    3.5    2.7    2.3     14.2   4.9    2.5    2.0    1.8     19.2   9.9    4.5    3.3    2.8

------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

              PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                          OUTSTANDING OF THE CERTIFICATES

                                   CLASS A4                            CLASS A5                            CLASS A6
                       --------------------------------    --------------------------------    --------------------------------
DISTRIBUTION DATE       0%    100%   275%   400%   500%     0%    100%   275%   400%   500%     0%    100%   275%   450%   500%
---------------------  ----   ----   ----   ----   ----    ----   ----   ----   ----   ----    ----   ----   ----   ----   ----
Initial Percentage...   100   100    100    100    100      100   100    100    100    100      100   100    100    100    100
August 1999..........    99    97     94     92     91      100   100    100    100    100       99    97     97     97     97
August 2000..........    98    92     82     75     70      100   100    100    100    100       90    51     51     51     51
August 2001..........    97    85     66     54     45      100   100    100    100     92       79     0      0      0      0
August 2002..........    95    78     53     38     28      100   100    100     73     47       68     0      0      0      0
August 2003..........    94    72     41     26     10      100   100     82     41     15       56     0      0      0      0
August 2004..........    93    66     33     13      0      100   100     60     20      0       44     0      0      0      0
August 2005..........    91    61     26      4      0      100   100     43      6      0       32     0      0      0      0
August 2006..........    90    56     19      0      0      100   100     30      0      0       19     0      0      0      0
August 2007..........    88    52     14      0      0      100   100     21      0      0        4     0      0      0      0
August 2008..........    86    48      9      0      0      100    99     14      0      0        0     0      0      0      0
August 2009..........    84    44      6      0      0      100    90      9      0      0        0     0      0      0      0
August 2010..........    82    41      3      0      0      100    81      4      0      0        0     0      0      0      0
August 2011..........    80    38      *      0      0      100    73      *      0      0        0     0      0      0      0
August 2012..........    78    35      0      0      0      100    65      0      0      0        0     0      0      0      0
August 2013..........    75    32      0      0      0      100    57      0      0      0        0     0      0      0      0
August 2014..........    72    29      0      0      0      100    50      0      0      0        0     0      0      0      0
August 2015..........    69    27      0      0      0      100    44      0      0      0        0     0      0      0      0
August 2016..........    66    24      0      0      0      100    37      0      0      0        0     0      0      0      0
August 2017..........    63    20      0      0      0      100    31      0      0      0        0     0      0      0      0
August 2018..........    59    17      0      0      0      100    26      0      0      0        0     0      0      0      0
August 2019..........    55    13      0      0      0      100    20      0      0      0        0     0      0      0      0
August 2020..........    51    10      0      0      0      100    15      0      0      0        0     0      0      0      0
August 2021..........    46     7      0      0      0       95    11      0      0      0        0     0      0      0      0
August 2022..........    41     4      0      0      0       82     6      0      0      0        0     0      0      0      0
August 2023..........    36     1      0      0      0       68     2      0      0      0        0     0      0      0      0
August 2024..........    30     0      0      0      0       53     0      0      0      0        0     0      0      0      0
August 2025..........    24     0      0      0      0       37     0      0      0      0        0     0      0      0      0
August 2026..........    13     0      0      0      0       20     0      0      0      0        0     0      0      0      0
August 2027..........     1     0      0      0      0        1     0      0      0      0        0     0      0      0      0
August 2028..........     0     0      0      0      0        0     0      0      0      0        0     0      0      0      0
Weighted Average Life
 (in years)(1).......  20.1   11.0   5.0    3.5    3.0     26.1   16.6   7.2    4.9    4.1      5.4   2.0    2.0    2.0    2.0

------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                   CLASS A7                             CLASS A8                             CLASS A9
                       --------------------------------     --------------------------------     --------------------------------
                            PREPAYMENT ASSUMPTION                PREPAYMENT ASSUMPTION                PREPAYMENT ASSUMPTION
                       --------------------------------     --------------------------------     --------------------------------
DISTRIBUTION DATE       0%    100%   275%   450%   500%      0%    100%   275%   450%   500%      0%    100%   275%   450%   500%
---------------------  ----   ----   ----   ----   ----     ----   ----   ----   ----   ----     ----   ----   ----   ----   ----
Initial Percentage...   100   100    100    100    100       100   100    100    100    100       100   100    100    100    100
August 1999..........   100   100    100    100    100       100   100    100    100    100       100   100    100    100    100
August 2000..........   100   100    100    100    100       100   100    100    100    100       100   100    100    100    100
August 2001..........   100    92     92     92     92       100    95     95     95     95       100    96     96     96     96
August 2002..........   100    48     48     48     48       100    65     65     65     65       100    76     76     76     76
August 2003..........   100     6      6      6      0       100    37     37     37     25       100    56     56     56     40
August 2004..........   100     0      0      0      0       100    13     13     13      0       100    21     21     21      0
August 2005..........   100     0      0      0      0       100     0      0      0      0       100     0      0      0      0
August 2006..........   100     0      0      0      0       100     0      0      0      0       100     0      0      0      0
August 2007..........   100     0      0      0      0       100     0      0      0      0       100     0      0      0      0
August 2008..........    92     0      0      0      0        94     0      0      0      0        96     0      0      0      0
August 2009..........    79     0      0      0      0        86     0      0      0      0        90     0      0      0      0
August 2010..........    66     0      0      0      0        77     0      0      0      0        84     0      0      0      0
August 2011..........    52     0      0      0      0        68     0      0      0      0        78     0      0      0      0
August 2012..........    36     0      0      0      0        58     0      0      0      0        70     0      0      0      0
August 2013..........    20     0      0      0      0        46     0      0      0      0        63     0      0      0      0
August 2014..........     2     0      0      0      0        35     0      0      0      0        55     0      0      0      0
August 2015..........     0     0      0      0      0        22     0      0      0      0        35     0      0      0      0
August 2016..........     0     0      0      0      0         8     0      0      0      0        13     0      0      0      0
August 2017..........     0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
August 2018..........     0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
August 2019..........     0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
August 2020..........     0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
August 2021..........     0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
August 2022..........     0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
August 2023..........     0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
August 2024..........     0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
August 2025..........     0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
August 2026..........     0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
August 2027..........     0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
August 2028..........     0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
Weighted Average Life
 (in years)(1).......  13.0   4.0    4.0    4.0    3.9      14.5   4.6    4.6    4.6    4.4      15.4   5.0    5.0    5.0    4.7

------------------
(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES


                                 CLASS A10 AND CLASS A11+                          CLASS A12 AND CLASS A13
                         ----------------------------------------     -------------------------------------------------
                                  PREPAYMENT ASSUMPTION                             PREPAYMENT ASSUMPTION
                         ----------------------------------------     -------------------------------------------------
DISTRIBUTION DATE         0%      100%     275%     450%     500%      0%      100%     200%     275%     400%     500%
---------------------    ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Initial Percentage...     100     100      100      100      100       100     100      100      100      100      100
August 1999..........     100      99       99       99       99        98      95       92       92       92       90
August 2000..........      97      84       84       84       84        97      94       83       83       71       60
August 2001..........      93      63       63       63       63        96      94       72       67       43       26
August 2002..........      89      44       44       44       44        96      93       63       54       25        5
August 2003..........      85      25       25       25       17        95      92       56       44       14        0
August 2004..........      82       9        9        9        0        94      91       51       39        9        0
August 2005..........      77       0        0        0        0        93      86       43       32        5        0
August 2006..........      73       0        0        0        0        92      76       32       23        0        0
August 2007..........      68       0        0        0        0        91      67       22       16        0        0
August 2008..........      63       0        0        0        0        90      58       14       11        0        0
August 2009..........      58       0        0        0        0        89      50        7        7        0        0
August 2010..........      52       0        0        0        0        88      42        1        3        0        0
August 2011..........      45       0        0        0        0        87      35        0        *        0        0
August 2012..........      38       0        0        0        0        85      28        0        0        0        0
August 2013..........      31       0        0        0        0        84      21        0        0        0        0
August 2014..........      23       0        0        0        0        82      14        0        0        0        0
August 2015..........      15       0        0        0        0        81       7        0        0        0        0
August 2016..........       5       0        0        0        0        79       1        0        0        0        0
August 2017..........       0       0        0        0        0        74       0        0        0        0        0
August 2018..........       0       0        0        0        0        65       0        0        0        0        0
August 2019..........       0       0        0        0        0        55       0        0        0        0        0
August 2020..........       0       0        0        0        0        44       0        0        0        0        0
August 2021..........       0       0        0        0        0        33       0        0        0        0        0
August 2022..........       0       0        0        0        0        20       0        0        0        0        0
August 2023..........       0       0        0        0        0         7       0        0        0        0        0
August 2024..........       0       0        0        0        0         0       0        0        0        0        0
August 2025..........       0       0        0        0        0         0       0        0        0        0        0
August 2026..........       0       0        0        0        0         0       0        0        0        0        0
August 2027..........       0       0        0        0        0         0       0        0        0        0        0
August 2028..........       0       0        0        0        0         0       0        0        0        0        0
Weighted Average Life
 (in years)(1).......    11.5     3.8      3.8      3.8      3.6      19.7     11.0     5.9      5.2      3.1      2.3

                          CLASS
                          A14
                          ----
                        PREPAYMENT
                        ASSUMPTION
                        ----------
DISTRIBUTION DATE          0%      140%     200%     250%     275%     400%     500%
---------------------     ----     ----     ----     ----     ----     ----     ----
Initial Percentage...      100     100      100      100      100      100      100
August 1999..........       94      83       83       83       83       83       83
August 2000..........       92      73       73       73       73       73       73
August 2001..........       90      60       60       60       60       60       60
August 2002..........       89      49       49       49       49       49       15
August 2003..........       87      39       39       39       39       36        0
August 2004..........       84      31       31       31       31       24        0
August 2005..........       82      14       14       14       14       12        0
August 2006..........       80       0        0        0        0        0        0
August 2007..........       77       0        0        0        0        0        0
August 2008..........       74       0        0        0        0        0        0
August 2009..........       72       0        0        0        0        0        0
August 2010..........       68       0        0        0        0        0        0
August 2011..........       65       0        0        0        0        0        0
August 2012..........       61       0        0        0        0        0        0
August 2013..........       58       0        0        0        0        0        0
August 2014..........       53       0        0        0        0        0        0
August 2015..........       49       0        0        0        0        0        0
August 2016..........       44       0        0        0        0        0        0
August 2017..........       31       0        0        0        0        0        0
August 2018..........        7       0        0        0        0        0        0
August 2019..........        0       0        0        0        0        0        0
August 2020..........        0       0        0        0        0        0        0
August 2021..........        0       0        0        0        0        0        0
August 2022..........        0       0        0        0        0        0        0
August 2023..........        0       0        0        0        0        0        0
August 2024..........        0       0        0        0        0        0        0
August 2025..........        0       0        0        0        0        0        0
August 2026..........        0       0        0        0        0        0        0
August 2027..........        0       0        0        0        0        0        0
August 2028..........        0       0        0        0        0        0        0
Weighted Average Life
 (in years)(1).......     14.1     4.0      4.0      4.0      4.0      3.9      2.8

------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

 + The information shown for the Class A11 Certificates is for illustrative purposes only, as the Class A11 Certificates are not entitled to distributions of principal and have no weighted average life. Because the Notional Principal Balance of the Class A11 Certificates will be determined by reference to the Class Certificate Principal Balance of the Class A10 Certificates, reductions in the aggregate Notional Principal Balance of the Class A11 Certificates will occur concurrently with the reduction in the Class Certificate Principal Balance of the Class A10 Certificates as described herein. The weighted average lives shown for the Class A11 Certificates have been calculated on the assumption that a reduction in the Notional Principal Balance thereof is a distribution of principal.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES


                                       CLASS A15                                   CLASS A16
                       -----------------------------------------   ------------------------------------------
                                 PREPAYMENT ASSUMPTION                       PREPAYMENT ASSUMPTION
                       -----------------------------------------   ------------------------------------------
DISTRIBUTION DATE       0%     100%    200%   275%   400%   500%    0%     100%    200%   275%    400%   500%
---------------------  -----   -----   ----   ----   ----   ----   -----   -----   ----   -----   ----   ----
Initial Percentage...    100    100    100    100    100    100      100    100    100     100    100    100
August 1999..........    100    100     97     97     97     95      100    100     94      94     94     94
August 2000..........    100    100     89     89     69     52      100    100     81      81     81     81
August 2001..........    100    100     79     71     33      6      100    100     65      65     57     10
August 2002..........    100    100     72     57     11      0      100    100     52      52     18      0
August 2003..........    100    100     66     48      0      0      100    100     43      43      0      0
August 2004..........    100    100     63     44      0      0      100    100     37      37      0      0
August 2005..........    100    100     61     43      0      0      100    100     37      37      0      0
August 2006..........    100    100     51     36      0      0      100    100     27      27      0      0
August 2007..........    100    100     36     25      0      0      100    100     10      10      0      0
August 2008..........    100     94     23     17      0      0      100     90      0       0      0      0
August 2009..........    100     81     12     11      0      0      100     67      0       0      0      0
August 2010..........    100     68      2      5      0      0      100     46      0       0      0      0
August 2011..........    100     56      0      *      0      0      100     25      0       0      0      0
August 2012..........    100     44      0      0      0      0      100      5      0       0      0      0
August 2013..........    100     33      0      0      0      0      100      0      0       0      0      0
August 2014..........    100     22      0      0      0      0      100      0      0       0      0      0
August 2015..........    100     11      0      0      0      0      100      0      0       0      0      0
August 2016..........    100      1      0      0      0      0      100      0      0       0      0      0
August 2017..........    100      0      0      0      0      0      100      0      0       0      0      0
August 2018..........    100      0      0      0      0      0      100      0      0       0      0      0
August 2019..........     88      0      0      0      0      0       80      0      0       0      0      0
August 2020..........     71      0      0      0      0      0       50      0      0       0      0      0
August 2021..........     52      0      0      0      0      0       19      0      0       0      0      0
August 2022..........     33      0      0      0      0      0        0      0      0       0      0      0
August 2023..........     11      0      0      0      0      0        0      0      0       0      0      0
August 2024..........      0      0      0      0      0      0        0      0      0       0      0      0
August 2025..........      0      0      0      0      0      0        0      0      0       0      0      0
August 2026..........      0      0      0      0      0      0        0      0      0       0      0      0
August 2027..........      0      0      0      0      0      0        0      0      0       0      0      0
August 2028..........      0      0      0      0      0      0        0      0      0       0      0      0
Weighted Average
 Life (in
 years)(1)...........   23.1   13.6    7.1    6.0    2.6    2.1     22.0   11.8    5.0     5.0    3.0    2.4


                           CLASS A17 AND
                           CLASS A18
                       ------------------
                           PREPAYMENT
                           ASSUMPTION
                       ------------------
DISTRIBUTION DATE      0%    100%   200%  275%   400%   500%
--------------------- ----   ----   ----  ----   ----   ----
Initial Percentage...  100   100    100   100    100    100
August 1999..........  100   100    100   100    100     96
August 2000..........  100   100    100   100     52     11
August 2001..........  100   100    100    80      0      0
August 2002..........  100   100    100    64      0      0
August 2003..........  100   100    100    55      0      0
August 2004..........  100   100     99    54      0      0
August 2005..........  100   100     96    53      0      0
August 2006..........  100   100     86    50      0      0
August 2007..........  100   100     73    48      0      0
August 2008..........  100   100     56    42      0      0
August 2009..........  100   100     29    26      0      0
August 2010..........  100   100      4    12      0      0
August 2011..........  100   100      0     1      0      0
August 2012..........  100   100      0     0      0      0
August 2013..........  100    80      0     0      0      0
August 2014..........  100    53      0     0      0      0
August 2015..........  100    27      0     0      0      0
August 2016..........  100     2      0     0      0      0
August 2017..........  100     0      0     0      0      0
August 2018..........  100     0      0     0      0      0
August 2019..........  100     0      0     0      0      0
August 2020..........  100     0      0     0      0      0
August 2021..........  100     0      0     0      0      0
August 2022..........   79     0      0     0      0      0
August 2023..........   27     0      0     0      0      0
August 2024..........    0     0      0     0      0      0
August 2025..........    0     0      0     0      0      0
August 2026..........    0     0      0     0      0      0
August 2027..........    0     0      0     0      0      0
August 2028..........    0     0      0     0      0      0
Weighted Average
 Life (in
 years)(1)........... 24.6   16.2   10.0  7.4    2.0    1.6

------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

              PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                          OUTSTANDING OF THE CERTIFICATES

                                  CLASS A19                      CLASS A20 AND CLASS A21
                       --------------------------------     ----------------------------------
                            PREPAYMENT ASSUMPTION                 PREPAYMENT ASSUMPTION
                       --------------------------------     ----------------------------------
DISTRIBUTION DATE       0%    100%   275%   400%   500%      0%     100%   275%    400%   500%
---------------------  ----   ----   ----   ----   ----     -----   ----   -----   ----   ----
Initial Percentage...   100   100    100    100    100        100   100     100    100    100
August 1999..........   107   107     77     27      0        100   100     100    100    100
August 2000..........   114   114     13      0      0        100   100     100    100    100
August 2001..........   122   122      0      0      0        100   100     100    100    100
August 2002..........   131   131      0      0      0        100   100     100    100    100
August 2003..........   140   140      0      0      0        100   100     100    100    100
August 2004..........   150   150      0      0      0        100   100     100    100     85
August 2005..........   160   160      0      0      0        100   100     100    100     21
August 2006..........   171   171      0      0      0        100   100     100     86      0
August 2007..........   183   183      0      0      0        100   100     100     57      0
August 2008..........   196   196      0      0      0        100   100     100     42      0
August 2009..........   210   210      0      0      0        100   100     100     31      0
August 2010..........   224   224      0      0      0        100   100     100     23      0
August 2011..........   240   240      0      0      0        100   100     100     17      0
August 2012..........   257   257      0      0      0        100   100      83     13      0
August 2013..........   274   274      0      0      0        100   100      67      9      0
August 2014..........   294   294      0      0      0        100   100      54      7      0
August 2015..........   314   314      0      0      0        100   100      43      5      0
August 2016..........   336   336      0      0      0        100   100      34      4      0
August 2017..........   359   288      0      0      0        100   100      27      3      0
August 2018..........   384   237      0      0      0        100   100      21      2      0
August 2019..........   411   188      0      0      0        100   100      16      1      0
August 2020..........   440   142      0      0      0        100   100      12      1      0
August 2021..........   470    98      0      0      0        100   100       9      1      0
August 2022..........   503    57      0      0      0        100   100       7      *      0
August 2023..........   538    18      0      0      0        100   100       5      *      0
August 2024..........   487     0      0      0      0        100    87       3      *      0
August 2025..........   339     0      0      0      0        100    62       2      *      0
August 2026..........   179     0      0      0      0        100    39       1      *      0
August 2027..........     8     0      0      0      0        100    17       *      *      0
August 2028..........     0     0      0      0      0          0     0       0      0      0
Weighted Average Life
 (in years)(1).......  27.4   21.6   1.4    0.8    0.6       29.5   27.6   17.4    10.6   6.6

                           CLASS A22 AND CLASS A23
                        ----------------------------
                           PREPAYMENT ASSUMPTION
                        ----------------------------
DISTRIBUTION DATE        0%     100%    275%    400%   500%
---------------------   -----   -----   -----   ----   ----
Initial Percentage...     100    100     100    100    100
August 1999..........     100    100     100    100    100
August 2000..........     100    100     100    100    100
August 2001..........     100    100     100    100    100
August 2002..........     100    100     100    100    100
August 2003..........     100    100     100    100    100
August 2004..........      99     97      93     91     89
August 2005..........      97     93      86     80     76
August 2006..........      95     88      75     67     57
August 2007..........      93     82      64     53     38
August 2008..........      91     75      52     39     26
August 2009..........      89     69      43     29     18
August 2010..........      87     63      35     22     12
August 2011..........      85     58      28     16      8
August 2012..........      82     53      23     12      6
August 2013..........      79     48      18      9      4
August 2014..........      76     43      15      6      3
August 2015..........      73     39      12      5      2
August 2016..........      69     35       9      3      1
August 2017..........      65     31       7      2      1
August 2018..........      61     27       6      2      *
August 2019..........      57     24       4      1      *
August 2020..........      52     20       3      1      *
August 2021..........      47     17       3      1      *
August 2022..........      42     14       2      *      *
August 2023..........      36     12       1      *      *
August 2024..........      29      9       1      *      *
August 2025..........      22      6       1      *      *
August 2026..........      15      4       *      *      *
August 2027..........       7      2       *      *      *
August 2028..........       0      0       0      0      0
Weighted Average Life
 (in years)(1).......    21.0   15.6    11.3    9.9    8.9

------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                  CLASS A24                     CLASS A25 AND CLASS A26
                       --------------------------------     --------------------------------
                            PREPAYMENT ASSUMPTION                PREPAYMENT ASSUMPTION
                       --------------------------------     --------------------------------
DISTRIBUTION DATE       0%    100%   275%   400%   500%      0%    100%   275%   400%   500%
---------------------  ----   ----   ----   ----   ----     ----   ----   ----   ----   ----
Initial Percentage...   100   100    100    100    100       100   100    100    100    100
August 1999..........   100   100    100    100    100       100   100    100    100    100
August 2000..........   100   100    100    100    100       100   100    100    100    100
August 2001..........   100   100    100    100    100       100   100    100    100    100
August 2002..........   100   100    100    100    100       100   100    100    100    100
August 2003..........   100   100    100    100    100       100   100    100    100    100
August 2004..........    98    95     90     87     84       100   100    100    100    100
August 2005..........    96    90     79     72     65       100   100    100    100    100
August 2006..........    93    83     65     52     38       100   100    100    100    100
August 2007..........    91    74     48     32     11       100   100    100    100    100
August 2008..........    88    65     32     13      0       100   100    100    100     86
August 2009..........    85    56     18      0      0       100   100    100     96     59
August 2010..........    81    48      7      0      0       100   100    100     71     40
August 2011..........    78    40      0      0      0       100   100     93     53     27
August 2012..........    74    32      0      0      0       100   100     76     39     18
August 2013..........    70    25      0      0      0       100   100     61     28     12
August 2014..........    66    19      0      0      0       100   100     49     21      8
August 2015..........    61    13      0      0      0       100   100     39     15      6
August 2016..........    56     7      0      0      0       100   100     31     11      4
August 2017..........    50     1      0      0      0       100   100     24      8      2
August 2018..........    45     0      0      0      0       100    90     19      6      2
August 2019..........    38     0      0      0      0       100    79     15      4      1
August 2020..........    31     0      0      0      0       100    68     11      3      1
August 2021..........    24     0      0      0      0       100    58      9      2      *
August 2022..........    16     0      0      0      0       100    48      6      1      *
August 2023..........     8     0      0      0      0       100    39      5      1      *
August 2024..........     0     0      0      0      0        97    30      3      1      *
August 2025..........     0     0      0      0      0        74    21      2      *      *
August 2026..........     0     0      0      0      0        50    14      1      *      *
August 2027..........     0     0      0      0      0        24     6      *      *      *
August 2028..........     0     0      0      0      0         0     0      0      0      0
Weighted Average
 Life (in
 years)(1)...........  18.0   12.0   8.9    8.1    7.5      28.0   24.1   17.0   14.1   12.2

------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

              PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                          OUTSTANDING OF THE CERTIFICATES

                        CLASS M, CLASS B1 AND CLASS B2           CLASS R AND CLASS RL
                       --------------------------------    --------------------------------
                            PREPAYMENT ASSUMPTION               PREPAYMENT ASSUMPTION
                       --------------------------------    --------------------------------
DISTRIBUTION DATE       0%    100%   275%   400%   500%     0%    100%   275%   400%   500%
---------------------  ----   ----   ----   ----   ----    ----   ----   ----   ----   ----
Initial Percentage...   100   100    100    100    100      100   100    100    100    100
August 1999..........    99    99     99     99     99        0     0      0      0      0
August 2000..........    98    98     98     98     98        0     0      0      0      0
August 2001..........    97    97     97     97     97        0     0      0      0      0
August 2002..........    96    96     96     96     96        0     0      0      0      0
August 2003..........    94    94     94     94     94        0     0      0      0      0
August 2004..........    93    91     88     86     84        0     0      0      0      0
August 2005..........    92    88     81     76     71        0     0      0      0      0
August 2006..........    90    83     71     63     57        0     0      0      0      0
August 2007..........    88    77     60     50     42        0     0      0      0      0
August 2008..........    86    71     49     37     29        0     0      0      0      0
August 2009..........    84    65     40     27     20        0     0      0      0      0
August 2010..........    82    60     33     20     13        0     0      0      0      0
August 2011..........    80    55     27     15      9        0     0      0      0      0
August 2012..........    77    50     22     11      6        0     0      0      0      0
August 2013..........    75    45     17      8      4        0     0      0      0      0
August 2014..........    72    41     14      6      3        0     0      0      0      0
August 2015..........    69    37     11      4      2        0     0      0      0      0
August 2016..........    65    33      9      3      1        0     0      0      0      0
August 2017..........    62    29      7      2      1        0     0      0      0      0
August 2018..........    58    26      5      2      1        0     0      0      0      0
August 2019..........    54    22      4      1      *        0     0      0      0      0
August 2020..........    49    19      3      1      *        0     0      0      0      0
August 2021..........    44    16      2      1      *        0     0      0      0      0
August 2022..........    39    14      2      *      *        0     0      0      0      0
August 2023..........    34    11      1      *      *        0     0      0      0      0
August 2024..........    28     8      1      *      *        0     0      0      0      0
August 2025..........    21     6      1      *      *        0     0      0      0      0
August 2026..........    14     4      *      *      *        0     0      0      0      0
August 2027..........     7     2      *      *      *        0     0      0      0      0
August 2028..........     0     0      0      0      0        0     0      0      0      0
Weighted Average Life
 (in years)(1).......  20.0   14.9   10.9   9.5    8.8      0.1   0.1    0.1    0.1    0.1

------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

                       GE CAPITAL MORTGAGE SERVICES, INC.

     The Company, a wholly-owned subsidiary of GE Capital Mortgage Corporation, is a New Jersey corporation originally incorporated in 1949. The principal executive office of the Company is located at Three Executive Campus, Cherry Hill, New Jersey 08002, telephone (609) 661-6100. For a general description of the Company and its activities, see 'GE Capital Mortgage Services, Inc.' in the accompanying Prospectus.

             DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE COMPANY

     The following delinquency tables set forth certain information concerning the delinquency and foreclosure experience on one- to four-family conventional residential mortgage loans serviced directly by the Company, excluding Home Equity Loans (as defined in the Prospectus) and special loan portfolios which, upon the Company's commencement of servicing responsibilities, consisted of significant numbers of mortgage loans that were seriously delinquent or in foreclosure (the 'Servicing Portfolio'). The Servicing Portfolio does not include mortgage loans that were serviced or sub-serviced by others.

                                 AS OF DECEMBER 31,        AS OF DECEMBER 31,        AS OF DECEMBER 31,
                                        1995                      1996                      1997
                              ------------------------  ------------------------  ------------------------
                               BY NO.      BY DOLLAR     BY NO.      BY DOLLAR     BY NO.      BY DOLLAR
                                 OF        AMOUNT OF       OF        AMOUNT OF       OF        AMOUNT OF
                                LOANS        LOANS        LOANS        LOANS        LOANS        LOANS
                              ---------  -------------  ---------  -------------  ---------  -------------
                                                     (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio.............    821,839  $  91,977,411    785,928  $  88,188,662    726,869  $  83,535,531
                              ---------  -------------  ---------  -------------  ---------  -------------
                              ---------  -------------  ---------  -------------  ---------  -------------
Period of delinquency(1)
     30 to 59 days..........      3,813  $     408,131      3,362  $     353,209      2,687  $     281,657
     60 to 89 days..........      1,788        202,503      1,177        135,668        632         71,245
     90 days or more(2).....      6,437        919,526      6,867        892,643      5,442        662,342
                              ---------  -------------  ---------  -------------  ---------  -------------
Total delinquent loans......     12,038  $   1,530,160     11,406  $   1,381,520      8,761  $   1,015,244
                              ---------  -------------  ---------  -------------  ---------  -------------
                              ---------  -------------  ---------  -------------  ---------  -------------
Percent of portfolio........       1.46%          1.66%      1.45%          1.57%      1.21%          1.22%

                                   AS OF JUNE 30,            AS OF JUNE 30,
                                        1997                      1998
                              ------------------------  ------------------------
                               BY NO.      BY DOLLAR     BY NO.      BY DOLLAR
                                 OF        AMOUNT OF       OF        AMOUNT OF
                                LOANS        LOANS        LOANS        LOANS
                              ---------  -------------  ---------  -------------
                                        (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio.............    754,107  $  85,304,716    685,103  $  80,711,917
                              ---------  -------------  ---------  -------------
                              ---------  -------------  ---------  -------------
Period of delinquency(1)
     30 to 59 days..........      2,486  $     268,325      2,184  $     232,258
     60 to 89 days..........        590         65,331        509         55,582
     90 days or more(2).....      6,130        789,337      4,505        528,054
                              ---------  -------------  ---------  -------------
Total delinquent loans......      9,206  $   1,122,993      7,198  $     815,894
                              ---------  -------------  ---------  -------------
                              ---------  -------------  ---------  -------------
Percent of portfolio........       1.22%          1.32%      1.05%          1.01%

------------------
(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on January 1 would first be considered delinquent on February 1). The delinquencies reported above were determined as of the dates indicated.
(2) Includes pending foreclosures.

                                      AS OF DECEMBER 31,
                          -------------------------------------------
                              1995           1996           1997
                          -------------  -------------  -------------
                                 (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio.........  $  91,977,411  $  88,188,662  $  83,535,531
Foreclosures(1).........        268,478        372,800        271,046
Foreclosure ratio.......           0.29%          0.42%          0.32%

                                 AS OF JUNE 30,
                          ----------------------------
                              1997           1998
                          -------------  -------------
                               (DOLLAR AMOUNTS IN
                                   THOUSANDS)
Total portfolio.........  $  85,304,716  $  80,711,917
Foreclosures(1).........        285,523        233,932
Foreclosure ratio.......           0.33%          0.29%

------------------
(1) Foreclosures represent the principal balance of mortgage loans secured by mortgaged properties, the title to which has been acquired by the Company, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated at the end of the period indicated. The length of time necessary to complete the liquidation of such mortgaged properties may be affected by prevailing economic conditions and the marketability of the mortgaged properties.

     The delinquency and foreclosure experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the Mortgage Loans in the Mortgage Pool. Consequently, there can be no assurance that the delinquency and foreclosure experience on the Mortgage Loans in the Mortgage Pool will be consistent with the data set forth above. The Servicing Portfolio, for example, includes mortgage loans having a wide variety of payment characteristics (e.g., fixed-rate mortgage loans, adjustable rate mortgage loans and graduated payment mortgage loans) and mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic locations of the Mortgage Loans in the Mortgage Pool. The Servicing Portfolio also includes mortgage loans originated in accordance with the Company's then applicable underwriting policies as well as mortgage loans not originated in accordance with such policies but as to which the Company had acquired the related servicing rights.

     The Servicing Portfolio includes many mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of servicing for recently originated mortgage loans to the Servicing Portfolio, it is possible that the delinquency and foreclosure percentages experienced in the future could be significantly higher than those indicated in the tables above.

                      THE POOLING AND SERVICING AGREEMENT

     The Certificates will be issued pursuant to the Agreement. The following summaries describe certain provisions of the Agreement. See 'The Pooling and Servicing Agreement' in the accompanying Prospectus for summaries of certain other provisions of the Agreement. The summaries below do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, such provisions or terms are as specified in the Agreement.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates, the Company will assign the Mortgage Loans to the Trustee, together with all principal and interest received by the Company on or with respect to the Mortgage Loans on or after the Cut-off Date other than principal and interest due and payable on or before the Cut-off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Company in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Any substitute Mortgage Loan will be identified in an amended schedule maintained by the Trustee. See 'The Pooling and Servicing Agreement--Repurchase or Substitution' in the Prospectus.

     In addition, at the time of issuance of the Certificates the Company will deliver to the Trustee, as to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note (or a lost-note affidavit), any related assumption and modification agreement and an assignment of Mortgage to the Trustee in recordable form (other than in respect of unavailable recording information). Except in the case of a Cooperative Loan, the Company will also deliver originals of the recorded Mortgages, any intervening assignments of the Mortgages and title insurance policies with respect to the Mortgage Loans, as promptly as practicable, and in any case within thirty days, after receiving all such documents from the applicable recording offices and title insurance companies. Pending such delivery, the Company will retain and furnish to the Trustee upon request copies of the Mortgages and intervening assignments of Mortgage delivered for recording and the evidence of title insurance issued at origination of the Mortgage Loans. The Company will retain and furnish to the Trustee upon request any applicable evidence of primary mortgage insurance (any policy with respect to such insurance being referred to herein as a 'Primary Mortgage Insurance Policy') so long as such insurance remains in force. With respect to any Mortgage Loans which are Cooperative Loans, the Company, as seller, will cause to be delivered to the Trustee the related original promissory note endorsed to the order of the Trustee (or a lost-note affidavit), the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement by the Mortgagor and the relevant stock certificate and related blank stock powers. The Company will deliver to the Trustee a financing statement in fileable form evidencing the assignment of the Company's security interest in the collateral securing each Cooperative Loan to the Trustee. In the case of a Cooperative Loan the Company will deliver any intervening assignments of the financing statement executed by the Mortgagor as promptly as practicable, and in any event within thirty days after receiving such documents from the applicable filing offices. See 'The Pooling and Servicing Agreement--Assignment of Assets' in the Prospectus.

     The Company may refrain from recording the assignments of Mortgage to the Trustee and filing the financing statements with respect to any Cooperative Loan in favor of the Trustee unless the Company or the Trustee obtains actual notice or knowledge of the occurrence of any one or more of the following: (i) the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or General Electric Capital Corporation ('GE Capital') does not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) the long-term senior unsecured rating of GE Capital is downgraded by Fitch IBCA, Inc. ('Fitch') or Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ('S&P'), below their two highest long-term rating categories or such rating is withdrawn, (iii) GE Capital is no longer obligated pursuant to the terms of a support agreement to maintain the Company's net worth or liquidity (as such terms are defined in such support agreement) at the levels specified therein, or that such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable or (iv) such support agreement, including any amendment thereto, is amended or modified (each such event described in (i), (ii), (iii) and (iv) is referred to herein as a 'Trigger Event'); provided, however, that such recording will not be required if the Company delivers to the Trustee a letter from each rating agency which originally rated the Certificates to the effect that the failure to take such action would not cause such rating agency to withdraw or reduce its then current ratings of such Certificates. For purposes of the foregoing, the Company will be deemed to have knowledge of any such downgrading if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof. If a Trigger Event occurs, the Company will also promptly furnish to the Trustee the documents retained by the Company as described in the preceding paragraph.

     Although the recordation of the assignments of Mortgage to the Trustee or the filing of financing statements relating to the Cooperative Loans is not necessary to make the assignment of the Mortgage Loans to the Trustee effective, if the Company were to make a sale, assignment, satisfaction or discharge of any Mortgage Loan prior to recording the assignments to the Trustee or filing the financing statements in favor of the Trustee, the other parties to such sale, assignment, satisfaction or discharge might have rights superior to those of the Trustee. If the Company were to do so without authority under the Agreement, it would be liable to the Certificateholders. Moreover, if insolvency proceedings relating to the Company were commenced prior to such recording or filing, creditors or the trustee-in-bankruptcy may be able to assert rights in the affected Mortgage Loans superior to those of the Trustee.

SERVICING ARRANGEMENT WITH RESPECT TO THE MORTGAGE LOANS

     It is expected that the Company will directly service at least 90% (by aggregate Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans and will function as master servicer with respect to the remaining Mortgage Loans pursuant to a Direct Master Servicing Arrangement. Such master-serviced loans will be directly serviced by entities which originated or acquired those loans and sold them to the Company. The Agreement permits the Company to use other primary servicing agents from time to time. See 'Servicing of the Mortgage Loans and Contracts' in the accompanying Prospectus.

     The Agreement may permit the Company, at its option, to grant certain rights in connection with the foreclosure of defaulted Mortgage Loans to the holders of the Class B5 Certificates and, when such Certificates are no longer outstanding, to the holders of the Class B4 Certificates. See 'Servicing of the Mortgage Loans and Contracts--Collection and Other Servicing Procedures' in the Prospectus.

COLLECTION ACCOUNT

     The Agreement provides that if the Company or the Trustee obtains actual notice or knowledge of the occurrence of a Trigger Event or the downgrade by S&P of GE Capital's short-term senior unsecured rating below A-1+, the Company will, in lieu of the Loan Payment Record described under the caption 'Servicing of the Mortgage Loans and Contracts--Loan Payment Record' in the accompanying Prospectus, establish and maintain or cause to be established and maintained a separate account (the 'Collection Account') for the Certificates for the collection of payments on the Mortgage Loans; provided, however, that such action will not be required if the Company delivers to the Trustee a letter from each rating agency which originally rated the Certificates to the effect that the failure to take such action would not cause such rating agency to withdraw or reduce its then current rating of such Certificates. If established, the Collection Account would be (i) maintained with a depository institution the debt obligations of which are, at the time of any deposit therein, rated by each of Fitch and S&P in one of its two highest long-term rating categories and by S&P in its highest short-term rating category, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the 'BIF') of the Federal Deposit Insurance Corporation (the 'FDIC') or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) of the FDIC (the 'SAIF'), (iii) an account or accounts with a depository institution, which accounts are insured by the BIF or SAIF (to the limits established by the FDIC), and which uninsured deposits are invested in United States government securities or other high quality investments, or are otherwise secured to the extent required by Fitch and S&P such that, as evidenced by an opinion of counsel, the holders of the Certificates have a claim with respect to the funds in the account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee or (v) an account as will not cause either Fitch or S&P to downgrade or withdraw its then current ratings assigned to the Certificates. If a Collection Account is established for the Certificates, all amounts credited or debited to the Loan Payment Record in the manner described under the caption 'Servicing of the Mortgage Loans and Contracts-- Loan Payment Record' will instead be deposited or withdrawn from the Collection Account. See 'Servicing of the Mortgage Loans and Contracts--Loan Payment Record' in the accompanying Prospectus.

     Prior to the occurrence of a Trigger Event, the Company will transfer to the Certificate Account, in next day funds, the Available Funds for the related Distribution Date on the business day immediately preceding such Distribution Date.

ADVANCES

     In the event that any Mortgagor fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Company will advance the entire amount of such payment, net of the applicable Servicing Fee, less the amount of any such payment that the Company reasonably believes will not be recoverable out of liquidation proceeds or otherwise. The amount of any scheduled payment required to be advanced by the Company will not be affected by any agreement between the Company and a Mortgagor providing for the postponement or modification of the due date or amount of such scheduled payment. The

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Company will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, in the event that any Mortgage Loan as to which such an advance has been made is foreclosed while in the Trust Fund, the Company will be entitled to reimbursement for such advance from related liquidation proceeds or insurance proceeds prior to payment to Certificateholders of the Scheduled Principal Balance of such Mortgage Loan plus accrued interest at the Mortgage Rate, net of the Servicing Fee.

     If the Company makes a good faith judgment that all or any portion of any advance of delinquent principal and interest made by it with respect to any Mortgage Loan may not ultimately be recoverable from related liquidation or insurance proceeds or other collections on such Mortgage Loan (a 'Nonrecoverable Advance'), the Company will so notify the Trustee and the Company will be entitled to reimbursement for such Nonrecoverable Advance from recoveries on all other unrelated Mortgage Loans. The Company's judgment that it has made a Nonrecoverable Advance with respect to any Mortgage Loan will be based upon its assessment of the value of the related Mortgaged Property and such other facts and circumstances as it may deem appropriate in evaluating the likelihood of receiving liquidation proceeds, net of expenses, equal to or greater than the aggregate amount of unreimbursed advances made with respect to such Mortgage Loan.

     As a result of the subordination of the Junior Certificates, the effect of reimbursements to the Company of previous advances from liquidation or insurance proceeds and of Nonrecoverable Advances will generally be borne by the holders of the Junior Certificates (to the extent then outstanding) in inverse order of priority before they are borne by holders of the Senior Certificates.

     The Trustee will make advances of delinquent principal and interest payments in the event of a failure by the Company to perform its obligation to do so, provided that the Trustee will not make such advance to the extent that it reasonably believes the payment will not be recoverable to it out of related liquidation or insurance proceeds or otherwise. The Trustee will be entitled to reimbursement for advances in a manner similar to the Company's entitlement.

PURCHASES OF DEFAULTED MORTGAGE LOANS

     Under the Agreement, the Company will have the option (but not the obligation) to purchase any Mortgage Loan as to which the Mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a 'Defaulted Mortgage Loan'). Any such purchase will be for a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued and unpaid interest thereon at the Net Mortgage Rate minus the Supplemental Servicing Fee Rate (as defined below) less any amounts representing previously unreimbursed advances. The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the business day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the Certificateholders.

SERVICING COMPENSATION, COMPENSATING INTEREST AND PAYMENT OF EXPENSES

     The Company's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on any Mortgage Loan, of a servicing fee (the 'Servicing Fee') equal to the sum of a base fee (the 'Base Servicing Fee') and a supplemental fee, if any (the 'Supplemental Servicing Fee'). As to each Mortgage Loan, the rate at which the Base Servicing Fee is payable (the 'Base Servicing Fee Rate') will be a fixed rate per annum of the outstanding principal balance of such Mortgage Loan, expected to range from approximately 0.20% to 0.29%, with an anticipated initial weighted average rate of between approximately 0.23% and 0.27%. As to each Mortgage Loan, the rate at which the Supplemental Servicing Fee is payable (the 'Supplemental Servicing Fee Rate') will be a fixed rate per annum of the outstanding principal balance of the Mortgage Loan equal to the excess, if any, of the Net Mortgage Rate over 6.75%. The Supplemental Servicing Fee Rate is expected to range from 0% to approximately 1.62%, with an anticipated initial weighted average rate of between 0.33% and 0.37%. The aggregate servicing compensation to the Company could vary depending on the prepayment experience of the Mortgage Loans. The servicing compensation of any direct servicer of any Mortgage Loan will be paid out of the related Base Servicing Fee, and the Company will retain the balance as part of its servicing compensation (subject to its obligation to make Compensating Interest Payments, as described below).

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

     To the extent any voluntary prepayment results in an Interest Shortfall (as described in clauses (i) and (ii) of the definition thereof) allocable to Certificateholders with respect to any Distribution Date, the Company will be obligated to remit an amount (such amount, a 'Compensating Interest Payment') sufficient to pass through to Certificateholders the full amount of interest to which they would have been entitled in the absence of such prepayments, but in no event greater than the lesser of (a) 1/12th of 0.125% of the Pool Scheduled Principal Balance for such Distribution Date and (b) the aggregate amount received by the Company on account of its Base Servicing Fees (net of any servicing compensation paid to any direct servicer) in connection with such Distribution Date. Because the net amount received by the Company on account of its Base Servicing Fee is generally less in the case of Mortgage Loans master-serviced by the Company than in the case of Mortgage Loans the Company services directly, the amounts available for any Compensating Interest Payment with respect to any Distribution Date will generally decrease to the extent the proportion of Outstanding Mortgage Loans master-serviced by the Company increases, and increase to the extent the proportion of such Mortgage Loans decreases. It is expected that no more than 10% of the Mortgage Loans (by aggregate Scheduled Principal Balance as of the Cut-off Date) will be master-serviced by the Company. This percentage could vary over time, however, if Mortgage Loans directly serviced by the Company experience a disproportionately high or low level of prepayments or defaults relative to Mortgage Loans master-serviced by the Company. In addition, the proportion of master-serviced Mortgage Loans could be affected as a result of (i) the exercise by the Company of its right under the Agreement to contract with third parties to directly service Mortgage Loans, with the Company becoming the master servicer of such Mortgage Loans, or (ii) the substitution of any Mortgage Loans under the Agreement.

     The Company will retain, as additional servicing compensation, amounts in respect of interest paid by borrowers in connection with any principal prepayment in full received by the Company (or, with respect to Mortgage Loans master-serviced by the Company, of which the Company receives notice) from the first day through the fifteenth day of each month, other than the month of the Cut-off Date.

     The Company will pay expenses incurred in connection with its responsibilities under the Agreement, subject to limited reimbursement as described herein and in the accompanying Prospectus. See 'Servicing of the Mortgage Loans and Contracts--Servicing and Other Compensation and Payment of Expenses' in the accompanying Prospectus for information regarding other possible compensation to the Company.

TRUSTEE

     The Trustee for the Certificates offered hereby will be State Street Bank and Trust Company, a Massachusetts banking corporation organized and existing under the laws of the Commonwealth of Massachusetts. The Corporate Trust Office of the Trustee is located at 225 Franklin Street, Boston, Massachusetts.

TERMINATION

     The Company may, at its option, repurchase all of the Mortgage Loans underlying the Certificates and thereby effect the early retirement of the Certificates and cause the termination of the Trust Fund and the REMIC constituted by the Trust Fund, on any Distribution Date after the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the aggregate Scheduled Principal Balance thereof as of the Cut-off Date, provided that the Trustee has received an opinion of counsel that the exercise of such option will not subject the Trust Fund to a tax on prohibited transactions or result in the failure of the Trust Fund to qualify as a REMIC.

     Any such repurchase by the Company of the assets included in the Trust Fund will be at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan in the Trust Fund (other than a Mortgage Loan described in clause (b)) as of such date, plus accrued and unpaid interest thereon at the related Net Mortgage Rate minus the Supplemental Servicing Fee Rate (less any amounts representing previously unreimbursed advances), and (b) the appraised value of any property acquired in respect of a related Mortgage Loan (less any amounts representing previously unreimbursed advances in respect thereof and a good faith estimate of liquidation expenses). The Available Funds on the final Distribution Date will be allocated to each Class of Certificates in accordance with the priorities described under 'Description of the Certificates-- Distributions on the Certificates--Allocation of Available Funds.' Accordingly, if the Available Funds on the

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

final Distribution Date are less than the aggregate Certificate Principal Balance of all outstanding Certificates plus accrued and unpaid interest thereon, then in the event that such Distribution Date occurs (x) prior to the Cross-Over Date, the resulting shortfall will be borne by the Certificates in inverse order of their related payment priorities, and (y) on or after the Cross-Over Date, such shortfall will be borne pro rata among such Certificates.

     In no event will the Trust Fund created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person named in such Agreement.

VOTING RIGHTS

     The Class A11 Certificates will be allocated 1% of the votes and the other Classes of Certificates in the aggregate will be allocated 99% of the votes, eligible to be cast in connection with any vote of all Certificateholders under the Agreement. Votes allocated to the Certificates other than the Class A11 Certificates will be allocated among such Classes (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Balances or Certificate Principal Balances, as the case may be.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC for federal income tax purposes.

     The Certificates other than the Class RL Certificates will represent interests in the Upper-Tier REMIC, the assets of which will consist of all the 'regular interests' in the Lower-Tier REMIC. The Lower-Tier REMIC will consist of the Mortgage Loans and related Trust Fund assets described herein. The Regular Certificates will be designated as 'regular interests' and the Class R Certificates will be designated as the 'residual interest' in the Upper-Tier REMIC. The Class RL Certificates will be designated as the 'residual interest' in the Lower-Tier REMIC.

     Regular Certificates. The Regular Certificates generally will be treated as debt instruments issued by the Upper-Tier REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain Classes of Regular Certificates may be issued with original issue discount in an amount equal to the excess of their initial respective Class Certificate Principal Balances (plus accrued interest from the last day preceding the issue date corresponding to a Distribution Date through the issue date), over their issue prices (including all accrued interest). The Class A19 Certificates will be issued, and the Class A11 Certificates will likely be treated as being issued, with original issue discount in an amount equal to the excess of (i) the sum of all payments thereon determined under the Prepayment Assumption described below, over (ii) their issue price (including accrued interest). The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 275% of the Prepayment Assumption. No representation is made as to the actual rate at which the Mortgage Loans will prepay. See 'Certain Federal Income Tax Consequences--REMIC Certificates--Income from Regular Certificates' in the accompanying Prospectus.

     The requirement to report income on a Regular Certificate under an accrual method may result in the inclusion of amounts in income that are not currently distributed in cash. In the case of a Junior Certificate, accrued income may exceed cash distributions as a result of the preferential right of Classes of Senior Certificates to receive cash distributions in the event of losses or delinquencies on Mortgage Loans. Prospective purchasers of Junior Certificates should consult their tax advisors regarding the timing of income from those Certificates and the timing and character of any deductions that may be available with respect to principal or accrued interest that is not paid. See 'Certain Federal Income Tax Consequences--REMIC Certificates--Income from Regular Certificates' in the accompanying Prospectus.

     Residual Certificates. The holders of the Class R and Class RL Certificates must include the taxable income of the Upper-Tier REMIC and Lower-Tier REMIC, respectively, in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as 'excess inclusion' income, which with limited exceptions is subject to U.S. federal income tax in all events.

     Under Treasury regulations, each Class of the Residual Certificates may be considered to be 'noneconomic residual interests' at the time they are issued, in which event certain transfers thereof would be disregarded for federal income tax purposes.

     Prospective purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See 'Certain Federal Income Tax Consequences--REMIC Certificates--Income from Residual Certificates;--Taxation of Certain Foreign Investors;--Servicing Compensation and Other REMIC Pool Expense;--Transfers of Residual Certificates.'

                              ERISA CONSIDERATIONS

     As described in the Prospectus under 'ERISA Considerations,' the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code impose certain duties and restrictions on any person which is an employee benefit plan within the meaning of Section 3(3) of ERISA or a plan subject to
Section 4975 of the Code or any person utilizing the assets of such employee benefit plan or other plan (an 'ERISA Plan') and certain persons who perform services for ERISA Plans. For example, unless exempted, an investment by an ERISA Plan in the Certificates offered hereby may constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

     The United States Department of Labor (the 'DOL') has issued to PaineWebber an individual administrative exemption, Prohibited Transaction Exemption 90-36 (55 Fed. Reg. 25903, June 25, 1990), as amended (the 'Exemption'), from certain of the prohibited transaction provisions of ERISA with respect to the initial purchase, the holding, and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Senior Certificates offered hereby by an ERISA Plan, provided that specified conditions are met.

     Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of such Senior Certificates are the following: (i) PaineWebber is the sole underwriter or the manager or co-manager of the underwriting syndicate, for such Certificates, (ii) such Certificates are rated in one of the three highest generic rating categories by Fitch, Moody's Investors Service, Inc., S&P or Duff & Phelps Credit Rating Co. at the time of the acquisition of such Certificates by the ERISA Plan, (iii) such Certificates represent a beneficial ownership interest in, among other things, obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multifamily residential or commercial real property (including obligations secured by lease-hold interests on commercial real property), or fractional undivided interests in such obligations, (iv) such Certificates are not subordinated to other certificates issued by the Trust Fund, (v) the ERISA Plan investing in such Certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, (vi) the acquisition of such Certificates is on terms that are at least as favorable to the ERISA Plan as they would be in an arm's length transaction with an unrelated third party,
(vii) the Trustee is not an affiliate of any member of the 'Restricted Group' (as defined below) and (viii) the compensation to PaineWebber represents not more than reasonable compensation for underwriting such Certificates, the proceeds to the Company pursuant to the assignment of the Mortgage Loans (or interests therein) to the Trustee represent not more than the fair market value of such Mortgage Loans (or interests) and the sum of all payments made to and retained by the Company represents not more than reasonable compensation for the Company's services under the Agreement and reimbursement of the Company's reasonable expenses in connection therewith.

     In addition, if certain additional conditions specified in the Exemption are satisfied, the Exemption may provide an exemption from the prohibited transaction provisions of ERISA relating to possible self-dealing transactions by fiduciaries who have discretionary authority, or render investment advice, with respect to ERISA Plan assets used to purchase the Senior Certificates offered hereby if the fiduciary (or its affiliate) is an obligor on any of the Mortgage Loans.

     The Exemption would not be available with respect to ERISA Plans sponsored by any of the following entities (or any affiliate of any such entity): (i) the Company, (ii) PaineWebber (iii) the Trustee, (iv) any entity

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that provides insurance or other credit support to the Trust Fund or (v) any obligor with respect to Mortgage Loans constituting more than five percent of the aggregate unamortized principal balance of the assets in the Mortgage Pool (the 'Restricted Group'). Before purchasing any Certificate offered hereby, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such Certificate.

     The exemption does not apply to the initial purchase, the holding or the subsequent resale of the Class M, Class B1 and Class B2 Certificates because such Certificates are subordinate to certain other Classes of Certificates. ACCORDINGLY, ERISA PLANS MAY NOT PURCHASE THE CLASS M, CLASS B1 OR CLASS B2 CERTIFICATES, except that any insurance company may purchase such Certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to such investment. Any insurance company proposing to purchase such Certificates for its general account should consider whether such relief would be available.

     Any fiduciary of an ERISA Plan considering whether to purchase any Certificate offered hereby should not only consider the applicability of exemptive relief, but should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See 'ERISA Considerations' in the accompanying Prospectus.

     A qualified pension plan or other entity that is exempt from federal income taxation pursuant to Section 501 of the Code (a 'Tax-Exempt Investor') nonetheless will be subject to federal income taxation to the extent that its income is 'unrelated business taxable income' within the meaning of Section 512 of the Code. The Residual Certificates constitute the residual interest in the REMIC constituted by the Trust Fund and all 'excess inclusions' allocated to the Residual Certificates, if held by a Tax-Exempt Investor, will be considered 'unrelated business taxable income' and thus will be subject to federal income tax. See 'Certain Federal Income Tax Consequences--Residual Certificates' herein and 'Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates' in the Prospectus.

     The Agreement will contain certain restrictions on the transferability of the Class M, Class B1 and Class B2 Certificates. See 'Description of the Certificates--Book-Entry Certificates' herein. In addition, the Agreement provides that the Residual Certificates may not be acquired by or transferred to an ERISA Plan. See 'Description of the Certificates--Restrictions on Transfer of the Residual Certificates' herein.

                            LEGAL INVESTMENT MATTERS

     The Senior Certificates offered hereby and the Class M Certificates will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'), and, as such, are legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Certificates, as certain Classes may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in other Classes. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors. See 'Legal Investment Matters' in the accompanying Prospectus.

     The Class B1 and Class B2 Certificates will not constitute 'mortgage related securities' under SMMEA. The appropriate characterization of the Class B1 and Class B2 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class B1 or Class B2 Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class B1 or Class B2 Certificates will constitute legal investments for them.

     The Company makes no representation as to the proper characterization of the Class B1 or Class B2 Certificates for legal investment of financial institution regulatory purposes, or as to the ability of particular investors to purchase the Class B1 or Class B2 Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Class B1 or Class B2 Certificates) may adversely affect the liquidity of the Class B1 and Class B2 Certificates.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Company and the Underwriter, the Certificates offered hereby are being purchased from the Company by the Underwriter upon issuance. Distribution of the Certificates offered hereby will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Certificates offered hereby will be approximately 99.501861% of the aggregate initial Class Certificate Principal Balance of the Certificates offered hereby, plus accrued interest thereon from the Cut-off Date to the Closing Date, but before deducting issuance expenses payable by the Company. In connection with the purchase and sale of the Certificates offered hereby, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting discounts.

     The Company has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Underwriter has entered into an agreement with the Company to purchase the Class B3, Class B4 and Class B5 Certificates simultaneously with the purchase of the Certificates offered hereby, subject to certain conditions.

                              CERTIFICATE RATINGS

     It is a condition of issuance of the Certificates that the Senior Certificates (other than the Class A11, Class A13, Class A16, Class A17, Class A18, Class A21, Class A23 and Class A26 Certificates) offered hereby be rated 'AAA' by each of Fitch and S&P, that the Class A11, Class A13, Class A16, Class A17, Class A18, Class A21, Class A23 and Class A26 Certificates be rated 'AAA' by Fitch and 'AAAr' by S&P, and that the Class M, Class B1 and Class B2 Certificates be rated 'AA,' 'A' and 'BBB,' respectively, by Fitch.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. Fitch's ratings address the structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield.

     S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payment required under the certificates. S&P's ratings on the certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield. The 'r' symbol is appended to the rating by S&P of those Certificates that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of the 'r' symbol in the ratings of other Certificates offered hereby should not be taken as an indication that such Certificates will exhibit no volatility or variability in return.

     The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     The Company has not requested a rating of the Certificates offered hereby by any rating agency other than Fitch and S&P and the Company has not provided information relating to the Certificates offered hereby or the

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

Mortgage Loans to any rating agency other than Fitch and S&P. However, there can be no assurance as to whether any other rating agency will rate the Certificates offered hereby or, if another rating agency rates such Certificates, what rating would be assigned to such Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Certificates offered hereby may be lower than the rating assigned to such Certificates by either, or both, of Fitch and S&P.

                                 LEGAL MATTERS

     Certain legal matters in respect of the Certificates will be passed upon for the Company by Cleary, Gottlieb, Steen & Hamilton, New York, New York, and for the Underwriters by Brown & Wood LLP, Washington, D.C.

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

                                   APPENDIX A
                               PAC BALANCES TABLE

     The PAC Balances set forth in the table below were calculated on the basis of the Class Certificate Principal Balances of the PAC Certificates set forth on the cover hereof, and the other assumptions described in 'Yield and Weighted Average Life Considerations--Weighted Average Lives of the Certificates--PAC Certificates' herein. If such Class Certificate Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable balances set forth in the table below will be increased or decreased substantially correspondingly. In such event, the final PAC Balances Table will be calculated on or about the Closing Date on the basis of such revised Class Certificate Principal Balances and on the basis of (1) the applicable Structuring Range of the PAC Certificates, (2) the assumptions set forth in clauses (i), (iv) through (viii), (x) and (xi) of the Modeling Assumptions and
(3) the characteristics of the Mortgage Loans included in the Mortgage Pool on the Closing Date. The final PAC Balances Table will be set forth in the Agreement, which will be filed as an exhibit to the Detailed Description.

                                                                      PAC BALANCES
                          -----------------------------------------------------------------------------------------------------
DISTRIBUTION DATE            CLASS A6         CLASS A7         CLASS A8          CLASS A9        CLASS A10         CLASS A14
------------------------  --------------   --------------   --------------    --------------   --------------    --------------
Initial Balance.........  $40,997,000.00   $20,000,000.00   $30,000,000.00    $32,615,223.00   $35,317,777.00    $57,922,000.00
September 1998..........   40,997,000.00    20,000,000.00    30,000,000.00     32,615,223.00    35,317,777.00     57,628,462.15
October 1998............   40,997,000.00    20,000,000.00    30,000,000.00     32,615,223.00    35,317,777.00     57,073,649.39
November 1998...........   40,997,000.00    20,000,000.00    30,000,000.00     32,615,223.00    35,317,777.00     56,439,054.21
December 1998...........   40,997,000.00    20,000,000.00    30,000,000.00     32,615,223.00    35,317,777.00     55,724,852.57
January 1999............   40,997,000.00    20,000,000.00    30,000,000.00     32,615,223.00    35,317,777.00     54,931,277.43
February 1999...........   40,997,000.00    20,000,000.00    30,000,000.00     32,615,223.00    35,317,777.00     54,058,618.76
March 1999..............   40,997,000.00    20,000,000.00    30,000,000.00     32,615,223.00    35,317,777.00     53,107,223.47
April 1999..............   40,997,000.00    20,000,000.00    30,000,000.00     32,615,223.00    35,317,777.00     52,077,495.29
May 1999................   40,997,000.00    20,000,000.00    30,000,000.00     32,615,223.00    35,317,777.00     50,969,894.52
June 1999...............   40,997,000.00    20,000,000.00    30,000,000.00     32,615,223.00    35,317,777.00     49,784,937.80
July 1999...............   40,997,000.00    20,000,000.00    30,000,000.00     32,615,223.00    35,317,777.00     48,523,197.77
August 1999.............   39,918,773.67    20,000,000.00    30,000,000.00     32,615,223.00    35,009,712.34     48,088,900.16
September 1999..........   38,686,105.85    20,000,000.00    30,000,000.00     32,615,223.00    34,657,521.55     47,708,558.96
October 1999............   37,388,921.95    20,000,000.00    30,000,000.00     32,615,223.00    34,286,897.59     47,307,550.87
November 1999...........   36,027,751.25    20,000,000.00    30,000,000.00     32,615,223.00    33,897,991.68     46,886,224.11
December 1999...........   34,603,156.20    20,000,000.00    30,000,000.00     32,615,223.00    33,490,964.54     46,444,952.33
January 2000............   33,115,732.08    20,000,000.00    30,000,000.00     32,615,223.00    33,065,986.23     45,984,134.21
February 2000...........   31,566,106.61    20,000,000.00    30,000,000.00     32,615,223.00    32,623,236.11     45,504,192.93
March 2000..............   29,954,939.54    20,000,000.00    30,000,000.00     32,615,223.00    32,162,902.67     45,005,575.65
April 2000..............   28,282,922.16    20,000,000.00    30,000,000.00     32,615,223.00    31,685,183.44     44,488,752.96
May 2000................   26,550,776.91    20,000,000.00    30,000,000.00     32,615,223.00    31,190,284.81     43,954,218.26
June 2000...............   24,759,256.80    20,000,000.00    30,000,000.00     32,615,223.00    30,678,421.93     43,402,487.14
July 2000...............   22,909,144.94    20,000,000.00    30,000,000.00     32,615,223.00    30,149,818.56     42,834,096.67
August 2000.............   21,001,253.93    20,000,000.00    30,000,000.00     32,615,223.00    29,604,706.86     42,249,604.69
September 2000..........   19,036,425.33    20,000,000.00    30,000,000.00     32,615,223.00    29,043,327.27     41,649,589.11
October 2000............   17,015,529.05    20,000,000.00    30,000,000.00     32,615,223.00    28,465,928.35     41,034,647.03
November 2000...........   14,939,462.68    20,000,000.00    30,000,000.00     32,615,223.00    27,872,766.55     40,405,394.04
December 2000...........   12,809,150.88    20,000,000.00    30,000,000.00     32,615,223.00    27,264,106.05     39,762,463.27
January 2001............   10,625,544.66    20,000,000.00    30,000,000.00     32,615,223.00    26,640,218.58     39,106,504.57
February 2001...........    8,453,012.77    20,000,000.00    30,000,000.00     32,615,223.00    26,019,495.20     38,458,811.50
March 2001..............    6,291,498.95    20,000,000.00    30,000,000.00     32,615,223.00    25,401,919.84     37,819,298.03
April 2001..............    4,140,947.25    20,000,000.00    30,000,000.00     32,615,223.00    24,787,476.51     37,187,878.82
May 2001................    2,001,302.00    20,000,000.00    30,000,000.00     32,615,223.00    24,176,149.31     36,564,469.21
June 2001...............            0.00    19,953,801.57    29,953,703.87     32,580,225.39    23,567,922.43     35,948,985.23
July 2001...............            0.00    19,186,317.60    29,184,596.89     31,998,818.17    22,962,780.11     35,341,343.61
August 2001.............            0.00    18,422,725.86    28,419,390.35     31,420,359.50    22,360,706.71     34,741,461.73
September 2001..........            0.00    17,663,006.58    27,658,064.47     30,844,834.42    21,761,686.66     34,149,257.64
October 2001............            0.00    16,907,140.12    26,900,599.56     30,272,228.03    21,165,704.46     33,564,650.05
November 2001...........            0.00    16,155,106.94    26,146,976.03     29,702,525.55    20,572,744.71     32,987,558.35
December 2001...........            0.00    15,406,887.60    25,397,174.41     29,135,712.24    19,982,792.07     32,417,902.54
January 2002............            0.00    14,662,462.75    24,651,175.31     28,571,773.45    19,395,831.31     31,855,603.31
February 2002...........            0.00    13,921,813.18    23,908,959.46     28,010,694.61    18,811,847.25     31,300,581.95
March 2002..............            0.00    13,184,919.73    23,170,507.68     27,452,461.22    18,230,824.81     30,752,760.42
April 2002..............            0.00    12,451,763.38    22,435,800.90     26,897,058.87    17,652,748.97     30,212,061.28
May 2002................            0.00    11,722,325.19    21,704,820.15     26,344,473.22    17,077,604.82     29,678,407.72
June 2002...............            0.00    10,996,586.32    20,977,546.54     25,794,689.99    16,505,377.49     29,151,723.58
July 2002...............            0.00    10,274,528.06    20,253,961.32     25,247,694.99    15,936,052.22     28,631,933.26
August 2002.............            0.00     9,556,131.74    19,534,045.79     24,703,474.10    15,369,614.32     28,118,961.82
September 2002..........            0.00     8,841,378.85    18,817,781.39     24,162,013.28    14,806,049.16     27,612,734.89

                                                                      PAC BALANCES
                          -----------------------------------------------------------------------------------------------------
DISTRIBUTION DATE            CLASS A6         CLASS A7         CLASS A8          CLASS A9        CLASS A10         CLASS A14
------------------------  --------------   --------------   --------------    --------------   --------------    --------------
October 2002............  $         0.00   $ 8,130,250.94    18,105,149.63    $23,623,298.57   $14,245,342.21    $27,113,178.71
November 2002...........            0.00     7,422,729.66    17,396,132.14     23,087,316.06    13,687,479.00     26,620,220.11
December 2002...........            0.00     6,718,796.77    16,690,710.62     22,554,051.94    13,132,445.15     26,133,786.52
January 2003............            0.00     6,018,434.12    15,988,866.89     22,023,492.45    12,580,226.35     25,653,805.93
February 2003...........            0.00     5,321,623.66    15,290,582.87     21,495,623.92    12,030,808.36     25,180,206.93
March 2003..............            0.00     4,628,347.42    14,595,840.54     20,970,432.74    11,484,177.02     24,712,918.68
April 2003..............            0.00     3,938,587.55    13,904,622.01     20,447,905.38    10,940,318.24     24,251,870.90
May 2003................            0.00     3,252,326.27    13,216,909.48     19,928,028.38    10,399,218.03     23,796,993.87
June 2003...............            0.00     2,569,545.91    12,532,685.22     19,410,788.34     9,860,862.43     23,348,218.45
July 2003...............            0.00     1,890,228.89    11,851,931.62     18,896,171.96     9,325,237.58     22,905,476.04
August 2003.............            0.00     1,214,357.71    11,174,631.16     18,384,165.97     8,792,329.71     22,468,698.58
September 2003..........            0.00       589,686.26    10,548,638.70     17,910,946.32     8,299,791.56     22,067,360.53
October 2003............            0.00             0.00     9,926,048.83     17,408,709.09     7,809,930.62     21,671,672.49
November 2003...........            0.00             0.00     9,306,844.54     16,322,723.35     7,322,733.48     21,281,568.07
December 2003...........            0.00             0.00     8,691,008.86     15,242,645.64     6,838,186.81     20,896,981.44
January 2004............            0.00             0.00     8,078,524.95     14,168,446.39     6,356,277.34     20,517,847.28
February 2004...........            0.00             0.00     7,469,376.04     13,100,096.20     5,876,991.90     20,144,100.79
March 2004..............            0.00             0.00     6,863,545.47     12,037,565.84     5,400,317.36     19,775,677.69
April 2004..............            0.00             0.00     6,261,016.63     10,980,826.21     4,926,240.67     19,412,514.21
May 2004................            0.00             0.00     5,661,773.06      9,929,848.40     4,454,748.86     19,054,547.07
June 2004...............            0.00             0.00     5,065,798.32      8,884,603.61     3,985,829.01     18,701,713.52
July 2004...............            0.00             0.00     4,473,076.12      7,845,063.25     3,519,468.29     18,353,951.28
August 2004.............            0.00             0.00     3,883,590.21      6,811,198.83     3,055,653.92     18,011,198.58
September 2004..........            0.00             0.00     3,307,232.95      5,800,359.97     2,602,169.33     17,682,668.28
October 2004............            0.00             0.00     2,734,018.34      4,795,032.83     2,151,157.42     17,358,919.80
November 2004...........            0.00             0.00     2,175,205.55      3,814,964.17     1,711,477.01     17,013,872.25
December 2004...........            0.00             0.00     1,634,639.03      2,866,896.57     1,286,152.99     16,638,557.25
January 2005............            0.00             0.00     1,111,798.38      1,949,917.32       874,775.89     16,234,080.48
February 2005...........            0.00             0.00       606,177.31      1,063,138.48       476,947.35     15,801,515.67
March 2005..............            0.00             0.00       117,283.28        205,696.19        92,279.85     15,341,905.53
April 2005..............            0.00             0.00             0.00              0.00             0.00     14,036,145.19
May 2005................            0.00             0.00             0.00              0.00             0.00     12,471,086.65
June 2005...............            0.00             0.00             0.00              0.00             0.00     10,917,307.77
July 2005...............            0.00             0.00             0.00              0.00             0.00      9,382,140.73
August 2005.............            0.00             0.00             0.00              0.00             0.00      7,871,112.58
September 2005..........            0.00             0.00             0.00              0.00             0.00      6,490,927.14
October 2005............            0.00             0.00             0.00              0.00             0.00      5,132,451.45
November 2005...........            0.00             0.00             0.00              0.00             0.00      3,795,367.61
December 2005...........            0.00             0.00             0.00              0.00             0.00      2,479,362.24
January 2006............            0.00             0.00             0.00              0.00             0.00      1,184,126.35
February 2006...........            0.00             0.00             0.00              0.00             0.00              0.00

                                   APPENDIX B
                      AGGREGATE TAC SEGMENT BALANCES TABLE

     The Aggregate TAC Segment Balances set forth in the table below were calculated on the basis of the Class Certificate Principal Balances of the Aggregate TAC Segment Certificates set forth on the cover hereof and a constant prepayment rate of 200% of the Prepayment Assumption. If such Class Certificate Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable balances set forth in the table below will be increased or decreased substantially correspondingly. In such event, the final Aggregate TAC Segment Balances Table will be calculated on or about the Closing Date on the basis of such revised Class Certificate Principal Balances of the Aggregate TAC Segment Certificates and on the basis of (1) the characteristics of the Mortgage Loans included in the Mortgage Pool on the Closing Date, and (2) the assumptions set forth in clauses (i), (iv) through (viii), (x) and (xi) of the Modeling Assumptions. The final Aggregate TAC Segment Balances Table will be set forth in the Agreement, which will be filed as an exhibit to the Detailed Description.

DISTRIBUTION DATE                                                                    AGGREGATE TAC SEGMENT BALANCES
----------------------------------------------------------------------------------   ------------------------------
Initial Balance...................................................................          $ 234,928,000.00
September 1998....................................................................            234,096,431.35
October 1998......................................................................            233,090,516.59
November 1998.....................................................................            231,910,583.87
December 1998.....................................................................            230,557,023.99
January 1999......................................................................            229,030,404.79
February 1999.....................................................................            227,331,471.37
March 1999........................................................................            225,461,146.05
April 1999........................................................................            223,420,528.01
May 1999..........................................................................            221,210,892.65
June 1999.........................................................................            218,833,690.60
July 1999.........................................................................            216,290,546.50
August 1999.......................................................................            214,969,548.37
September 1999....................................................................            213,684,940.47
October 1999......................................................................            212,323,240.41
November 1999.....................................................................            210,886,069.61
December 1999.....................................................................            209,375,169.99
January 2000......................................................................            207,792,401.40
February 2000.....................................................................            206,139,738.71
March 2000........................................................................            204,419,268.81
April 2000........................................................................            202,633,187.21
May 2000..........................................................................            200,783,794.51
June 2000.........................................................................            198,873,492.63
July 2000.........................................................................            196,904,780.76
August 2000.......................................................................            194,880,251.17
September 2000....................................................................            192,802,584.78
October 2000......................................................................            190,674,546.55
November 2000.....................................................................            188,498,980.66
December 2000.....................................................................            186,278,805.56
January 2001......................................................................            184,017,008.80
February 2001.....................................................................            181,794,781.84
March 2001........................................................................            179,611,609.03
April 2001........................................................................            177,466,980.52
May 2001..........................................................................            175,360,392.28
June 2001.........................................................................            173,291,345.94
July 2001.........................................................................            171,259,348.81
August 2001.......................................................................            169,263,913.77
September 2001....................................................................            167,304,559.20
October 2001......................................................................            165,380,808.98
November 2001.....................................................................            163,492,192.35

DISTRIBUTION DATE                                                                    AGGREGATE TAC SEGMENT BALANCES
----------------------------------------------------------------------------------   ------------------------------
December 2001.....................................................................          $ 161,638,243.92
January 2002......................................................................            159,818,503.56
February 2002.....................................................................            158,032,516.37
March 2002........................................................................            156,279,832.62
April 2002........................................................................            154,560,007.66
May 2002..........................................................................            152,872,601.92
June 2002.........................................................................            151,217,180.82
July 2002.........................................................................            149,593,314.70
August 2002.......................................................................            148,000,578.81
September 2002....................................................................            146,438,553.20
October 2002......................................................................            144,906,822.73
November 2002.....................................................................            143,404,976.95
December 2002.....................................................................            141,932,610.10
January 2003......................................................................            140,489,321.04
February 2003.....................................................................            139,074,713.19
March 2003........................................................................            137,688,394.48
April 2003........................................................................            136,329,977.33
May 2003..........................................................................            134,999,078.56
June 2003.........................................................................            133,695,319.35
July 2003.........................................................................            132,418,325.22
August 2003.......................................................................            131,167,725.94
September 2003....................................................................            130,058,546.93
October 2003......................................................................            128,974,215.47
November 2003.....................................................................            127,914,375.30
December 2003.....................................................................            126,878,674.24
January 2004......................................................................            125,866,764.11
February 2004.....................................................................            124,878,300.75
March 2004........................................................................            123,912,943.91
April 2004........................................................................            122,970,357.22
May 2004..........................................................................            122,050,208.18
June 2004.........................................................................            121,152,168.08
July 2004.........................................................................            120,275,911.99
August 2004.......................................................................            119,421,118.67
September 2004....................................................................            118,623,260.76
October 2004......................................................................            117,845,742.04
November 2004.....................................................................            117,048,334.23
December 2004.....................................................................            116,217,065.71
January 2005......................................................................            115,353,423.14
February 2005.....................................................................            114,458,846.94
March 2005........................................................................            113,534,732.63
April 2005........................................................................            111,324,215.55
May 2005..........................................................................            108,727,439.80
June 2005.........................................................................            106,159,327.15
July 2005.........................................................................            103,619,543.66
August 2005.......................................................................            101,107,758.88
September 2005....................................................................             98,756,169.25
October 2005......................................................................             96,430,147.95
November 2005.....................................................................             94,129,388.74
December 2005.....................................................................             91,853,588.63
January 2006......................................................................             89,602,447.85
February 2006.....................................................................             87,375,669.86
March 2006........................................................................             85,172,961.26
April 2006........................................................................             82,994,031.80
May 2006..........................................................................             80,838,594.30
June 2006.........................................................................             78,706,364.65

DISTRIBUTION DATE                                                                    AGGREGATE TAC SEGMENT BALANCES
----------------------------------------------------------------------------------   ------------------------------
July 2006.........................................................................          $  76,597,061.78
August 2006.......................................................................             74,510,407.59
September 2006....................................................................             72,566,714.78
October 2006......................................................................             70,642,960.81
November 2006.....................................................................             68,738,901.33
December 2006.....................................................................             66,854,294.60
January 2007......................................................................             64,988,901.44
February 2007.....................................................................             63,142,485.26
March 2007........................................................................             61,314,811.98
April 2007........................................................................             59,505,650.02
May 2007..........................................................................             57,714,770.26
June 2007.........................................................................             55,941,946.05
July 2007.........................................................................             54,186,953.11
August 2007.......................................................................             52,449,569.60
September 2007....................................................................             50,836,343.88
October 2007......................................................................             49,237,892.30
November 2007.....................................................................             47,654,036.29
December 2007.....................................................................             46,084,599.13
January 2008......................................................................             44,529,405.88
February 2008.....................................................................             42,988,283.35
March 2008........................................................................             41,461,060.13
April 2008........................................................................             39,947,566.52
May 2008..........................................................................             38,447,634.53
June 2008.........................................................................             36,961,097.89
July 2008.........................................................................             35,487,791.96
August 2008.......................................................................             34,027,553.81
September 2008....................................................................             32,580,222.09
October 2008......................................................................             31,145,637.12
November 2008.....................................................................             29,723,640.78
December 2008.....................................................................             28,314,076.58
January 2009......................................................................             26,916,789.54
February 2009.....................................................................             25,531,626.29
March 2009........................................................................             24,158,434.94
April 2009........................................................................             22,797,065.15
May 2009..........................................................................             21,447,368.06
June 2009.........................................................................             20,109,196.30
July 2009.........................................................................             18,782,403.97
August 2009.......................................................................             17,466,846.61
September 2009....................................................................             16,162,381.19
October 2009......................................................................             14,868,866.11
November 2009.....................................................................             13,586,161.17
December 2009.....................................................................             12,314,127.54
January 2010......................................................................             11,052,627.79
February 2010.....................................................................              9,801,525.81
March 2010........................................................................              8,560,686.85
April 2010........................................................................              7,329,977.50
May 2010..........................................................................              6,109,265.62
June 2010.........................................................................              4,898,420.41
July 2010.........................................................................              3,697,312.33
August 2010.......................................................................              2,505,813.09
September 2010....................................................................              1,323,795.70
October 2010......................................................................                151,134.35
November 2010.....................................................................                      0.00

                                   APPENDIX C
                            SCHEDULED BALANCES TABLE

     The Scheduled Balances set forth in the table below were calculated on the basis of the Class Certificate Principal Balances of the Scheduled Certificates set forth on the cover hereof, and the other assumptions described in 'Yield and Weighted Average Life Considerations--Weighted Average Lives of the Certificates-- Scheduled Certificates' herein. If such Class Certificate Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable balances set forth in the table below will be increased or decreased substantially correspondingly. In such event, the final Scheduled Balances Table will be calculated on or about the Closing Date on the basis of such revised Class Certificate Principal Balances and on the basis of
(1) a structuring range for the Scheduled Certificates, such that the initial Effective Range of the Scheduled Certificates will be 260% through 300% of the Prepayment Assumption, (2) the assumptions set forth in clauses (i), (iv) through (viii), (x) and (xi) of the Modeling Assumptions and (3) the characteristics of the Mortgage Loans included in the Mortgage Pool on the Closing Date. The final Scheduled Balances Table will be set forth in the Agreement, which will be filed as an exhibit to the Detailed Description.

                                                                                                 SCHEDULED BALANCES
                                                                                                 ------------------
DISTRIBUTION DATE                                                                                    CLASS A16
----------------------------------------------------------------------------------------------   ------------------
Initial Balance...............................................................................     $11,513,000.00
September 1998................................................................................      11,462,108.61
October 1998..................................................................................      11,441,453.57
November 1998.................................................................................      11,413,908.03
December 1998.................................................................................      11,379,488.12
January 1999..................................................................................      11,338,221.93
February 1999.................................................................................      11,290,149.54
March 1999....................................................................................      11,235,323.02
April 1999....................................................................................      11,173,806.44
May 1999......................................................................................      11,105,675.76
June 1999.....................................................................................      11,031,018.82
July 1999.....................................................................................      10,949,935.24
August 1999...................................................................................      10,862,536.25
September 1999................................................................................      10,768,944.57
October 1999..................................................................................      10,669,294.22
November 1999.................................................................................      10,563,730.35
December 1999.................................................................................      10,452,408.97
January 2000..................................................................................      10,335,496.69
February 2000.................................................................................      10,213,170.49
March 2000....................................................................................      10,085,617.37
April 2000....................................................................................       9,953,034.03
May 2000......................................................................................       9,815,626.55
June 2000.....................................................................................       9,673,609.98
July 2000.....................................................................................       9,527,207.94
August 2000...................................................................................       9,376,652.23
September 2000................................................................................       9,222,182.40
October 2000..................................................................................       9,064,045.24
November 2000.................................................................................       8,902,494.37
December 2000.................................................................................       8,737,789.72
January 2001..................................................................................       8,570,197.01
February 2001.................................................................................       8,406,193.80
March 2001....................................................................................       8,245,728.85
April 2001....................................................................................       8,088,751.60
May 2001......................................................................................       7,935,212.09
June 2001.....................................................................................       7,785,060.99
July 2001.....................................................................................       7,638,249.59
August 2001...................................................................................       7,494,729.78
September 2001................................................................................       7,354,454.04
October 2001..................................................................................       7,217,375.47
November 2001.................................................................................       7,083,447.74
December 2001.................................................................................       6,952,625.09
January 2002..................................................................................       6,824,862.36
February 2002.................................................................................       6,700,114.93
March 2002....................................................................................       6,578,338.74
April 2002....................................................................................       6,459,490.32
May 2002......................................................................................       6,343,526.69
June 2002.....................................................................................       6,230,405.45
July 2002.....................................................................................       6,120,084.72
August 2002...................................................................................       6,012,523.16

                                                                                                 SCHEDULED BALANCES
                                                                                                 ------------------
DISTRIBUTION DATE                                                                                    CLASS A16
----------------------------------------------------------------------------------------------   ------------------
September 2002................................................................................     $ 5,907,679.92
October 2002..................................................................................       5,805,514.70
November 2002.................................................................................       5,705,987.70
December 2002.................................................................................       5,609,059.60
January 2003..................................................................................       5,514,691.60
February 2003.................................................................................       5,422,845.40
March 2003....................................................................................       5,333,483.15
April 2003....................................................................................       5,246,567.52
May 2003......................................................................................       5,162,061.62
June 2003.....................................................................................       5,079,929.06
July 2003.....................................................................................       5,000,133.88
August 2003...................................................................................       4,922,640.61
September 2003................................................................................       4,856,767.93
October 2003..................................................................................       4,793,055.10
November 2003.................................................................................       4,731,468.16
December 2003.................................................................................       4,671,973.57
January 2004..................................................................................       4,614,538.25
February 2004.................................................................................       4,559,129.50
March 2004....................................................................................       4,505,715.07
April 2004....................................................................................       4,454,263.14
May 2004......................................................................................       4,404,742.25
June 2004.....................................................................................       4,359,628.18
July 2004.....................................................................................       4,319,461.74
August 2004...................................................................................       4,284,133.46
September 2004................................................................................       4,261,293.63
October 2004..................................................................................       4,242,927.98
November 2004.................................................................................       4,228,934.68
December 2004.................................................................................       4,219,213.80
January 2005..................................................................................       4,213,667.33
February 2005.................................................................................       4,212,199.09
March 2005....................................................................................       4,212,199.09
April 2005....................................................................................       4,212,199.09
May 2005......................................................................................       4,212,199.09
June 2005.....................................................................................       4,212,199.09
July 2005.....................................................................................       4,212,199.09
August 2005...................................................................................       4,212,199.09
September 2005................................................................................       4,212,199.09
October 2005..................................................................................       4,212,199.09
November 2005.................................................................................       4,212,199.09
December 2005.................................................................................       4,212,199.09
January 2006..................................................................................       4,212,199.09
February 2006.................................................................................       4,212,199.09
March 2006....................................................................................       4,168,702.07
April 2006....................................................................................       3,941,764.70
May 2006......................................................................................       3,719,318.55
June 2006.....................................................................................       3,501,281.74
July 2006.....................................................................................       3,287,573.78
August 2006...................................................................................       3,078,115.64
September 2006................................................................................       2,895,576.28
October 2006..................................................................................       2,716,540.22
November 2006.................................................................................       2,540,943.29
December 2006.................................................................................       2,368,722.49
January 2007..................................................................................       2,199,815.92
February 2007.................................................................................       2,034,162.76
March 2007....................................................................................       1,871,703.31
April 2007....................................................................................       1,712,378.89
May 2007......................................................................................       1,556,131.90
June 2007.....................................................................................       1,402,905.74
July 2007.....................................................................................       1,252,644.82
August 2007...................................................................................       1,105,294.55
September 2007................................................................................         979,837.78
October 2007..................................................................................         856,559.10
November 2007.................................................................................         735,421.55
December 2007.................................................................................         616,388.76
January 2008..................................................................................         499,425.00
February 2008.................................................................................         384,495.11
March 2008....................................................................................         271,564.53
April 2008....................................................................................         160,599.30
May 2008......................................................................................          51,566.00
June 2008.....................................................................................               0.00

               INDEX OF CERTAIN PROSPECTUS SUPPLEMENT DEFINITIONS

DEFINED TERM                                                      PAGE
------------------------------------------------------------   ----------
Accrued Certificate Interest................................      S-6
Adjustment Amount...........................................      S-36
Agreement...................................................      S-4
Aggregate TAC Segment Certificates..........................      S-22
Allocable Share.............................................      S-33
Available Funds.............................................      S-21
Bankruptcy Coverage Termination Date........................      S-36
Bankruptcy Loss.............................................      S-34
Bankruptcy Loss Amount......................................      S-36
Base Servicing Fee..........................................      S-61
Base Servicing Fee Rate.....................................      S-61
beneficial owner............................................      S-19
BIF.........................................................      S-60
Book-Entry Certificates.....................................      S-19
British Bankers' Association Interest Settlement Rate.......      S-29
Bulletin Board..............................................      S-15
Cede........................................................      S-19
Certificate Principal Balance...............................      S-28
Certificates................................................     Cover
Class.......................................................      S-3
Class A19 Accretion Termination Date........................      S-25
Class A19 Accrual Amount....................................      S-28
Class B Certificates........................................      S-3
Class Certificate Principal Balance.........................      S-3
Class PO Deferred Amount....................................      S-8
Class PO Deferred Payment Writedown Amount..................      S-28
Class PO Principal Distribution Amount......................      S-32
Class Prepayment Distribution Trigger.......................      S-33
Code........................................................      S-14
Collection Account..........................................      S-60
Company.....................................................     Cover
Compensating Interest Payment...............................      S-62
Cross-Over Date.............................................      S-7
Debt Service Reduction......................................      S-34
Defaulted Mortgage Loan.....................................      S-63
Deficient Valuation.........................................      S-34
Definitive Certificate......................................      S-19
Depository..................................................      S-3
Detailed Description........................................      S-16
Discount Mortgage Loan......................................      S-30
Distribution Date...........................................      S-4
DOL.........................................................      S-64
Effective Range.............................................      S-46
ERISA.......................................................      S-14
ERISA Plan..................................................      S-64
Excess Loss.................................................      S-35
Exemption...................................................      S-64
FDIC........................................................      S-60
Financial Intermediary......................................      S-19
Fitch.......................................................      S-14
Fraud Coverage Termination Date.............................      S-36

DEFINED TERM                                                      PAGE
------------------------------------------------------------   ----------
Fraud Loss..................................................      S-34
Fraud Loss Amount...........................................      S-36
GE Capital..................................................      S-59
Group I Final Distribution Date.............................      S-33
Group I Senior Certificates.................................      S-10
Group I Senior Principal Distribution Amount................      S-22
Group II Senior Percentage..................................      S-31
Group II Senior Prepayment Distribution Percentage..........      S-31
Group II Senior Principal Distribution Amount...............      S-31
Group II Senior Schedule Distribution Percentage............      S-31
Group II Senior Certificates................................      S-10
Interest Accrual Period.....................................      S-6
Interest Shortfall..........................................      S-28
Inverse Floating Rate Certificates..........................      S-12
Junior Certificate Writedown Amount.........................      S-28
Junior Certificates.........................................      S-3
Junior Optimal Principal Amount.............................      S-33
Junior Percentage...........................................      S-33
Junior Prepayment Percentage................................      S-33
LIBOR.......................................................      S-29
LIBOR Certificates..........................................      S-5
LIBOR Determination Date....................................      S-29
Liquidated Mortgage Loan....................................      S-34
London banking day..........................................      S-29
Loss Allocation Limitation..................................      S-35
Lower-Tier REMIC............................................      S-2
Modeling Assumptions........................................      S-47
Mortgage....................................................      S-16
Mortgage Loans..............................................     Cover
Mortgage Loan Group.........................................      S-48
Mortgage Pool...............................................     Cover
Mortgage Rates..............................................      S-16
mortgage related securities.................................      S-14
Mortgaged Properties........................................      S-4
Mortgagor...................................................      S-8
Net Interest Shortfall......................................      S-28
Net Mortgage Rate...........................................      S-29
NMR.........................................................      S-30
Non-Book-Entry Certificates.................................      S-20
Non-Discount Mortgage Loan..................................      S-30
Non-PO Percentage...........................................      S-30
Nonrecoverable Advance......................................      S-61
Notional Principal Balance..................................      S-6
Original Junior Principal Balance...........................      S-32
Outstanding Mortgage Loan...................................      S-16
PAC Certificates............................................      S-46
PaineWebber.................................................     Cover
Participant.................................................      S-19
PO Percentage...............................................      S-30
Pool Scheduled Principal Balance............................      S-16
Prepayment Assumption.......................................      S-45
Prepayment Interest.........................................      S-41
Prepayment Period...........................................      S-31

DEFINED TERM                                                      PAGE
------------------------------------------------------------   ----------
Primary Mortgage Insurance Policy...........................      S-59
Realized Loss...............................................      S-34
Record Date.................................................      S-4
Regular Certificates........................................      S-13
regular interests...........................................      S-4
REMIC.......................................................      S-2
Residual Certificates.......................................     Cover
residual interest...........................................      S-4
Restricted Group............................................      S-65
SAIF........................................................      S-60
S&P.........................................................      S-14
Scheduled Certificates......................................      S-46
Scheduled Principal Balance.................................      S-16
Senior Certificates.........................................      S-3
Senior Final Distribution Date..............................      S-33
Senior Optimal Principal Amount.............................      S-30
Senior Percentage...........................................      S-31
Senior Prepayment Percentage................................      S-32
Senior Prepayment Percentage Stepdown Limitation............      S-32
Servicing Fee...............................................      S-61
Servicing Portfolio.........................................      S-57
SMMEA.......................................................      S-14
Special Hazard Loss.........................................      S-34
Special Hazard Loss Amount..................................      S-36
Special Hazard Termination Date.............................      S-36
Structuring Range...........................................      S-46
Supplemental Servicing Fee..................................      S-61
Supplemental Servicing Fee Rate.............................      S-61
Support Certificates........................................      S-47
Tax-Exempt Investor.........................................      S-65
Trigger Event...............................................      S-59
Trust Fund..................................................     Cover
Trustee.....................................................      S-4
Underwriter.................................................     Cover
Upper-Tier REMIC............................................      S-2

                     [This page intentionally left blank]

           ------------------------------------------------------------
           ------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                         Page
                    PROSPECTUS SUPPLEMENT                ----

Summary of Terms.......................................   S-3
Description of the Mortgage Pool and the Mortgaged
 Properties............................................  S-16
Description of the Certificates........................  S-19
Yield and Weighted Average Life Considerations.........  S-39
GE Capital Mortgage Services, Inc......................  S-57
Delinquency and Foreclosure Experience of the
 Company...............................................  S-57
The Pooling and Servicing Agreement....................  S-58
Certain Federal Income Tax Consequences................  S-63
ERISA Considerations...................................  S-64
Legal Investment Matters...............................  S-65
Plan of Distribution...................................  S-66
Certificate Ratings....................................  S-66
Legal Matters..........................................  S-67
Appendix A--PAC Balances Table.........................  S-68
Appendix B--Aggregate TAC Segment Balances Table.......  S-70
Appendix C--Scheduled Balances Table...................  S-73
Index of Certain Prospectus Supplement Definitions.....  S-75

                         PROSPECTUS

Available Information..................................     2
Incorporation of Certain Documents by Reference........     3
Reports to Certificateholders..........................     3
Prospectus Summary.....................................     6
Description of the Certificates........................    14
The Trust Fund.........................................    19
Credit Support.........................................    30
Yield, Maturity and Weighted Average Life
 Considerations........................................    36
Servicing of the Mortgage Loans and Contracts..........    38
The Pooling and Servicing Agreement....................    49
GE Capital Mortgage Services, Inc......................    56
The Guarantor..........................................    57
Certain Legal Aspects of the Mortgage Loans and
 Contracts.............................................    57
Legal Investment Matters...............................    67
ERISA Considerations...................................    68
Certain Federal Income Tax Consequences................    70
Plan of Distribution...................................    83
Use of Proceeds........................................    84
Legal Matters..........................................    84
Financial Information..................................    84

                            ------------------------

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT,
ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $892,260,200
                                 (APPROXIMATE)

                              GE CAPITAL MORTGAGE
                                 SERVICES, INC.
                             (SELLER AND SERVICER)

                               REMIC MULTI-CLASS
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-13

                               ------------------

                             PROSPECTUS SUPPLEMENT

                               ------------------

                            PAINEWEBBER INCORPORATED

                               ------------------

                                August 24, 1998

         ------------------------------------------------------------
         ------------------------------------------------------------